As filed with the Securities and Exchange Commission
on October 31, 2003
Registration No. 811-9689

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM N-1A

AMENDMENT NO. 13 TO THE
REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

________________________

WELLS FARGO MASTER TRUST
(formerly Wells Fargo Core Trust)
(Exact Name of Registrant as specified in Charter)
525 Market Street
San Francisco, CA 94105
(Address of Principal Executive Offices, including Zip Code)

__________________________

Registrant's Telephone Number, including Area Code: (800) 643-9691
C. David Messman
Wells Fargo Funds Management, LLC
525 Market Street, 12th Floor
San Francisco, CA 94105
(Name and Address of Agent for Service)

With a copy to:
Robert M. Kurucza, Esq.
Marco E. Adelfio, Esq.
Morrison & Foerster LLP
2000 Pennsylvania Ave., N.W.
Washington, D.C. 20006

EXPLANATORY NOTE

This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended, in order to register the Overseas Portfolio and to make certain other non-material changes to the Registration Statement. Beneficial interests in the Registrant have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), since such interests are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

Part A

WELLS FARGO MASTER TRUST

Disciplined Growth Portfolio
Equity Income Portfolio
Index Portfolio
International Equity Portfolio
Large Cap Appreciation Portfolio
Large Cap Value Portfolio
Large Company Growth Portfolio
Managed Fixed Income Portfolio
Overseas Portfolio
Small Cap Basic Value Portfolio
Small Cap Index Portfolio
Small Company Growth Portfolio
Small Company Value Portfolio
Stable Income Portfolio
Strategic Value Bond Portfolio
Tactical Maturity Bond Portfolio

October 31, 2003

Responses to Items 1 through 3 have been omitted pursuant to paragraph (B)(2)(b) of the General Instructions to Form N-1A.

Wells Fargo Master Trust ("Trust") is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"). The Trust is currently comprised of sixteen separate series of portfolios (each a "Portfolio" and collectively the "Portfolios"): Disciplined Growth Portfolio, Equity Income Portfolio, Index Portfolio, International Equity Portfolio, Large Cap Appreciation Portfolio, Large Cap Value Portfolio, Large Company Growth Portfolio, Managed Fixed Income Portfolio, Overseas Portfolio, Small Cap Basic Value Portfolio, Small Cap Index Portfolio, Small Company Growth Portfolio, Small Company Value Portfolio, Stable Income Portfolio, Strategic Value Bond Portfolio and Tactical Maturity Bond Portfolio. The Trust's Declaration of Trust authorizes the Board of Trustees (the "Board") to issue an unlimited number of beneficial interests ("Interests") and to establish and designate such Interests into one or more Portfolios.

Wells Fargo Funds Management, LLC ("Funds Management" or the "Adviser") serves as the investment adviser to each of the Portfolios. The Portfolios' Adviser is responsible for implementing the investment policies and guidelines for the Portfolios, and for supervising the sub-advisers who are responsible for the day-to-day portfolio management of the Portfolios. References to the Adviser also may be considered to be references to the individual sub-advisers who have day-to-day portfolio management responsibilities for the Portfolios, as applicable.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, AND RELATED RISKS.

The investment objective of each Portfolio is non-fundamental, and may be changed by a vote of the Board. Percentages of the "Portfolio's assets" are measured as percentages of net assets plus borrowings for investment purposes. The investment policy of each Portfolio concerning "80% of the Portfolio's assets" may be changed by the Board without interestholder approval, but interestholders would be given 60 days notice.

Disciplined Growth Portfolio: The Portfolio seeks capital appreciation by investing primarily in common stocks of larger companies.

The Portfolio seeks higher long-term returns by investing primarily in the common stock of companies that, in the view of the Adviser, possess above-average potential for growth. The Portfolio invests in a portfolio of securities with an average market capitalization greater than $5 billion.

The Portfolio seeks to identify growth companies that will report a level of corporate earnings that exceed the level expected by investors. In seeking these companies, the Adviser uses both quantitative and fundamental analysis. The Adviser may consider, among other factors, changes of earnings estimates by investment analysts, the recent trend of company earnings reports, and an analysis of the fundamental business outlook for the company. The Adviser uses a variety of valuation measures to determine whether or not the share price already reflects any positive fundamentals identified by the Adviser. In addition to approximately equal weighting of portfolio securities, the Adviser attempts to constrain the variability of the investment returns by employing risk control screens for price volatility, financial quality, and valuation.

The principal risk factors associated with this Portfolio are equity securities risk and market risk. See the "Related Risks" section below for a discussion of this risk and other risks of investing in this Portfolio.

Equity Income Portfolio: The Portfolio seeks long-term capital appreciation and above-average dividend income.

The Portfolio invests primarily in the common stock of large, high-quality domestic companies that have above-average return potential based on current market valuations. The Adviser emphasizes investments primarily in securities of companies with above-average dividend income. The Adviser uses various valuation measures when selecting securities for the investment portfolio, including above-average dividend yields and below industry average price-to-earnings, price-to-book and price-to-sales ratios.

Under normal circumstances, the Adviser invests at least 80% of the Portfolio's assets in income-producing equity securities; and at least 80% of the Portfolio's assets in large-capitalization securities, which are defined as securities of companies with market capitalizations of $3 billion or more.

The Adviser may invest in preferred stocks, convertible debt securities, and securities of foreign companies through American Depositary Receipts ("ADRs") and similar investments. The Adviser will normally limit investment in a single issuer to 10% or less of total assets.

The principal risk factors associated with this Portfolio are equity securities risk, market risk and interest rate risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

Index Portfolio: The Portfolio seeks to replicate the total rate of return of the Standard & Poor's 500 Composite Stock Index (the "S&P 500 Index").

The Portfolio invests in substantially all of the common stocks listed on the S&P 500 Index and attempts to achieve at least a 95% correlation between the performance of the S&P 500 Index and the Portfolio's investment results, before expenses. This correlation is sought regardless of market conditions.

A precise duplication of the performance of the S&P 500 Index would mean that the net asset value ("NAV") of Interests, including dividends and capital gains would increase or decrease in exact proportion to changes in the S&P 500 Index. Such a 100% correlation is not feasible. The Adviser's ability to track the performance of the S&P 500 Index may be affected by, among other things, transaction costs and shareholder purchases and redemptions. The Adviser continuously monitors the performance and composition of the S&P 500 Index and adjusts the Portfolio's securities as necessary to reflect any changes to the S&P 500 Index and to maintain a 95% or better performance correlation.

Under normal circumstances, the Adviser invests at least 80% of the Portfolio's assets in a diversified portfolio of common stocks designed to replicate the holdings and weightings of the stocks comprising the S&P 500 Index. The Portfolio may invest in stock index futures and options on stock indexes as a substitute for comparable positions in the underlying securities, and in interest-rate futures contracts, options or interest-rate swaps and index swaps.

The principal risk factors associated with this Portfolio are index risk, equity securities risk and market risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

International Equity Portfolio: The Portfolio seeks total return, with an emphasis on capital appreciation over the long-term, by investing primarily in equity securities of non-U.S. companies.

Under normal circumstances, the Adviser invests at least 80% of the Portfolio's assets in equity securities. The Portfolio seeks to earn total return by investing at least 80% of total assets in the common stock of companies based in developed foreign countries and emerging markets. It is expected that the securities held by the Portfolio will be traded on a stock exchange or other market in the country in which the issuer is based, but they also may be traded in other countries, including the United States. The Portfolio must invest in the securities of at least five different countries other than the United States. The Portfolio expects that its portfolio of securities will maintain an average market capitalization of $10 billion or more, although the Portfolio may invest in equity securities of issuers with market capitalizations as low as $250 million. The Portfolio may also invest in warrants, convertible debt securities, ADRs and similar investments, and shares of other mutual funds.

The Adviser employs a bottom up, fundamental approach that also considers relative valuation, to identify companies with above-average potential for long-term growth and total return capabilities. The Adviser examines financial data including a company's historical performance and its projected future earnings. The Adviser also considers other key criteria such as the company's local, regional or global franchise; history of effective management demonstrated by expanding revenues and earnings growth; and prudent financial and accounting policies and ability to take advantage of a changing business environment. In allocating among countries, regions and industry sectors, the Adviser considers factors such as economic growth prospects, monetary and fiscal policies, political stability, currency trends, market liquidity and investor sentiment.

The principal risk factors associated with this Portfolio are currency risk, emerging market risk, equity securities risk, foreign investment risk, market risk and regulatory risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

Large Cap Appreciation Portfolio: The Portfolio seeks long-term capital appreciation by investing in stocks of larger companies.

Under normal circumstances, the Adviser invests at least 80% of the Portfolio's assets in large-capitalization securities, which are defined as securities of companies with market capitalizations of $3 billion or more.

In making investment decisions for the Portfolio, the Adviser considers the 1,000 largest publicly traded companies in the U.S., screening the stocks in this universe for a series of growth and value criteria. The top 10% of the stocks in the screened universe are then subjected to an in-depth analysis of each company's current business and future prospects. In selecting portfolio holdings, the Adviser rigorously analyzes company fundamentals, such as management strength, competitive industry position, business prospects, and evidence of sustainable business momentum, including improving revenue and margin trends, cash flows and profitability.

The Adviser rescreens the universe frequently in an effort to consistently achieve a favorable balance of growth and value characteristics for the Portfolio. The Adviser considers selling stocks of companies with poor price performance relative to peers, earnings disappointment, or deteriorating business fundamentals. As a risk control measure, the allocation to a particular stock may also be reduced if its weighting in the portfolio exceeds 2% of the Portfolio's total assets.

The principal risk factors associated with this Portfolio are equity securities risk, leverage risk and market risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

Large Cap Value Portfolio: The Portfolio seeks long-term capital appreciation.

Under normal circumstances, the Adviser invests at least 80% of the Fund's assets in large-capitalization securities, which are defined as securities of companies with market capitalizations of $3 billion or more.

In making investment decisions for the Portfolio, the Adviser applies a fundamentals-driven, company-specific analysis. As part of this analysis, the Adviser evaluates criteria such as price-to-earnings, price-to-book, and price-to-sales ratios, and cash flow. The Adviser also evaluates the companies' sales and expense trends, changes in earnings estimates and market position, as well as the industry outlook. The Adviser looks for catalysts that could positively, or negatively, affect prices of current and potential companies for the Portfolio. Additionally, the Adviser seeks confirmation of earnings potential before investing in a security.

The Adviser also applies a rigorous screening process to manage the Portfolio's overall risk profile. The Adviser generally considers selling stocks when they have achieved their valuation targets, when the issuer's business fundamentals have deteriorated, or if the potential for positive change is no longer evident.

The principal risk factors associated with this Portfolio are equity securities risk, foreign investment risk, and market risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

Large Company Growth Portfolio: The Portfolio seeks long-term capital appreciation by investing primarily in large, high-quality domestic companies that the Adviser believes have superior growth potential.

Under normal circumstances, the Adviser invests at least 80% of the Portfolio's assets in large-capitalization securities, which are defined as securities of companies with market capitalizations of $3 billion or more. In selecting securities for the Portfolio, the Adviser seeks issuers whose stock is attractively valued with fundamental characteristics that the Adviser believes are significantly better than the market average and that support internal earnings growth capability. The Adviser may invest in the securities of companies whose growth potential the Adviser believes is generally unrecognized or misperceived by the market.

The Adviser will not invest more than 10% of the Portfolio's total assets in the securities of a single issuer. The Adviser may invest up to 20% of the Portfolio's total assets in the securities of foreign companies through ADRs and similar investments and may hedge against currency risk by using foreign currency forward contracts.

The principal risk factors associated with this Portfolio are currency risk, equity securities risk, foreign investment risk, leverage risk and market risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

Managed Fixed-Income Portfolio: The Adviser seeks consistent fixed-income returns by investing at least 80% of the Portfolio's assets, under normal circumstances, in fixed-income securities. The Adviser invests in a diversified portfolio of fixed- and variable-rate U.S. dollar denominated, fixed-income securities of a broad spectrum of U.S. and foreign issuers, including securities issued or guaranteed as to principal and interest by the U.S. Government, its agencies or its instrumentalities ("U.S. Government obligations"), and the debt securities of financial institutions, corporations and others. The Adviser emphasizes the use of intermediate maturity securities to lessen duration and employs lower risk yield enhancement techniques to enhance return over a complete economic or interest rate cycle. The Adviser considers intermediate-term securities to be those with maturities of between 2 and 20 years.

The Portfolio will limit its investment in mortgage-backed securities to not more than 65% of total assets and its investment in other asset-backed securities to not more than 25% of total assets. In addition, the Portfolio may not invest more than 30% of total assets in securities issued or guaranteed by any single agency or instrumentality of the U.S. Government, except the U.S. Treasury.

The Portfolio normally will have a dollar-weighted average maturity of between 3 and 12 years and a duration of between 2 and 6 years.

While not a principal strategy, the Adviser also may invest up to 10% of the Portfolio's total assets in securities issued or guaranteed by foreign governments the Adviser deems stable, or their subdivisions, agencies, or instrumentalities; in loan or security participations; in securities of supranational organizations; and in municipal securities.

The principal risk factors associated with this Portfolio are credit risk, leverage risk, foreign investment risk, market risk, interest-rate risk and prepayment/extension risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

Overseas Portfolio: The Portfolio seeks long-term capital appreciation.

Under normal circumstances, the Adviser invests at least 80% of the Portfolio's assets in non-U.S. securities. The Adviser invests in the equity securities of non-U.S. companies with market capitalizations of $400 million or more, but primarily invests in those with medium to large market capitalizations. The Adviser expects to maintain diversification among the countries represented in the industry benchmark, the MSCI/EAFE index.

The Adviser invests in the equity securities of non-U.S. companies believed to be undervalued in the marketplace at the time of purchase and believed to show recent positive signals, such as an appreciation in prices and increase in earnings.

In making investment decisions for the Portfolio, the Adviser applies a quantitative investment model. The investment model is designed to take advantage of judgmental biases that influence the decisions of many investors, such as the tendency to develop a "mindset" about a company or to wrongly equate a good company with a good investment irrespective of price. The investment model ranks securities based on fundamental measures of value (such as the dividend yield) and indicators of near-term recovery (such as recent price appreciation). This investment strategy seeks to control overall portfolio risk while maximizing the expected return.

The principal risk factors associated with this Portfolio are currency risk, equity securities risk, foreign investment risk, market risk and regulatory risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

Small Cap Basic Value Portfolio: The Portfolio seeks long-term capital appreciation by investing principally in common stocks of smaller companies.

Under normal circumstances, the Adviser invests at least 80% of the Portfolio's assets in small-capitalization securities, which are defined as securities of companies with market capitalizations equal to or lower than the company with the largest market capitalization in the Russell 2000 Index, a small-capitalization range that is expected to change frequently.

In making investment decisions for the Portfolio, the Adviser assesses a company's "enterprise value" -- its strength as an enterprise both in its industry and in its ability to contribute positively to the Portfolio's performance -- by applying a fundamentals-driven, value-oriented analysis. The Adviser analyzes quantitative criteria such as operating profit levels, return on capital, and forecasted free cash flow, as well as qualitative criteria such as competitive strengths and weaknesses, long-term outlook for a company's industry, and an assessment of the company's management team. Based on this analysis, the Adviser invests in securities that it believes are both undervalued by at least 25%, and that show tangible signs of price appreciation. The Portfolio is diversified, and will typically range from 40-80 holdings. Under normal circumstances, the Adviser expects the Portfolio to hold a maximum of 5% of total assets in any single issue, and a maximum of 35% of total assets in the top 10 positions. The Adviser seeks generally to maintain lower portfolio turnover, but employs a strict sell discipline to limit losses in the Portfolio. The Adviser may sell all or part of a Portfolio holding that meets or exceeds certain quantitative thresholds established by the Adviser for negative performance impact on the Portfolio. A position may also be sold if a security meets its price target as established by the Adviser, or experiences negative changes in its fundamentals. There is no guarantee that lower portfolio turnover rates will be achieved.

The Portfolio may invest up to 5% of total assets in U.S. dollar-denominated foreign securities, but will typically be 100% invested in the securities of U.S.-domiciled corporations. The Portfolio may also invest in IPOs, although the Adviser anticipates that such investments will occur rarely.

The principal risk factors associated with this Portfolio are equity securities risk, market risk and small company risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

Small Cap Index Portfolio: The Portfolio seeks to replicate the total return of the Standard & Poor's Small Cap 600 Composite Stock Price Index ("S&P 600 Small Cap Index") with minimum tracking error and to minimize transaction costs.

Under normal circumstances, the Adviser invests at least 80% of the Portfolio's assets in securities representing the capitalization-weighted market value and composition of the S&P 600 Small Cap Index. The Adviser generally executes portfolio transactions only to replicate the composition of the S&P 600 Small Cap Index, to invest cash received from portfolio security dividends or investments in the Portfolio, and to raise cash to fund redemptions. The Portfolio may hold cash or cash equivalents to facilitate payment of the Portfolio's expenses or redemptions and may invest in index futures contracts. For these and other reasons, the Portfolio's performance can be expected to approximate but not equal that of the S&P 600 Small Cap Index.

The principal risk factors associated with this Portfolio are equity securities risk, leverage risk, market risk, and small company investment risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

Small Company Growth Portfolio: The Portfolio seeks long-term capital appreciation by investing in smaller domestic companies.

The Portfolio invests primarily in the common stock of small domestic companies that are either growing rapidly or completing a period of significant change. Under normal circumstances, the Adviser invests at least 80% of the Portfolio's assets in small-capitalization securities, which are defined as securities of companies with market capitalizations of $3 billion or lower.

In selecting securities for the Portfolio, the Adviser seeks to identify companies that either are rapidly growing (usually with relatively short operating histories) or emerging from a period of dramatic change. These changes may involve a sharp increase in earnings, the hiring of new management or other measures taken to narrow the gap between share price and takeover/asset value.

The Portfolio may invest up to 10% of total assets in securities of foreign companies through ADRs and similar investments. The Portfolio will not invest more than 10% of total assets in the securities of a single issuer, or more than 20% of its total assets in the securities of companies considered to be mid-capitalization.

The principal risk factors associated with this Portfolio are currency risk, equity securities risk, small company investment risk, foreign investment risk and market risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

Small Company Value Portfolio: The Portfolio seeks long-term capital appreciation.

Under normal circumstances, the Adviser invests at least 80% of the Portfolio's assets in small-capitalization securities, which are defined as securities of companies with market capitalizations equal to or lower than the company with the largest market capitalization in the Russell 2000 Index, a small-capitalization range that is expected to change frequently. The Adviser focuses on securities that are conservatively valued in the marketplace relative to the stock of comparable companies, determined by price/earnings ratios, cash flows, or other measures. Value investing provides investors with a less aggressive way to take advantage of growth opportunities of small companies. Value investing may reduce downside risk and offer potential for capital appreciation as a stock gains favor among other investors and its stock price rises.

The principal risk factors associated with this Portfolio are equity securities risk, leverage risk, market risk and small company investment risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

Stable Income Portfolio: The Portfolio seeks to maintain stability of principal while providing lower volatility total return.

Under normal circumstances, the Adviser invests at least 80% of the Portfolio's assets in income-producing debt securities. The Adviser invests in a diversified portfolio of fixed- and variable-rate dollar-denominated fixedincome securities of a broad spectrum of U.S. and foreign issuers, including U.S. Government obligations and the debt securities of financial institutions, corporations, and other entities. Under normal circumstances, the Portfolio will limit its investment: (i) in mortgage-backed securities to not more than 65% of total assets; (ii) in asset-backed securities, other than mortgage-backed securities, to not more than 25% of total assets; (iii) in mortgage-backed securities that are not U.S. Government obligations to not more than 25% of total assets; (iv) in U.S. Government obligations to not more than 50% of total assets; and (v) in fixed or variable rate dollar-denominated debt securities of foreign issuers to not more than 10% of total assets. We invest in short-term investment grade securities. Under normal circumstances, the expected average duration of the portfolio will range from 0.7 to 1.2 years.

The Portfolio may not invest more than 30% of total assets in the securities issued or guaranteed by any single agency or instrumentality of the U.S. Government, except the U.S. Treasury, and may not invest more than 10% of total assets in the securities of any other issuer.

The Portfolio only purchases investment-grade securities. The Portfolio invests in debt obligations with maturities (or average life in the case of mortgage-backed and similar securities) ranging from overnight to 8 years and seeks to maintain a dollar-weighted average portfolio maturity between 1 and 5 years.

The Portfolio may use options, swap agreements, interest-rate caps, floors, collars, and futures contracts to manage risk. The Portfolio also may use options to enhance return.

The principal risk factors associated with this Portfolio are credit risk, leverage risk, foreign investment risk, market risk, interest-rate risk and prepayment/extension risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

Strategic Value Bond Portfolio: The Portfolio seeks total return by investing at least 80% of the Portfolio's assets, under normal circumstances, in bonds. The Portfolio invests in a broad range of fixed income instruments in order to create a strategically diversified portfolio of fixed income investments. These investments include corporate bonds, mortgage- and other asset-backed securities, U.S. Government obligations, preferred stock, convertible bonds and foreign bonds.

The Adviser focuses on relative value as opposed to predicting the direction of interest rates. In general, the Portfolio seeks higher current income instruments, such as corporate bonds and mortgage- and other asset-backed securities, in order to enhance returns. The Adviser believes that this exposure enhances performance in varying economic and interest-rate cycles and avoids excessive risk concentrations. The Adviser's investment process involves rigorous evaluation of each security, including identifying and valuing cash flows, embedded options, credit quality, structure, liquidity, marketability, current versus historical trading relationships, supply and demand for the instrument and expected returns in varying economic/interest-rate environments. The Adviser uses this process to seek to identify securities which represent the best relative economic value. The Adviser then evaluates the results of the investment process against the Portfolio's objective and purchases those securities that are consistent with the Portfolio's investment objective.

The Portfolio particularly seeks strategic diversification. The Portfolio will not invest more than 75% of total assets in corporate bonds, 65% of total assets in mortgage-backed securities, and 50% of total assets in asset-backed securities, other than mortgage-backed securities. The Portfolio may invest in U.S. Government obligations without restriction.

The Portfolio will invest 65% of total assets in fixed-income securities rated, at the time of purchase, within the three highest rating categories by at least one nationally recognized statistical ratings organization ("NRSRO"), or which are unrated and determined by the Adviser to be of comparable quality. The Portfolio may invest up to 20% of total assets in non-investment-grade securities. The dollar weighted average maturity of the Portfolio will vary between 5 and 15 years. The Portfolio's duration normally will vary between 3 and 8 years. Duration is a measure of a debt security's average life that reflects the present value of the security's cash flow and is an indication of the security's sensitivity to a change in interest rates. The Portfolio may use options, swap agreements, interest rate caps, floors and collars, and futures contracts to manage risk. The Portfolio also may use options to enhance returns.

The principal risk factors associated with this Portfolio are credit risk, market risk, interest-rate risk, prepayment/extension risk and leverage risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

Tactical Maturity Bond Portfolio: The Portfolio seeks to produce positive total return each calendar year regardless of general bond market performance. The Portfolio invests at least 80% of the Portfolio's assets, under normal circumstances, in bonds. The Portfolio's assets are divided into two components, short bonds with maturities (or average life) of 2 years or less and long bonds with maturities of 20 years or more. Shifts between short bonds and long bonds are made based on movement in the prices of bonds rather than on the Adviser's forecast of interest rates. During periods of falling prices (generally, increasing interest-rate environments) long bonds are sold to protect capital and limit losses. Conversely, when bond prices rise, long bonds are purchased. The dollar-weighted average maturity of the Portfolio will vary between 1 and 30 years.

Under normal circumstances, the Adviser invests at least 50% of total assets in U.S. Government obligations, including U.S. Treasury securities. The Adviser only purchases securities that are rated, at the time of purchase, within 1 of the 2 highest long-term rating categories assigned by a NRSRO or that are unrated and determined by the Adviser to be of comparable quality. The Adviser may invest up to 25% of total assets in securities rated, at the time of purchase, in the second highest long-term rating category assigned by a NRSRO. The Adviser does not invest more than 50% of the Portfolio's total assets in securities with variable or floating rates of interest, nor more than 25% of the Portfolio's total assets in asset-backed securities.

The principal risk factors associated with this Portfolio are credit risk, market risk, interest-rate risk, prepayment/extension risk and leverage risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

RELATED RISKS

While investing in equity securities and fixed-income securities can bring added benefits, it also may involve additional risks. Investors could lose money on their investment in the Portfolios, or the Portfolios may not perform as well as other investments. The Portfolios have the following general risks:

- Unlike bank deposits, such as CDs or savings accounts, mutual funds are not insured by the FDIC.

- We cannot guarantee that a Portfolio will meet its investment objective.

- We do not guarantee the performance of a Portfolio, nor can we assure you that the market value of your investment will not decline. We will not "make good" on any investment loss you may suffer, nor can anyone we contract with to provide services, such as investment advisers, offer or promise to make good on any such losses.

- Share prices-and therefore the value of your investment―will increase and decrease with changes in the value of underlying securities and other investments. This is referred to as price volatility.

- An investment in a single Portfolio, by itself, does not constitute a complete investment plan.

- The Portfolios that invest in smaller companies, foreign companies (including investments made through ADRs and similar investments), and in emerging markets are subject to additional risks, including less liquidity and greater price volatility. A Portfolio's investment in foreign and emerging markets also may be subject to special risks associated with international trade, including currency, foreign investment, liquidity and regulatory risk.

- Certain Portfolios also may use various derivative instruments, such as options or futures contracts. The term "derivatives" covers a broad range of investments, but in general it refers to any financial instrument whose value is derived, at least in part, from the price of another security or a specified index, asset or rate. Some derivatives may be more sensitive to interest-rate changes or market moves, and some may be susceptible to changes in yields or values due to their structure or contract terms.

- The Portfolios may temporarily hold assets in cash or in money market instruments, including U.S. Government obligations, shares of other mutual funds and repurchase agreements, or make other short-term investments, either to maintain liquidity or for short-term defensive purposes when believed to be in the best interests of the Interest holders. A Portfolio may not achieve its investment objective while it is investing defensively. This practice is expected to have limited, if any, effect on the Portfolios' pursuit of their objectives over the long term.

- Certain Portfolios may invest a portion of their assets in U.S. Government obligations, such as securities issued or guaranteed by the Government National Mortgage Association ("GNMAs"), the Federal National Mortgage Association ("FNMAs") and the Federal Home Loan Mortgage Corporation ("FHLMCs"). Some of these obligations are mortgage-backed securities representing partial ownership of a pool of residential mortgage loans. Mortgage-backed securities are subject to prepayment and extension risk, which can alter the duration of the securities and also reduce the rate of return on the portfolio. Collateralized mortgage obligations ("CMOs") are securities collateralized by portfolios of mortgage pass-through securities and have many of the same risks discussed above. CMOs are structured into multiple classes, and are paid according to class maturity, shortest maturities paid first. It is important to recognize that the U.S. Government does not guarantee the market value or current yield of U.S. Government obligations. Not all U.S. Government obligations are backed by the full faith and credit of the U.S. Government, and the U.S. Government's guarantee does not extend to the Portfolios themselves.

- The market value of lower-rated debt securities and unrated securities of comparable quality tends to reflect individual developments affecting the issuer to a greater extent than the market value of higher-rated securities, which react primarily to fluctuations in the general level of interest rates. Lower-rated securities also tend to be more sensitive to economic conditions than higher-rated securities. These lower-rated debt securities are considered by the rating agencies, on balance, to be predominantly speculative with respect to the issuer's capacity to pay interest and repay principal. These securities generally involve more credit risk than securities in higher-rating categories. Even securities rated in the lowest category of investment-grade securities, "BBB" by S&P or "Baa" by Moody's ratings, possess some speculative characteristics.

What follows is a general list of the types of risks (some of which have been previously described) that may apply to the Portfolios and a table showing some of the additional investment practices that the Portfolios may use and the risks associated with them. Additional information about these practices is available in the Statement of Additional Information.

Counter-Party Risk - The risk that the other party in a repurchase agreement or other transaction will not fulfill its contract obligation.

Credit Risk - The risk that the issuer of a debt security will be unable to make interest payments or repay principal on schedule. If an issuer does default, the affected security could lose all of its value, or be renegotiated at a lower interest rate or principal amount. Affected securities might also lose liquidity. Credit risk also includes the risk that a party in a transaction may not be able to complete the transaction as agreed.

Currency Risk - The risk that a change in the exchange rate between U.S. dollars and a foreign currency may reduce the value of an investment made in a security denominated in that foreign currency.

Emerging Market Risk - The additional risks associated with emerging markets including that they may be more sensitive to certain economic changes. For example, emerging market countries are more often dependent on international trade and are therefore often vulnerable to recessions in other countries. They may have obsolete financial systems, have volatile currencies and may be more sensitive than more mature markets to a variety of economic factors. Emerging market securities also may be less liquid than securities of more developed countries and could be difficult to sell, particularly during a market downturn.

Equity Securities Risk - The risk that stock prices will fluctuate and can decline and reduce the value of a Portfolio's portfolio. Certain types of stocks and certain individual stocks selected for a Portfolio's portfolio may underperform or decline in value more than the overall market. Growth style stocks are selected in part based on their prospects for future earnings, which may not be realized. There is no guarantee that stocks selected as "undervalued" using a value style approach will perform as expected.

Foreign Investment Risk - The additional risks associated with foreign investments, including that they may be subject to potentially less liquidity and greater price volatility. These additional risks include those related to adverse political, regulatory, market or economic developments, and foreign markets can and often do perform differently from U.S. markets. Emerging market securities typically present even greater exposure to these same risks and can present additional risks (such as those related to social unrest or political upheaval) that can make them extremely volatile. Additionally, foreign companies may be subject to significantly higher levels of taxation than U.S. companies, including potentially confiscatory levels of taxation, thereby reducing their earnings potential, and amounts realized on foreign securities may be subject to foreign taxes. Direct investment in foreign securities involves exposure to fluctuations in foreign currency exchange rates, withholding and other taxes, trade settlement, custodial, and other operational risks, and the less stringent investor protection and disclosure standards of some foreign markets. ADRs reduce some of the risks of foreign investing, because a large, liquid market generally exists and U.S. trading and settlement practices reduce currency, custodial and other operational risks.

Index Risk - The risk that a Portfolio designed to replicate the performance of an index of securities will replicate the performance of the index during adverse market conditions because the portfolio manager is not permitted to take a temporary defensive position or otherwise vary the Portfolio's investments to respond to the adverse market conditions.

Interest-Rate Risk - The risk that changes in interest rates can reduce the value of an existing security. Generally, when interest rates increase, the value of a debt security decreases. The effect is usually more pronounced for securities with longer dates to maturity.

Leverage Risk - The risk that an investment practice, such as lending portfolio securities or engaging in forward commitment or when-issued securities transactions, may increase a Portfolio's exposure to market risk, interest rate risk or other risks by, in effect, increasing assets available for investment.

Liquidity Risk - The risk that a security cannot be sold at the time desired, or cannot be sold without adversely affecting the price.

Market Risk - The risk that the value of a security will be reduced by market activity. This is a basic risk associated with all securities.

Prepayment/Extension Risk - The risk that prepayment rates on mortgage loans or other receivables will be higher or lower than expected, which can alter the duration of a mortgage-backed security, increase interest-rate risk, and reduce rates of return.

Regulatory Risk - The risk that changes in government regulations will adversely affect the value of a security. Also the risk that an insufficiently regulated market might permit inappropriate practices that adversely affect an investment.

Small Company Investment Risk - The risk that investments in smaller companies may be more volatile and harder to sell than investments in larger companies. Smaller companies may have higher failure rates and generally have lower trading volumes than larger companies. Short-term changes in the demand for the securities of small companies may have a disproportionate effect on their market price, tending to make prices of these securities fall more dramatically in response to selling pressure.

ITEM 5: MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE

The response to Item 5 has been omitted pursuant to paragraph (B)(2)(b) of the General Instructions to Form N-1A.

ITEM 6: MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE

A number of different entities provide services to the Portfolios. This section shows how the Portfolios are organized, lists the entities that perform different services, and explains how these service providers are compensated.

About Wells Fargo Master Trust

The Trust was organized as a Delaware statutory trust on March 10, 1999. The Board supervises each Portfolio's activities, monitors its contractual arrangements with various service providers and decides upon matters of general policy.

The Trust was established to continue the operations of certain existing portfolios of Core Trust (Delaware) ("CT") in newly established portfolios. At that time, the Trustees established fourteen portfolios for the Trust, each of which having a direct correlation to one corresponding CT portfolio. The Trust is currently comprised of sixteen Portfolios. The Large Cap Appreciation Portfolio commenced operations on August 31, 2001, the Small Cap Basic Value Portfolio commenced operations on August 30, 2002, the Large Cap Value Portfolio commenced operations on August 29, 2003 and the Overseas Portfolio commenced operations on October 31, 2003. The Board approved the change to the name of the Trust from "Wells Fargo Core Trust" to "Wells Fargo Master Trust" on November 5, 2002.

The Investment Adviser

Funds Management assumed investment advisory responsibilities for the Portfolios on or about March 1, 2001. Funds Management, an indirect wholly-owned subsidiary of Wells Fargo & Company and an affiliate of Wells Fargo Bank, N.A. ("Wells Fargo Bank") was created in early 2001 to succeed to the mutual fund advisory and administrative responsibilities of Wells Fargo Bank. The Portfolios' Adviser is responsible for implementing the investment policies and guidelines for the Portfolios, and for supervising the sub-advisers who are responsible for the day-to-day portfolio management of the Portfolios. For providing investment advisory services, the Adviser is entitled to receive fees as described below:

Master Trust Portfolios	Funds Management Advisory Fees
Disciplined Growth Portfolio	0.75
Equity Income Portfolio	0.75
Index Portfolio	0.15
International Equity Portfolio	1.00
Large Cap Appreciation Portfolio	0.70
Large Cap Value Portfolio	0.75
Large Company Growth Portfolio	0.75
Managed Fixed Income Portfolio	0.50
Overseas Portfolio	1.00
Small Cap Basic Value Portfolio	0.90
Small Cap Index Portfolio	0.25
Small Company Growth Portfolio	0.90
Small Company Value Portfolio	0.90
Stable Income Portfolio	0.50
Strategic Value Bond Portfolio	0.50
Tactical Maturity Bond Portfolio	0.50

The Sub-Advisers

Wells Capital Management Incorporated ("Wells Capital Management"), an affiliate of Funds Management, located at 525 Market Street, San Francisco, CA 94105, is the sub-adviser for the Equity Income, Index, International Equity, Small Cap Basic Value and Small Cap Index Portfolios. In this capacity, Wells Capital Management is responsible for the day-to-day investment management activities of the Portfolios. Wells Capital Management provides investment advisory services for registered mutual funds, company retirement plans, foundations, endowments, trust companies, and high net-worth individuals. As of June 30, 2003, Wells Capital Management managed assets aggregating in excess of $120 billion.

Cadence Capital Management ("Cadence"), a wholly owned subsidiary of Allianz A.G., located at 265 Franklin Street, Boston, MA 02110, is the sub-adviser for the Large Cap Appreciation Portfolio. In this capacity, Cadence is responsible for the day-to-day investment management activities of the Portfolio. Cadence is a registered investment adviser that provides investment management services to pension plans, endowments, mutual funds and individual investors. As of June 30, 2003, Cadence managed approximately $4.9 billion in assets.

Galliard Capital Management, Inc. ("Galliard"), an investment adviser subsidiary of Wells Fargo Bank Minnesota, N.A., located at 800 LaSalle Avenue, Suite 2060, Minneapolis, MN 55402, is the investment sub-adviser for the Managed Fixed Income, Stable Income and Strategic Value Bond Portfolios. In this capacity, Galliard is responsible for the day-to-day investment management activities of these Portfolios. Galliard provides investment advisory services to bank and thrift institutions, pension and profit sharing plans, trusts and charitable organizations and corporate and other business entities. As of June 30, 2003, Galliard managed assets in excess of $15 billion.

LSV Asset Management ("LSV"), located at One North Wacker Drive, Suite 4000, Chicago, IL 60606, is the investment sub-adviser for the Overseas Portfolio. LSV is a registered investment adviser that provides investment management services to other mutual funds, corporate clients, endowments and foundations in addition to multi-employer and public investment plans. As of September 30, 2003, LSV managed over $14.7 billion in assets.

Peregrine Capital Management, Inc. ("Peregrine"), a wholly owned subsidiary of Wells Fargo Bank Minnesota, N.A., located at LaSalle Plaza, 800 LaSalle Avenue, Suite 1850, Minneapolis, MN 55479, is a sub-adviser for the Large Company Growth, Small Company Growth, Small Company Value and Tactical Maturity Bond Portfolios. In this capacity, Peregrine is responsible for the day-to-day investment management activities of these Portfolios. Peregrine provides investment advisory services to corporate and public pension plans, profit sharing plans, savings investment plans, 401(k) plans, foundations and endowments. As of June 30, 2003, Peregrine managed assets in excess of $11 billion.

Smith Asset Management Group, LP ("Smith Group"), located at 200 Crescent Court, Suite 850, Dallas, TX 75201, is the sub-adviser for the Disciplined Growth Portfolio. In this capacity, Smith Group is responsible for the day-to-day management activities of the Portfolio. Smith Group provides investment management services to company retirement plans, foundations, endowments, trust companies, and high net-worth individuals using a disciplined equity style. As of June 30, 2003, the Smith Group managed over $712 million in assets.

Systematic Financial Management, LP ("Systematic"), located at 300 Frank W. Burr Boulevard, Glenpointe East, Teaneck, NJ 07666, is the investment sub-adviser for the Large Cap Value Portfolio. In this capacity, Systematic is responsible for the day-to-day investment management activities of the Portfolio. Systematic is a registered investment adviser that provides investment management services to other mutual funds, corporate clients, endowments and foundations in addition to the multi-employer and public investment plans. As of June 30, 2003, Systematic managed over $5.3 billion in assets.

The Administrator

Funds Management provides the Portfolios with administrative services, including general supervision of each Portfolio's operation, coordination of the other services provided to each Portfolio, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with preparing periodic reports to the Trust's Trustees and officers. Funds Management also furnishes office space and certain facilities to conduct each Portfolio's business. For providing these services, Funds Management is entitled to receive an annual fee of 0.15% of the average daily net assets of each Portfolio. However, the Portfolios are not charged administration fees so long as the underlying Wells Fargo Funds that invest in the Portfolios are being charged administration fees.

Placement Agent

Stephens Inc. ("Stephens" or "Placement Agent") with principal offices at 111 Center Street, Little Rock, Arkansas 72201, serves as the Placement Agent of the Trust.

Portfolio Managers

The following persons are primarily responsible for the day-to-day management of the Portfolios, and, in certain instances, were responsible for the day-to-day management of the Portfolios' predecessors.

Disciplined Growth Portfolio - Stephen S. Smith, CFA. Mr. Smith is Principal and Chief Executive Officer of the Smith Group. Prior to 1995, Mr. Smith previously served as Senior Portfolio Manager with Nations Bank. Mr. Smith earned his BS in Industrial Engineering and his MBA from the University of Alabama.

Index Portfolio - Laurie R. White (1996) and Gregory T. Genung, CFA (2002). Ms. White joined Wells Capital Management in 1998 as Managing Director and simultaneously was a Director for Reserve Asset Management at NIM (since 1997) until Wells Capital Management and NIM combined investment advisory services under the Wells Capital Management name in 1999. Ms. White co-manages certain of the Wells Fargo index mutual funds, private accounts and collective trust funds. Ms. White earned her BA in Political Science from Carleton College and her MBA from the University of Minnesota. Mr. Genung co-manages certain of the Wells Fargo index mutual funds, private accounts and collective trust funds. Before joining the firm in 2001, he was a securities trader at NIM since 1994. Earlier, he worked with Piper Capital Management, where he became senior advisory account administrator, specializing in mortgage-backed derivative products. Mr. Genung earned his bachelor's degrees in finance and economics from the University of Minnesota, Duluth.

Equity Income Portfolio - David L. Roberts, CFA (1994) and Gary J. Dunn, CFA (1994). Mr. Roberts joined Well Capital Management in 1998 as the Equity Income Managing Director and simultaneously held this position at NIM until Wells Capital Management and NIM combined investment advisory services under the Wells Capital Management name in 1999. Mr. Roberts joined Norwest Corporation in 1972 as a Securities Analyst. He became Assistant Vice President Portfolio Manager in 1980 and was promoted to Vice President in 1982. He earned his BA in Mathematics from Carroll College. Mr. Dunn joined Wells Capital Management in 1998 as Principal for its Equity Income Team. Wells Capital Management and NIM combined investment advisory services under the Wells Capital Management name in 1999. Mr. Dunn formerly was the Director of Institutional Investments of NIM. He had been associated with Norwest or its affiliates as a Financial Analyst and Portfolio Manager since 1979. Mr. Dunn earned his BA in Economics from Carroll College.

International Equity Portfolio - Josephine Jimenez, CFA (2003) and Sabrina Yih, CFA (2001). Ms. Jimenez joined Wells Capital Management in 2003 as a portfolio manager. Prior to joining Wells Capital Management, Ms. Jimenez was a senior portfolio manager with Montgomery Asset Management, LLC, which she joined in 1991 to launch and manage the firm's emerging markets funds. In addition to managing the emerging markets strategies at Montgomery since 1992, Ms. Jimenez managed the Montgomery Emerging Markets Focus Fund since its inception in 1997. Prior to joining Montgomery, Ms. Jimenez was a portfolio manager at Emerging Markets Investors Corporation. From 1981 through 1988, she analyzed U.S. equity securities, first at Massachusetts Mutual Life Insurance Company, then at Shawmut Corporation. Ms. Jimenez earned her M.S. degree from the Massachusetts Institute of Technology and her B.S. degree from New York University. Ms. Yih joined Wells Capital Management in 2001 from the Columbia Management Company, where she was a portfolio manager since December 1997. Over this period, her experience was focused on investing in Europe and Asia (exJapan), two of Columbia International Stock Funds' largest regions. For the eight years prior to that time, she was a portfolio manager for the International Fund for high net-worth individuals at Delphi Asset Management. Ms. Yih earned her BA in Economics from Mount Holyoke College, magna cum laude, in 1982, and her MBA from the J.L. Kellogg Graduate School of Management at Northwestern University in 1984. She is a member of the Association of Investment Management and Research (AIMR).

Large Cap Appreciation Portfolio - David B. Breed, CFA (1977), William B. Bannick, CFA and Katherine A. Burdon, CFA . Mr. Breed is the Managing Director, Chief Executive Officer, Chief Investment Officer and founding partner of Cadence. Mr. Breed has managed separate equity accounts for many institutional clients and has led the team of portfolio managers there since 1988. He earned his BA in Finance from the University of Massachusetts, and a MBA in Finance from the Wharton School of Business. Mr. Bannick joined Cadence Capital Management in 1992 where he is a Managing Director and Senior Portfolio Manager. He has 18 years of investment experience. Mr. Bannick earned his BS in Physics from the University of Massachusetts and his MBA in Finance from Boston University. Ms. Burdon joined Cadence Capital Management in 1993 where she is a Managing Director and Senior Portfolio Manager. Ms. Burdon has 19 years of investment experience. She earned her BS in Biology at Stanford University and an MS in Accounting at Northeastern University. Ms. Burdon is also a Certified Public Accountant.

Large Cap Value Portfolio - D. Kevin McCreesh, CFA and Ronald M. Mushock, CFA. Mr. McCreesh joined Systematic in 1996. He is a senior portfolio manager and co-manages the firm's large and small/mid cap portfolios. Prior to joining Systematic, Mr. McCreesh served as equity portfolio manager at Mitchell Hutchins. Mr. McCreesh earned his B.S. in geology from the University of Delaware and his M.B.A. from Drexel University. He is a member of the Association for Investment Management and Research (AIMR) and the New York Society of Security Analysts (NYSSA). Mr. Mushock joined Systematic in 1997 as a portfolio manager. He currently co-manages the firm's large cap portfolios and maintains portfolio management responsibility for all mid and small/mid cap portfolios. Prior to joining Systematic, Mr. Mushock was an equity analyst with Standard and Poor's Equity Group. Mr. Mushock earned his B.S. in finance from Seton Hall University and his M.B.A. from New York University. He is a member of the Association for Investment Management and Research (AIMR) and the New York Society of Security Analysts (NYSSA).

Large Company Growth Portfolio - John S. Dale, CFA (1994) and Gary E. Nussbaum, CFA (1998). Mr. Dale joined Peregrine in 1988 as a Senior Vice President and has managed large company growth portfolios since 1983. Prior to joining Peregrine, Mr. Dale had been associated with Norwest Bank and its affiliates since 1968. Mr. Dale earned his BA in Marketing from the University of Minnesota. Mr. Nussbaum joined Peregrine in 1990 as a Vice President and Portfolio Manager where he has managed large company growth portfolios. Mr. Nussbaum earned his BA in Finance and his MBA from the University of Wisconsin.

Managed Fixed Income Portfolio - Richard Merriam, CFA (1995) and Ajay Mirza, CFA (1998). Mr. Merriam joined Galliard at the firm's inception in 1995. Currently, Mr. Merriam is a Managing Partner at Galliard. He is responsible for investment process and strategy. Prior to joining Galliard, Mr. Merriam was Chief Investment Officer for Insight Investment Management. Mr. Merriam earned his BA in Economics and English from the University of Michigan and his MBA from the University of Minnesota. Mr. Mirza joined Galliard at the firm's inception in 1995 as a Portfolio Manager and Mortgage Specialist. Prior to joining Galliard, Mr. Mirza was a research analyst at Insight Investment Management and at Lehman Brothers. Mr. Mirza earned his BE in Instrumentation from the Birla Institute of Technology (India), his MA in Economics from Tulane University, and his MBA from the University of Minnesota.

Overseas Portfolio - Josef Lakonishok, Robert W. Vishny and Menno Vermeulen. Dr. Lakonishok has served as CEO, Partner and Portfolio Manager for LSV since its founding in 1994. He has more than 24 years of investment and research experience. In addition to his duties at LSV, Dr. Lakonishok serves as the William G. Karnes Professor of Finance at the University of Illinois at Urbana-Champaign. Dr. Lakonishok earned his BA in Economics and Statistics and his MBA from Tel Aviv University and earned his MS and PhD in Business Administration from Cornell University. He is also a Research Associate at the National Bureau of Economic Research (NBER). Dr. Vishny has served as a Partner and Portfolio Manager for LSV since its founding in 1994. He has more than 17 years of investment and research experience. In addition to his duties at LSV, Dr. Vishny serves as the Eric J. Gleacher Professor of Finance at the University of Chicago. He also serves on the Board of Directors of the American Finance Association and the Center for Research in Security Prices. Dr. Vishny earned his AB with highest distinction in Economics, Mathematics, and Philosophy from the University of Michigan and his PhD in Economics from the Massachusetts Institute of Technology. Mr. Vermuelen has served as a Portfolio Manager and Senior Quantitative Analyst for LSV since 1995 and as a Partner for LSV since 1998. He has more than 12 years of investment experience. Prior to joining LSV, Mr. Vermuelen served as a portfolio manager for ABP Investments. Mr. Vermeulen earned his masters degree in Econometrics from Erasmus University at Rotterdam.

Small Cap Basic Value Portfolio - Douglas N. Pratt, CFA (2002). Mr. Pratt joined Wells Capital Management in 2002 and has managed equity portfolios since 1992. Prior to joining Wells Capital Management, Mr. Pratt was a portfolio manager at Willow Capital, LLC since 1996, where he founded and managed a long/short equity hedge fund. Mr. Pratt earned his A.B. in English Literature from Brown University, and his double MBA in finance and accounting from Columbia University.

Small Cap Index Portfolio - Laurie R. White (1998) and Gregory T. Genung, CFA (2002). For a description of Ms. White's and Mr. Genung's experience and backgrounds, see "Index Portfolio."

Small Company Growth Portfolio - Robert B. Mersky, CFA (1994), Paul E. von Kuster, CFA (1998) and Daniel J. Hagen, CFA. Mr. Mersky is founder, President and a Portfolio Manager at Peregrine. In 1984, Mr. Mersky and five other Senior Portfolio Managers founded Peregrine. Mr. Mersky is responsible for Peregrine's Small Cap Equity style. Mr. Mersky has actively managed small cap stocks since 1973. Prior to joining Peregrine, Mr. Mersky had been associated with Norwest Bank since 1968; and his responsibilities included Senior Research Analyst, Portfolio Manager, Director of Research and Chief Investment Officer. Mr. Mersky earned his BS in Accounting from the University of Minnesota. Mr. von Kuster joined Peregrine in 1984 as a Senior Vice President and Portfolio Manager. Mr. von Kuster has his BA in Philosophy from Princeton University. Mr. Hagen joined Peregrine in 1996 as a securities analyst on the Small Cap Equity team, and joined the portfolio management team in 2001. Prior to joining Peregrine, Mr. Hagen was a managing director and analyst at Piper Jaffrey, where he was employed since 1983. Mr. Hagen earned his BS in Finance from the University of Minnesota.

Small Company Value Portfolio - Tasso H. Coin, Jr., CFA (1995) and Douglas G. Pugh, CFA (1997). Mr. Coin joined Peregrine in 1995 as a Senior Vice President. Prior to 1995, Mr. Coin was a research officer at Lord Asset Management. Mr. Coin earned his BA in Economics from Loyola University of Chicago. Mr. Pugh joined Peregrine in 1997 as a Senior Vice President. Prior to 1997, Mr. Pugh was a Senior Equity Analyst and Portfolio Manager for Advantus Capital Management, an investment advisory firm. Mr. Pugh earned his BS in Finance and Business Administration from Drake University and his MBA from the University of Minnesota.

Stable Income Portfolio - John M. Huber, CFA (1998). Mr. Huber joined Galliard at the firm's inception in 1995 as a Portfolio Manager. Currently, Mr. Huber is highly involved with portfolio management, strategy, issue selection and trading. Mr. Huber specializes in corporate and asset/mortgage-backed securities. Prior to joining Galliard, Mr. Huber was an Assistant Portfolio Manager with NIM. In addition, he previously served as a Senior Analyst in Norwest's Capital Market Credit Group. Mr. Huber earned his BA in Communications from the University of Iowa and his MBA from the University of Minnesota.

Strategic Value Bond Portfolio - Richard Merriam, CFA and John M. Huber, CFA (1998). For a description of Mr. Merriam's experience and background, see "Managed Fixed Income Portfolio." For a description of Mr. Huber's experience and background, see "Stable Income Portfolio."

Tactical Maturity Bond Portfolio - William D. Giese, CFA (1994) and Jay H. Strohmaier. Mr. Giese joined Peregrine more than 10 years ago as a Senior Vice President and Portfolio Manager. Mr. Giese has more than 20 years of experience in fixed-income securities management. Mr. Giese earned his BS in Civil Engineering from the Illinois Institute of Technology and his MBA from the University of Michigan. Mr. Strohmaier joined Peregrine in 1996 as a Senior Vice President. Mr. Strohmaier has over 18 years of experience dealing with various investment strategies. He earned his BS in Agricultural Economics from Washington State University and his MS in Applied Economics from the University of Minnesota.

ITEM 7: INTERESTHOLDER INFORMATION

ARTICLE IPURCHASE OF INTERESTS

Interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended ("1933 Act"). All investments in the Portfolios are made without a sales load, at the NAV next determined after an order is received by the Portfolio. Investments in the Portfolios may only be made by certain institutional investors, whether organized within or outside the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). An investor in a Portfolio must also be an "accredited investor," as that term is defined under Rule 501(a) of Regulation D under the 1933 Act.

The NAV of each Portfolio is determined as of 4:00 P.M., Eastern Time ("Valuation Time"), on all weekdays that the New York Stock Exchange is open for business ("Business Day"), with the exception of Columbus Day and Veterans Day for the income Portfolios. NAV Interest is calculated by dividing the aggregate value of the Portfolio's assets less all liabilities by the number of units of Interests outstanding. All Portfolios value portfolio securities at current market value if market quotations are readily available. If market quotations are not readily available, the Portfolios value those securities at fair value as determined by or pursuant to procedures adopted by the Board.

The Trust reserves the right to reject purchase orders for any reason. At the Valuation Time on each Business Day, the value of each investor's Interest in a Portfolio will be determined by multiplying the Portfolio's NAV by the percentage, effective for that day, that represents that investor's share of the aggregate Interests in the Portfolio. Any additions to or withdrawals of those Interests which are to be effected on that day will then be effected. Each investor's share of the aggregate Interests in the Portfolio then will be recomputed using the percentage equal to the fraction (1) the numerator of which is the value of the investor's investment in the Portfolio as of the Valuation Time on that day plus or minus, as the case may be, the amount of any additions to or withdrawals from such investment effected on that day and (2) the denominator of which is the Portfolio's aggregate NAV as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors. The percentages so determined then will be applied to determine the value of each investor's respective interest in the Portfolio as of the Valuation Time on the following Business Day.

Trading in securities on European, Far Eastern and other international securities exchanges and over-the-counter markets is normally completed well before the close of business on each Business Day. Trading in foreign securities, however, may not take place on all Business Days or may take place on days other than Business Days. The determination of the prices of foreign securities may be based on the latest market quotations for the securities markets. If events occur that affect the securities' value after the close of the markets on which they trade, the Portfolios may make adjustments to the value of the securities for purposes of determining NAV.

For purposes of determining NAV, the Portfolios convert all assets and liabilities denominated in foreign currencies into U.S. dollars at the mean of the bid and asked prices of such currencies against the U.S. dollar last quoted by a major bank prior to the time of conversion.

There is no minimum initial or subsequent investment amount in a Portfolio. However, since each Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the return on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Trust's custodian by a Federal Reserve Bank).

REDEMPTION OR REPURCHASE OF INTERESTS

An investor in a Portfolio may withdraw all or any portion of its investment in the Portfolio at the NAV next determined after a withdrawal request in proper form is furnished by the investor to the Trust. The proceeds of a withdrawal generally will be paid by the Portfolio in federal funds normally on the business day after the withdrawal is effected, but in any event within seven days. Investments in a Portfolio may not be transferred. The right of redemption may not be suspended nor the payment dates postponed for more than seven days except when the New York Stock Exchange is closed (or when trading thereon is restricted) for any reason other than its customary weekend or holiday closings or under any emergency or other circumstances as determined by the SEC.

Redemptions from a Portfolio may be made wholly or partially in portfolio securities. The Trust has filed an election with the SEC pursuant to which each Portfolio will only consider effecting a redemption in portfolio securities if the particular Interest holder is redeeming more than the lesser of $250,000 or 1% of the Portfolio's NAV over a 90-day period.

DISTRIBUTIONS

A Portfolio's net income consists of (1) all dividends, accrued interest (including earned discount, both original issue and market discount), and other income, including any net realized gains on the Portfolio's assets, less (2) all actual and accrued expenses of the Portfolio, amortization of any premium, and net realized losses on the Portfolio's assets, all as determined in accordance with generally accepted accounting principles. In general, all of a Portfolio's net income is allocated pro rata among the investors in the Portfolio. However, allocations of a Portfolio's taxable income, gain, loss and deduction as determined for federal income tax purposes shall be made in a different manner. A Portfolio's net income generally is not distributed to the investors in the Portfolio, except as determined by the Board from time to time, but instead is included in the NAV of the investors' respective Interests in the Portfolio.

TAXES

Each Portfolio has been and will continue to be operated in a manner so as to qualify it as a non-publicly traded partnership for federal income tax purposes. Provided that a Portfolio so qualifies, it will not be subject to any federal income tax on its income and gain (if any). However, each investor in the Portfolio will be taxable on its distributive share of the Portfolio's taxable income in determining its federal income tax liability. As a non-publicly traded partnership, the Portfolio will be deemed to have "passed through" to Interest holders any interests, dividends, gains or losses. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder. All Portfolios will have less than 100 investors.

It is intended that each Portfolio's assets, income and distribution will be managed in such a way that an entity electing and qualifying as a "regulated investment company" under the Code can continue to so qualify by investing substantially all of its assets through a Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Portfolio (e.g., distributing at least 90% of the regulated investment company's "investment company taxable income" annually).

Investor inquiries should be directed to Stephens.

ITEM 8: DISTRIBUTION ARRANGEMENTS.

The Trust is registered as an open-end management investment company under the 1940 Act. The Trust was organized as a Delaware statutory trust. Investors in the Trust will each be liable for all obligations of the Trust. However, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Trust itself was unable to meet its obligations. The Trust's Declaration of Trust authorizes the Board to issue Interests and to establish and designate such Interests into one or more Portfolios. Interests may be purchased only by institutional investors which are "accredited investors" within the meaning of Regulation D under the 1933 Act, and may not be purchased by individuals, S corporations, partnerships or grantor trusts.

A discussion of the risk factors, objectives and other investment aspects in a private fund will include all aspects of an investment in the corresponding Portfolio. In this registration statement, the discussion of risk factors which apply to an investment by a Portfolio shall include the risk factors which apply to an investment by a private fund.

The business and affairs of the Trust are managed under the direction of its Board. The office of the Trust is located at 525 Market Street, San Francisco, California 94105.

ITEM 9: FINANCIAL HIGHLIGHTS INFORMATION

The response to Item 9 has been omitted pursuant to paragraph (B)(2)(b) of the General Instructions to Form N-1A.

Part B

WELLS FARGO MASTER TRUST

Disciplined Growth Portfolio
Equity Income Portfolio
Index Portfolio
International Equity Portfolio
Large Cap Appreciation Portfolio
Large Cap Value Portfolio
Large Company Growth Portfolio
Managed Fixed Income Portfolio
Overseas Portfolio
Small Cap Basic Value Portfolio
Small Cap Index Portfolio
Small Company Growth Portfolio
Small Company Value Portfolio
Stable Income Portfolio
Strategic Value Bond Portfolio
Tactical Maturity Bond Portfolio

October  31, 2003

ITEM 10. COVER PAGE AND TABLE OF CONTENTS.

This Part B is not a prospectus. It is intended to provide additional information regarding the sixteen Portfolios of Wells Fargo Master Trust (the "Trust") and should be read in conjunction with the Trust's Part A dated October 31, 2003. All terms used in Part B that are defined in Part A will have the same meanings assigned in Part A. The audited financial statements for the portfolios, which include the portfolios of investments and independent auditors' report for the fiscal year ended September 30, 2002 (equity portfolios) and the fiscal year ended May 31, 2003 (income portfolios), are hereby incorporated by reference to the Annual Reports. Copies of Part A and the Annual Reports may be obtained without charge by calling 1-800-222-8222 or writing to Wells Fargo Funds, P.O. Box 8266, Boston, MA 02266-8266.

TABLE OF CONTENTS

THE TRUST HISTORY
DESCRIPTION OF THE TRUST, PORTFOLIOS, INVESTMENTS AND RISKS
FUNDAMENTAL INVESTMENT POLICIES
NON-FUNDAMENTAL INVESTMENT POLICIES
ADDITIONAL INFORMATION ON PORTFOLIO INVESTMENTS
MANAGEMENT OF THE TRUST
CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES
INVESTMENT ADVISORY AND OTHER SERVICES
BROKERAGE ALLOCATION AND OTHER PRACTICES
CAPITAL STOCK AND OTHER SECURITIES
Description of Interests
PURCHASE, REDEMPTION AND PRICING OF SHARES
DETERMINATION OF NET ASSET VALUE
TAXATION
UNDERWRITERS
CALCULATION OF PERFORMANCE DATA
FINANCIAL STATEMENTS
SCHEDULE A - DESCRIPTION OF RATINGS

ITEM 11. TRUST HISTORY

In November 1998, the parent holding company of Wells Fargo Bank, N.A. ("Wells Fargo Bank"), adviser to the Stagecoach funds, merged with the parent holding company of Norwest Investment Management, Inc., the adviser to the Norwest funds. Management and shareholders of both the Stagecoach Funds Family and the Norwest Funds Family approved a merger of the existing funds from both fund families into successor funds that are series of three newly formed investment companies registered under the 1940 Act. The Trust was established to continue the operations of certain existing portfolios of Core Trust (Delaware) ("CT") in newly established portfolios. The Trustees established fourteen portfolios of the Trust, not including the Large Cap Appreciation Portfolio which commenced operations on August 31, 2001, the Small Cap Basic Value Portfolio, which commenced operations on August 30, 2002, the Large Cap Value Portfolio which commenced operations on August 29, 2003, and the Overseas Portfolio, which commenced operations on October 31, 2003, each having a direct correlation to one corresponding CT portfolio. The Trust's Board of Trustees (the "Board" or "Trustees" approved the change of the name of the Trust from "Wells Fargo Core Trust" to "Wells Fargo Master Trust" on November 5, 2002.

ITEM 12. DESCRIPTION OF THE TRUST, PORTFOLIOS, INVESTMENTS AND RISKS

The Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"). The Trust was organized as a Delaware statutory trust. The Trust's Declaration of Trust authorizes the Board to issue an unlimited number of beneficial interests ("Interests") and to establish and designate such Interests into one or more portfolios. Interests may be purchased only by institutional investors which are "accredited investors" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"), and may not be purchased by individuals, S corporations, partnerships or grantor trusts. The number of investors for each Portfolio may not exceed 100.

The Trust is currently comprised of sixteen separate series (each, a "Portfolio" and collectively, the "Portfolios"): Disciplined Growth Portfolio, Equity Income Portfolio, Index Portfolio, International Equity Portfolio, Large Cap Appreciation Portfolio, Large Cap Value Portfolio, Large Company Growth Portfolio, Managed Fixed Income Portfolio, Overseas Portfolio, Small Cap Basic Value Portfolio, Small Cap Index Portfolio, Small Company Growth Portfolio, Small Company Value Portfolio, Stable Income Portfolio, Strategic Value Bond Portfolio, and Tactical Maturity Bond Portfolio. Each Portfolio is "diversified" as defined under the 1940 Act.

FUNDAMENTAL INVESTMENT POLICIES:

Each Portfolio has adopted the following investment policies, all of which are fundamental policies; that is, they may not be changed without approval by the holders of a majority (as defined under the 1940 Act) of the outstanding voting securities of such Portfolio.

The Portfolios may not:

(1) purchase the securities of issuers conducting their principal business activity in the same industry if, immediately after the purchase and as a result thereof, the value of a Portfolio's investments in that industry would equal or exceed 25% of the current value of the Portfolio's total assets, provided that this restriction does not limit a Portfolio's investments in (i) securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities, (ii) securities of other investment companies, (iii) municipal securities, or (iv) repurchase agreements, and provided further that (v) the Index Portfolio reserves the right to concentrate in any industry in which the S&P 500 Index becomes concentrated to the same degree during the same period and (vi) the Small Cap Index Portfolio reserves the right to concentrate in any industry in which the S&P 600 Small Cap Index becomes concentrated to the same degree during the same period;

(2) purchase securities of any issuer if, as a result, with respect to 75% of a Portfolio's total assets, more than 5% of the value of its total assets would be invested in the securities of any one issuer or the Portfolio's ownership would be more than 10% of the outstanding voting securities of such issuer, provided that this restriction does not limit a Portfolio's investments in securities issued or guaranteed by the U.S. Government, its agencies and instrumentalities, or investments in securities of other investment companies;

(3) borrow money, except to the extent permitted under the 1940 Act, including the rules, regulations and any orders obtained thereunder;

(4) issue senior securities, except to the extent permitted under the 1940 Act, including the rules, regulations and any orders obtained thereunder;

(5) make loans to other parties if, as a result, the aggregate value of such loans would exceed one-third of a Portfolio's total assets. For the purposes of this limitation, entering into repurchase agreements, lending securities and acquiring any debt securities are not deemed to be the making of loans;

(6) underwrite securities of other issuers, except to the extent that the purchase of permitted investments directly from the issuer thereof or from an underwriter for an issuer and the later disposition of such securities in accordance with a Portfolio's investment program may be deemed to be an underwriting;

(7) purchase or sell real estate unless acquired as a result of ownership of securities or other instruments (but this shall not prevent the Portfolio from investing in securities or other instruments backed by real estate or securities of companies engaged in the real estate business); nor

(8) purchase or sell commodities, provided that (i) currency will not be deemed to be a commodity for purposes of this restriction, (ii) this restriction does not limit the purchase or sale of futures contracts, forward contracts or options, and (iii) this restriction does not limit the purchase or sale of securities or other instruments backed by commodities or the purchase or sale of commodities acquired as a result of ownership of securities or other instruments.

NON-FUNDAMENTAL INVESTMENT POLICIES

Each Portfolio has adopted the following non-fundamental policies which may be changed by a vote of a majority of the Trustees of the Trust at any time without approval of such Portfolio's Interestholders;

(1) Each Portfolio may invest in shares of other investment companies to the extent permitted under the 1940 Act, including the rules, regulations and any exemptive orders obtained thereunder, provided however, that no Portfolio that has knowledge that its Interests are purchased by another investment company investor pursuant to Section 12(d)(1)(G) of the 1940 Act will acquire any securities of registered open-end management investment companies or registered unit investment trusts in reliance on Section 12(d)(1)(F) or 12(d)(1)(G) of the 1940 Act, and provided further that any Portfolio that has knowledge that its Interests are purchased by another investment company pursuant to an exemptive order relating to Section 12(d)(1) of the 1940 Act that precludes underlying portfolios from acquiring any securities of any other investment company in excess of the limits contained in Section 12(d)(1)(A) of the 1940 Act, except for securities received as a dividend or as a result of a plan of reorganization of any company, will limit its acquisition of securities of other investment companies accordingly;

(2) Each Portfolio may not invest or hold more than 15% of the Portfolio's net assets in illiquid securities. For this purpose, illiquid securities include, among others, (a) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale, (b) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, and (c) repurchase agreements not terminable within seven days;

(3) Each Portfolio may invest in futures or options contracts regulated by the U.S. Commodity Futures Trading Commission ("CFTC") for (i) bona fide hedging purposes within the meaning of the rules of the CFTC and (ii) other purposes if, as a result, no more than 5% of the Portfolio's net assets would be invested in initial margin and premiums (excluding amounts "in-the-money") required to establish the contracts;

(4) Each Portfolio may lend securities from its portfolio to approved brokers, dealers and financial institutions, to the extent permitted under the 1940 Act, including the rules, regulations and exemptions thereunder, which currently limit such activities to one-third of the value of a Portfolio's total assets (including the value of the collateral received). Any such loans of portfolio securities will be fully collateralized based on values that are marked-to-market daily;

(5) Each Portfolio may not make investments for the purpose of exercising control or management, provided that this restriction does not limit a Portfolio's investment in securities of other investment companies or investments in entities created under the laws of foreign countries to facilitate investment in securities of that country;

(6) Each Portfolio may not purchase securities on margin (except for short-term credits necessary for the clearance of transactions);

(7) Each Portfolio may not sell securities short, unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short (short sales "against the box"), and provided that transactions in futures contracts and options are not deemed to constitute selling securities short; and

(8) Each Portfolio that is subject to Rule 35d-1 (the "Names Rule") under the 1940 Act, and that has a non-fundamental policy or policies in place to comply with the Names Rule, has adopted the following policy:

Interestholders will receive at least 60 days' notice of any change to a Portfolio's non-fundamental policy complying with the Names Rule. The notice will be provided in Plain English in a separate written document, and will contain the following prominent statement or similar statement in bold-face type: "Important Notice Regarding Change in Investment Policy." This statement will appear on both the notice and the envelope in which it is delivered, unless it is delivered separately from other communications to investors, in which case the statement will appear either on the notice or the envelope in which the notice is delivered.

General

Notwithstanding the foregoing policies, any other investment companies in which the Portfolios may invest have adopted their own investment policies, which may be more or less restrictive than those listed above, thereby allowing a Portfolio to participate in certain investment strategies indirectly that are prohibited under the fundamental and non-fundamental investment policies listed above.

ADDITIONAL INFORMATION ON PORTFOLIO INVESTMENTS

Set forth below are descriptions of certain investments and additional investment policies for the Portfolios. Not all of the Portfolios participate in all of the investment practices described below. For purposes of monitoring the investment policies and restrictions of the Portfolios (with the exception of the loans of portfolio securities policy described below), the amount of any securities lending collateral held by a Portfolio will be excluded in calculating total assets.

Asset-Backed Securities

Certain Portfolios may invest in various types of asset-backed securities. Asset-backed securities are securities that represent an interest in an underlying security. The asset-backed securities in which the Portfolios invest may consist of undivided fractional interests in pools of consumer loans or receivables held in trust. Examples include certificates for automobile receivables (CARS) and credit card receivables (CARDS). Payments of principal and interest on these asset-backed securities may be "passed through" on a monthly or other periodic basis to certificate holders and are typically supported by some form of credit enhancement, such as a surety bond, limited guaranty, or subordination. The extent of credit enhancement varies, but usually amounts to only a fraction of the asset-backed security's par value until exhausted. Ultimately, asset-backed securities are dependent upon payment of the consumer loans or receivables by individuals, and the certificate holder frequently has no recourse to the entity that originated the loans or receivables. The actual maturity and realized yield will vary based upon the prepayment experience of the underlying asset pool and prevailing interest rates at the time of prepayment. Asset-backed securities may be subject to greater risk of default during periods of economic downturn than other instruments. Also, the secondary market for certain asset-backed securities may not be as liquid as the market for other types of securities, which could result in a Portfolio experiencing difficulty in valuing or liquidating such securities. Certain Funds may also invest in securities backed by pools of mortgages. The investments are described under the heading "Mortgage-Related" Securities."

Bank Obligations

The Portfolios may invest in bank obligations, including certificates of deposit, time deposits, bankers' acceptances and other short-term obligations of domestic banks, foreign subsidiaries of domestic banks, foreign branches of domestic banks, and domestic and foreign branches of foreign banks, domestic savings and loan associations and other banking institutions. With respect to such obligations issued by foreign branches of domestic banks, foreign subsidiaries of domestic banks, and domestic and foreign branches of foreign banks, a Portfolio may be subject to additional investment risks that are different in some respects from those incurred by a Portfolio which invests only in debt obligations of U.S. domestic issuers. Such risks include possible future political and economic developments, the possible imposition of foreign withholding and other taxes on amounts realized on such obligations, the possible establishment of exchange controls or the adoption of other foreign governmental restrictions which might adversely affect the payment of principal and interest on these obligations and the possible seizure or nationalization of foreign deposits. In addition, foreign branches of U.S. banks and foreign banks may be subject to less stringent reserve requirements and to different accounting, auditing, reporting and recordkeeping standards than those applicable to domestic branches of U.S. banks.

Certificates of deposit are negotiable certificates evidencing the obligation of a bank to repay funds deposited with it for a specified period of time.

Time deposits are non-negotiable deposits maintained in a banking institution for a specified period of time at a stated interest rate. Time deposits that may be held by a Portfolio will not benefit from insurance from the Bank Insurance Fund or the Savings Association Insurance Fund administered by the Federal Deposit Insurance Corporation ("FDIC"). Bankers' acceptances are credit instruments evidencing the obligation of a bank to pay a draft drawn on it by a customer. These instruments reflect the obligation both of the bank and of the drawer to pay the face amount of the instrument upon maturity. The other short-term obligations may include uninsured, direct obligations, bearing fixed, floating- or variable-interest rates.

Below Investment-Grade Investments

Certain Portfolios may invest in debt securities that are in low or below investment-grade categories, or are unrated or in default at the time of purchase (sometimes referred to as high yield securities or "junk bonds"). Such debt securities have a much greater risk of default (or in the case of bonds currently in default, of not returning principal) and are more volatile than higher-rated securities of similar maturity. The value of such debt securities will be affected by overall economic conditions, interest rates, and the creditworthiness of the individual issuers. Additionally, these lower-rated debt securities may be less liquid and more difficult to value than higher-rated securities.

Bonds

Certain Portfolios may invest in bonds. A bond is an interest-bearing security issued by a company or governmental unit. The issuer of a bond has a contractual obligation to pay interest at a stated rate on specific dates and to repay principal (the bond's face value) periodically or on a specified maturity date. An issuer may have the right to redeem or "call" a bond before maturity, in which case the investor may have to reinvest the proceeds at lower market rates. The value of fixed-rate bonds will tend to fall when interest rates rise and rise when interest rates fall. The value of "floating-rate" or "variable-rate" bonds, on the other hand, fluctuate much less in response to market interest-rate movements than the value of fixed-rate bonds.

Bonds may be senior or subordinated obligations. Senior obligations generally have the first claim on a corporation's earnings and assets and, in the event of liquidation, are paid before subordinated debt. Bonds may be unsecured (backed only by the issuer's general creditworthiness) or secured (also backed by specified collateral).

Borrowing

The Portfolios may borrow money for temporary or emergency purposes, including the meeting of redemption requests. Borrowing involves special risk considerations. Interest costs on borrowings may fluctuate with changing market rates of interest and may partially offset or exceed the return earned on borrowed funds (or on the assets that were retained rather than sold to meet the needs for which funds were borrowed). Under adverse market conditions, a Portfolio might have to sell portfolio securities to meet interest or principal payments at a time when investment considerations would not favor such sales. Reverse repurchase agreements, short sales not against the box, dollar roll transactions and other similar investments that involve a form of leverage have characteristics similar to borrowings but are not considered borrowings if the Portfolio maintains a segregated account.

Closed-End Investment Companies

Certain Portfolios may invest in the securities of closed-end investment companies that invest primarily in foreign securities. Because of restrictions on direct investment by U.S. entities in certain countries, other investment companies may provide the most practical or only way for the Portfolio to invest in certain markets. The Portfolios will invest in such companies when, in the adviser's judgment, the potential benefits of the investment justify the payment of any applicable premium or sales charge. Other investment companies incur their own fees and expenses.

Commercial Paper

The Portfolios may invest in commercial paper (including variable amount master demand notes, see "Floating- and Variable-Rate Obligations" below) which refers to short-term, unsecured promissory notes issued by corporations, financial institutions, and similar instruments issued by government agencies and instrumentalities to finance short-term credit needs. Commercial paper is usually sold on a discount basis and typically has a maturity at the time of issuance not exceeding nine months. Investments by the Portfolios in commercial paper will consist of issues that are rated in one of the two highest rating categories by a Nationally Recognized Statistical Ratings Organization ("NRSRO").

Convertible Securities

Certain Portfolios may invest in convertible securities that provide current income and are issued by companies that have a strong earnings and credit record. The Portfolios may purchase convertible securities that are fixed-income debt securities or preferred stocks, and which may be converted at a stated price within a specified period of time into a certain quantity of the common stock of the same issuer. Convertible securities, while usually subordinate to similar nonconvertible securities, are senior to common stocks in an issuer's capital structure. Convertible securities offer flexibility by providing the investor with a steady income stream (which generally yield a lower amount than similar nonconvertible securities and a higher amount than common stocks) as well as the opportunity to take advantage of increases in the price of the issuer's common stock through the conversion feature. Fluctuations in the convertible security's price can reflect changes in the market value of the common stock or changes in market interest rates.

Custodial Receipts for Treasury Securities

The Portfolios may purchase participations in trusts that hold U.S. Treasury securities, such as Treasury Investors Growth Receipts (TIGRs) and Certificates of Accrual on Treasury Securities (CATS) or other obligations where the trust participations evidence ownership in either the future interest payments or the future principal payments on the obligations. These participations are normally issued at a discount to their "face value," and can exhibit greater price volatility than ordinary debt securities because of the way in which their principal and interest are returned to investors.

Derivative Securities

Certain Portfolios may invest in various instruments that may be considered "derivatives," including structured notes, bonds or other instruments with interest rates that are determined by reference to changes in the value of other interest rates, indices or financial indicators ("References") or the relative change in two or more References. Some derivative securities represent relatively recent innovations in the bond markets, and the trading market for these instruments is less developed than the markets for traditional types of debt instruments. It is uncertain how these instruments will perform under different economic and interest rate scenarios. Because certain of these instruments are leveraged, their market values may be more volatile than other types of bonds and may present greater potential for capital gain or loss. Derivative securities and their underlying instruments may experience periods of illiquidity, which could cause a Portfolio to hold a security it might otherwise sell or could force the sale of a security at inopportune times or for prices that do not reflect current market value. The possibility of default by the issuer or the issuer's credit provider may be greater for these structured and derivative instruments than for other types of instruments. As new types of derivative securities are developed and offered to investors, the adviser will, consistent with the Portfolios' investment objectives, policies and quality standards, consider making investments in such new types of derivative securities.

Derivative Securities: Futures and Options Contracts

Certain Portfolios may invest in futures and options contracts. Futures and options contracts are types of "derivative securities," securities which derive their value, at least in part, from the price of another security or asset, or the level of an index or a rate. As is described in more detail below, a Portfolio often invests in these securities as a "hedge" against fluctuations in the value of the other securities that the Portfolio holds, although a Portfolio may also invest in certain derivative securities for investment purposes only.

While derivative securities are useful for hedging and investment, they also carry additional risks. A hedging policy may fail if the correlation between the value of the derivative securities and the Portfolio's other investments does not follow the adviser's expectations. If the adviser's expectations are not met, it is possible that the hedging strategy will not only fail to protect the value of the Portfolio's investments, but the Portfolio may also lose money on the derivative security itself. Also, derivative securities are more likely to experience periods when they will not be readily tradable. If, as a result of such illiquidity, a Portfolio cannot settle a future or option contract at the time the adviser determines is optimal, the Portfolio may lose money on the investment. Additional risks of derivative securities include: the risk of the disruption of the Portfolios' ability to trade in derivative securities because of regulatory compliance problems or regulatory changes; credit risk of counterparties to derivative contracts; and market risk (i.e., exposure to adverse price changes).

The adviser uses a variety of internal risk management procedures to ensure that derivatives use is consistent with a Portfolio's investment objectives, does not expose a Portfolio to undue risk and is closely monitored. These procedures include providing periodic reports to the Board concerning the use of derivatives.

The use of derivatives by a Portfolio also is subject to broadly applicable investment policies. For example, a Portfolio may not invest more than a specified percentage of its assets in "illiquid securities," including those derivatives that do not have active secondary markets. Nor may a Portfolio use certain derivatives without establishing adequate "cover" in compliance with the U.S. Securities and Exchange Commission ("SEC") rules limiting the use of leverage.

Futures Contracts. Certain Portfolios may trade futures contracts and options on futures contracts. A futures transaction involves a firm agreement to buy or sell a commodity or financial instrument at a particular price on a specified future date. Futures contracts are standardized and exchange-traded, where the exchange serves as the ultimate counterparty for all contracts. Consequently, the only credit risk on futures contracts is the creditworthiness of the exchange.

The purchaser or seller of a futures contract is not required to deliver or pay for the underlying instrument unless the contract is held until the delivery date. However, both the purchaser and seller are required to deposit "initial margin" with a futures broker when the parties enter into the contract. Initial margin deposits are typically equal to a percentage of the contract's value. If the value of either party's position declines, that party will be required to make additional "variation margin" payments to settle the change in value on a daily basis. The party that has a gain may be entitled to receive all or a portion of this amount. Initial and variation margin payments do not constitute purchasing securities on margin for purposes of a Portfolio's investment limitations. In the event of the bankruptcy of the broker that holds the margin on behalf of a Portfolio, the Portfolio may not receive a full refund of its margin.

Although the Portfolios intend to purchase or sell futures contracts only if there is an active market for such contracts, a liquid market may not exist for a particular contract at a particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contracts prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subject a Portfolio to substantial losses. If it is not possible, or a Portfolio determines not to close a futures position in anticipation of adverse price movements, the Portfolio may be required to pay additional variation margin until the position is closed.

Certain Portfolios may also purchase options on futures contracts. See "Options Trading" below.

Foreign Currency Futures Contracts and Foreign Currency Transactions. Certain Portfolios can invest in foreign currency futures contracts and foreign currency transactions which entail the same risks as other futures contracts as described above, but have the additional risks associated with international investing. Similar to other futures contracts, a foreign currency futures contract is an agreement for the future delivery of a specified currency at a specified time and at a specified price, will be secured by margin deposits, are regulated by the CFTC and are traded on designated exchanges. A Portfolio will incur brokerage fees when it purchases and sells futures contracts.

Foreign currency transactions, such as forward foreign currency exchange contracts, are also contracts for the future delivery of a specified currency at a specified time and at a specified price. These transactions differ from futures contracts in that they are usually conducted on a principal basis instead of through an exchange, and therefore there are no brokerage fees, margin deposits are negotiated between the parties, and the contracts are settled through different procedures. The adviser considers on an ongoing basis the creditworthiness of the institutions with which the Portfolio enters into foreign currency transactions. Despite these differences, however, foreign currency futures contracts and foreign currency transactions (together, "Currency Futures") entail largely the same risks, and therefore the remainder of this section will describe the two types of securities together.

Because certain Portfolios may invest in securities denominated in currencies other than the U.S. dollar and may temporarily hold Portfolios in bank deposits or other money market investments denominated in foreign currencies, they may be affected favorably or unfavorably by exchange control regulations or changes in the exchange rate between such currencies and the dollar. Changes in foreign currency exchange rates influence values within the Portfolio from the perspective of U.S. investors. The rate of exchange between the U.S. dollar and other currencies is determined by the forces of supply and demand in the foreign exchange markets. The international balance of payments and other economic and financial conditions, government intervention, speculation and other factors affect these forces.

A Portfolio will purchase and sell Currency Futures in order to hedge its portfolio and to protect it against possible variations in foreign exchange rates pending the settlement of securities transactions. If a fall in exchange rates for a particular currency is anticipated, a Portfolio may sell a Currency Future as a hedge. If it is anticipated that exchange rates will rise, a Portfolio may purchase a Currency Future to protect against an increase in the price of securities denominated in a particular currency the Portfolio intends to purchase. These Currency Futures will be used only as a hedge against anticipated currency rate changes. Although such contracts are intended to minimize the risk of loss due to a decline in the value of the hedged currency, at the same time, they tend to limit any potential gain which might result should the value of such currency increase.

The use of Currency Futures involves the risk of imperfect correlation between movements in futures prices and movements in the price of currencies which are the subject of the hedge. The successful use of Currency Futures strategies also depends on the ability of the adviser to correctly forecast interest rate movements, currency rate movements and general stock market price movements. There can be no assurance that the adviser's judgment will be accurate. The use of Currency Futures also exposes a Portfolio to the general risks of investing in futures contracts: the risk of an illiquid market for the Currency Futures, the risk of exchange-imposed trading limits, and the risk of adverse regulatory actions. Any of these events may cause a Portfolio to be unable to hedge its securities, and may cause a Portfolio to lose money on its Currency Futures investments.

Certain Portfolios may also purchase options on Currency Futures. See "Options Trading" below.

(i) Options Trading. Certain Portfolios may purchase or sell options on individual securities or options on indices of securities. The purchaser of an option risks a total loss of the premium paid for the option if the price of the underlying security does not increase or decrease sufficiently to justify the exercise of such option. The seller of an option, on the other hand, will recognize the premium as income if the option expires unrecognized but foregoes any capital appreciation in excess of the exercise price in the case of a call option and may be required to pay a price in excess of current market value in the case of a put option.

A call option for a particular security gives the purchaser of the option the right to buy, and a writer the obligation to sell, the underlying security at the stated exercise price at any time prior to the expiration of the option, regardless of the market price of the security. The premium paid to the writer is in consideration for undertaking the obligation under the option contract. A put option for a particular security gives the purchaser the right to sell, and the writer the option to buy, the security at the stated exercise price at any time prior to the expiration date of the option, regardless of the market price of the security.

The Portfolios will write call options only if they are "covered." In the case of a call option on a security or currency, the option is "covered" if a Portfolio owns the instrument underlying the call or has an absolute and immediate right to acquire that instrument without additional cash consideration (or, if additional cash consideration is required, cash, U.S. Government obligations or other liquid high grade debt obligations, in such amount are held in a segregated account by the Portfolio's custodian) upon conversion or exchange of other securities held by it. For a call option on an index, the option is covered if a Portfolio maintains with its custodian a diversified portfolio of securities comprising the index or liquid assets equal to the contract value. A call option is also covered if a Portfolio holds an offsetting call on the same instrument or index as the call written. The Portfolios will write put options only if they are "secured" by liquid assets maintained in a segregated account by the Portfolios' custodian in an amount not less than the exercise price of the option at all times during the option period.

Each Portfolio may buy put and call options and write covered call and secured put options. Options trading is a highly specialized activity which entails greater than ordinary investment risk. Options may be more volatile than the underlying instruments, and therefore, on a percentage basis, an investment in options may be subject to greater fluctuation than an investment in the underlying instruments themselves. Purchasing options is a specialized investment technique that entails a substantial risk of a complete loss of the amounts paid as premiums to the writer of the option. If the adviser is incorrect in its forecast of market value or other factors when writing options, the Portfolio would be in a worse position than it would have been had if it had not written the option. If a Portfolio wishes to sell an underlying instrument (in the case of a covered call option) or liquidate assets in a segregated account (in the case of a secured put option), the Portfolio must purchase an offsetting option if available, thereby incurring additional transactions costs.

Below is a description of some of the types of options in which a Portfolio may invest.

A stock index option is an option contract whose value is based on the value of a stock index at some future point in time. Stock indexes fluctuate with changes in the market values of the stocks included in the index. The effectiveness of purchasing or writing stock index options will depend upon the extent to which price movements in a Portfolio's investment portfolio correlate with price movements of the stock index selected. Accordingly, successful use by a Portfolio of options on stock indexes will be subject to the adviser's ability to correctly analyze movements in the direction of the stock market generally or of particular industry or market segments. When a Portfolio writes an option on a stock index, the Portfolio will place in a segregated account with the Portfolio's custodian cash or liquid securities in an amount at least equal to the market value of the underlying stock index and will maintain the account while the option is open or otherwise will cover the transaction.

The Portfolios may invest in stock index futures contracts and options on stock index futures contracts. A stock index futures contract is an agreement in which one party agrees to deliver to the other an amount of cash equal to a specific dollar amount multiplied by the difference between the value of a specific stock index at the close of the last trading day of the contract and the price at which the agreement is made. Stock index futures contracts may be purchased to protect a Portfolio against an increase in the prices of stocks that a Portfolio intends to purchase. The purchase of options on stock index futures contracts are similar to other options contracts as described above, where a Portfolio pays a premium for the option to purchase or sell a stock index futures contract for a specified price at a specified date. With options on stock index futures contracts, a Portfolio risks the loss of the premium paid for the option. The Portfolios may also invest in interest-rate futures contracts and options on interest-rate futures contracts. These securities are similar to stock index futures contracts and options on stock index futures contracts, except they derive their price from an underlying interest rate rather than a stock index.

Interest-rate and index swaps involve the exchange by a Portfolio with another party of their respective commitments to pay or receive interest (for example, an exchange of floating-rate payments for fixed-rate payments). Index swaps involve the exchange by a Portfolio with another party of cash flows based upon the performance of an index of securities. Interest-rate swaps involve the exchange by a Portfolio with another party of cash flows based upon the performance of a specified interest rate. In each case, the exchange commitments can involve payments to be made in the same currency or in different currencies. The Portfolios will usually enter into swaps on a net basis. In so doing, the two payment streams are netted out, with a Portfolio receiving or paying, as the case may be, only the net amount of the two payments. If a Portfolio enters into a swap, it will maintain a segregated account on a gross basis, unless the contract provides for a segregated account on a net basis. The risk of loss with respect to swaps generally is limited to the net amount of payments that a Portfolio is contractually obligated to make. There is also a risk of a default by the other party to a swap, in which case a Portfolio may not receive net amount of payments that the Portfolio contractually is entitled to receive.

Future Developments. Certain Portfolios may take advantage of opportunities in the areas of options and futures contracts and options on futures contracts and any other derivative investments which are not presently contemplated for use by the Portfolios or which are not currently available but which may be developed, to the extent such opportunities are both consistent with the Portfolios' investment objective and legally permissible for a Portfolio.

Dollar Roll Transactions

Certain Portfolios may enter into dollar roll transactions wherein a Portfolio sells fixed- income securities, typically mortgage-backed securities, and makes a commitment to purchase similar, but not identical, securities at a later date from the same party. Like a forward commitment, during the roll period no payment is made for the securities purchased and no interest or principal payments on the security accrue to the purchaser, but a Portfolio assumes the risk of ownership. A Portfolio is compensated for entering into dollar roll transactions by the difference between the current sales price and the forward price for the future purchase, as well as by the interest earned on the cash proceeds of the initial sale. Like other when-issued securities or firm commitment agreements, dollar roll transactions involve the risk that the market value of the securities sold by a Portfolio may decline below the price at which the Portfolio is committed to purchase similar securities. In the event the buyer of securities under a dollar roll transaction becomes insolvent, the Portfolio's use of the proceeds of the transaction may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Portfolio's obligation to repurchase the securities. At the time a Portfolio enters into a dollar roll transaction, it causes its custodian to segregate liquid assets such as cash, U.S. Government securities or other liquid equity or debt securities having a value equal to the purchase price for the similar security (including accrued interest) and subsequently marks the assets to market daily to ensure that full collateralization is maintained.

Emerging Market Securities

Certain Portfolios may invest in equity securities of companies in "emerging markets." The Portfolios consider countries with emerging markets to include the following: (i) countries with an emerging stock market as defined by the International Finance Corporation; (ii) countries with low- to middle-income economies according to the International Bank for Reconstruction and Development (more commonly referred to as the World Bank); and (iii) countries listed in World Bank publications as developing. The adviser may invest in those emerging markets that have a relatively low gross national product per capita, compared to the world's major economies, and which exhibit potential for rapid economic growth. The adviser believes that investment in equity securities of emerging market issuers offers significant potential for long-term capital appreciation.

Equity securities of emerging market issuers may include common stock, preferred stocks (including convertible preferred stocks) and warrants; bonds, notes and debentures convertible into common or preferred stock; equity interests in foreign investment funds or trusts and real estate investment trust securities. The Portfolios may invest in American Depositary Receipts ("ADRs"), Canadian Depositary Receipts ("CDRs"), European Depositary Receipts ("EDRs"), Global Depositary Receipts ("GDRs") and International Depositary Receipts ("IDRs") of such issuers.

Emerging market countries include, but are not limited to: Argentina, Brazil, Chile, China, the Czech Republic, Columbia, Indonesia, India, Malaysia, Mexico, the Philippines, Poland, Peru, Russia, Singapore, South Africa, Thailand, Taiwan and Turkey. A company is considered in a country, market or region if it conducts its principal business activities there, namely, if it derives a significant portion (at least 50%) of its revenues or profits from goods produced or sold, investments made, or services performed therein or has at least 50% of its assets situated in such country, market or region.

There are special risks involved in investing in emerging-market countries. Many investments in emerging markets can be considered speculative, and their prices can be much more volatile than in the more developed nations of the world. This difference reflects the greater uncertainties of investing in less established markets and economies. The financial markets of emerging markets countries are generally less well capitalized and thus securities of issuers based in such countries may be less liquid. Most are heavily dependent on international trade, and some are especially vulnerable to recessions in other countries. Many of these countries are also sensitive to world commodity prices. Some countries may still have obsolete financial systems, economic problems or archaic legal systems. The currencies of certain emerging market countries, and therefore the value of securities denominated in such currencies, may be more volatile than currencies of developed countries. In addition, many of these nations are experiencing political and social uncertainties.

Furthermore, with respect to certain foreign countries, taxes may be withheld at the source under foreign tax laws, and there is a possibility of expropriation or confiscatory taxation, political, social and monetary instability or diplomatic developments that could adversely affect investments in, the liquidity of, and the ability to enforce contractual obligations with respect to, securities of issuers located in those countries. Amounts realized on foreign securities in which a Portfolio may invest may be subject to foreign withholding or other taxes that could reduce the return on these securities. Applicable tax treaties between the United States and foreign countries, however, may reduce or eliminate the amount of foreign taxes to which the Portfolio would otherwise be subject.

Floating- and Variable-Rate Obligations

Certain Portfolios may purchase floating- and variable-rate obligations such as demand notes and bonds, and they may also purchase certificates of participation in such instruments. Variable-rate demand notes include master demand notes that are obligations that permit a Portfolio to invest fluctuating amounts, which may change daily without penalty, pursuant to direct arrangements between the Portfolio, as lender, and the borrower. The interest rate on a floating-rate demand obligation is based on a known lending rate, such as a bank's prime rate, and is adjusted automatically each time such rate is adjusted. The interest rate on a variable-rate demand obligation is adjusted automatically at specified intervals. The issuer of such obligations ordinarily has a right, after a given period, to prepay in its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days notice to the holders of such obligations. Frequently, such obligations are secured by letters of credit or other credit support arrangements provided by banks.

There generally is no established secondary market for these obligations because they are direct lending arrangements between the lender and borrower. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, a Portfolio's right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies and each Portfolio may invest in obligations that are not so rated only if the adviser determines that at the time of investment the obligations are of comparable quality to the other obligations in which such Portfolio may invest. The adviser, on behalf of each Portfolio, considers on an ongoing basis the creditworthiness of the issuers of the floating- and variable-rate demand obligations in such Portfolio's investment portfolio. Floating- and variable-rate instruments are subject to interest-rate risk and credit risk.

Foreign Investments

The Portfolios that make foreign investments are subject to additional risks, including potentially less liquidity and greater price volatility. These additional risks include those related to adverse political, regulatory, market or economic developments, and foreign markets can and often do perform differently from U.S. markets. Emerging market securities typically present even greater exposure to these same risks and can present additional risks (such as those related to social unrest or political upheaval) that can make them extremely volatile (see "Emerging Market Securities" below). Additionally, foreign companies may be subject to significantly higher levels of taxation than U.S. companies, including potentially confiscatory levels of taxation, thereby reducing their earnings potential, and amounts realized on foreign securities may be subject to foreign taxes. Foreign investments may be made directly through securities purchased in foreign markets, or through investments in ADRs and other similar investments. Direct investment in foreign securities involves exposure to additional risks, including those related to fluctuations in foreign currency exchange rates, withholding and other taxes, trade settlement, custodial, and other operational risks, and the less stringent investor protection and disclosure standards of some foreign markets. ADRs (receipts evidencing ownership of foreign stock deposited in a domestic bank or trust company) reduce some of the risks of foreign investing, because a large, liquid market generally exists and U.S. trading and settlement practices reduce currency, custodial and other operational risks. Similar investments (EDRs and GDRs) are receipts for stock deposited in foreign banks and trust companies, trade across foreign and domestic markets, and can involve greater risks than ADRs.

Certain Portfolios may invest in fixed income securities of non-U.S. governmental and private issuers. Such investments may include bonds, notes, debentures and other similar debt securities, including convertible securities.

Investments in foreign obligations involve certain considerations that are not typically associated with investing in domestic securities. There may be less publicly available information about a foreign issuer than about a domestic issuer. Foreign issuers also are not generally subject to the same accounting, auditing and financial reporting standards or governmental supervision as domestic issuers. In addition, with respect to certain foreign countries, taxes may be withheld at the source under foreign tax laws, and there is a possibility of expropriation or confiscatory taxation, political, social and monetary instability or diplomatic developments that could adversely affect investments in, the liquidity of, and the ability to enforce contractual obligations with respect to, securities of issuers located in those countries.

Amounts realized on foreign securities in which a Portfolio may invest may be subject to foreign withholding and other taxes that could reduce the return on these securities. Tax treaties between the United States and foreign countries, however, may reduce or eliminate the amount of foreign taxes to which the Portfolio would be subject.

Forward Commitment, When-Issued Purchases and Delayed-Delivery Transactions

Each Portfolio may purchase or sell securities on a when-issued or delayed-delivery basis and make contracts to purchase or sell securities for a fixed price at a future date beyond customary settlement time. Delivery and payment on such transactions normally take place within 120 days after the date of the commitment to purchase. Securities purchased or sold on a when-issued, delayed-delivery or forward commitment basis involve a risk of loss if the value of the security to be purchased declines, or the value of the security to be sold increases, before the settlement date.

Each Portfolio will segregate cash, U.S. Government obligations or other high-quality debt instruments in an amount at least equal in value to the Portfolio's commitments to purchase when-issued securities. If the value of these assets declines, the Portfolio will segregate additional liquid assets on a daily basis so that the value of the segregated assets is equal to the amount of such commitments.

Guaranteed Investment Contracts

Certain Portfolios may invest in guaranteed investment contracts ("GICs") issued by insurance companies. Pursuant to such contracts, a Portfolio makes cash contributions to a deposit fund of the insurance company's general account. The insurance company then credits to the deposit fund on a monthly basis guaranteed interest at a rate based on an index. The GICs provide that this guaranteed interest will not be less than a certain minimum rate. The insurance company may assess periodic charges against a GIC for expense and service costs allocable to it, and these charges will be deducted from the value of the deposit fund. A Portfolio will purchase a GIC only when the adviser has determined that the GIC presents minimal credit risks to the Portfolio and is of comparable quality to instruments in which the Portfolio may otherwise invest. Because a Portfolio may not receive the principal amount of a GIC from the insurance company on seven days' notice or less, a GIC may be considered an illiquid investment.

Illiquid Securities

The Portfolios may invest in securities not registered under the 1933 Act and other securities subject to legal or other restrictions on resale, and for which there may not be a readily available market, and which may be difficult to sell promptly at an acceptable price. Delay or difficulty in selling securities may result in a loss or be costly to a Portfolio. Each Portfolio may not invest or hold more than 15% of its net assets in illiquid securities.

Interest Rate Protection Transactions

To manage their exposure to different types of investments, certain Portfolios may enter into interest rate, currency and mortgage (or other asset) swap agreements and may purchase and sell interest rate "caps," "floors" and "collars." In a typical interest rate swap agreement, one party agrees to make regular payments equal to a floating interest rate on a specific amount in return for payments equal to a fixed interest rate on the same amount for a specified period. In a cap or floor, one party agrees, usually in return for a fee, to make payments under particular circumstances. A collar entitles the purchaser to receive payments to the extent a specified interest rate falls outside an agreed upon range.

A Portfolio expects to enter into interest rate protection transactions to preserve a return or spread on a particular investment or portion of its portfolio or to protect against any increase in the price of securities it anticipates purchasing at a later date. The Portfolios intend to use these transactions as a hedge and not as a speculative investment.

Letters of Credit

Certain of the debt obligations (including certificates of participation, commercial paper and other short-term obligations) which the Portfolios may purchase may be backed by an unconditional and irrevocable letter of credit of a bank, savings and loan association or insurance company which assumes the obligation for payment of principal and interest in the event of default by the issuer. Only banks, savings and loan associations and insurance companies which, in the opinion of the adviser, are of comparable quality to issuers of other permitted investments of the Portfolio may be used for letter of credit-backed investments.

Loans of Portfolio Securities

Each Portfolio may lend its portfolio securities pursuant to guidelines approved by the Board to brokers, dealers and financial institutions, provided: (1) the loan is secured continuously by collateral consisting of cash, securities of the U.S. Government, its agencies or instrumentalities, or an irrevocable letter of credit issued by a bank organized under the laws of the United States, organized under the laws of a State, or a foreign bank that has filed an agreement with the Federal Reserve Board to comply with the same rules and regulations applicable to U.S. banks in securities credit transactions, and such collateral being maintained on a daily marked-to-market basis in an amount at least equal to the current market value of the securities loaned plus any accrued interest or dividends; (2) the Portfolio may at any time call the loan and obtain the return of the securities loaned upon sufficient prior notification; (3) the Portfolio will receive any interest or dividends paid on the loaned securities; and (4) the aggregate market value of securities loaned will not at any time exceed the limits established by the 1940 Act.

A Portfolio will earn income for lending its securities because cash collateral pursuant to these loans will be invested subject to the investment objectives, principal investment strategies and policies of the Portfolio. In connection with lending securities, a Portfolio may pay reasonable finders, administrative and custodial fees. Loans of securities involve a risk that the borrower may fail to return the securities or may fail to provide additional collateral. In either case, a Portfolio could experience delays in recovering securities or collateral or could lose all or part of the value of the loaned securities. Although voting rights, or rights to consent, attendant to securities on loan pass to the borrower, such loans may be called at any time and will be called so that the securities may be voted by a Portfolio if a material event affecting the investment is to occur. A Portfolio may pay a portion of the interest or fees earned from securities lending to a borrower or securities lending agent. Borrowing and placing brokers may not be affiliated, directly or indirectly, with the Trust, the adviser or the placement agent.

Wells Fargo Bank Minnesota, N.A. ("Wells Fargo Bank MN" or "Custodian"), acts as Securities Lending Agent for the Portfolios, subject to the overall supervision of the Portfolios' investment adviser. Pursuant to an exemptive order granted by the SEC, Wells Fargo Bank MN is entitled to receive a portion of the revenues generated by securities lending activities as compensation for its services in this regard.

Money Market Instruments and Temporary Investments

The Portfolios may invest in the following types of high quality money market instruments that have remaining maturities not exceeding one year: (i) U.S. Government obligations; (ii) negotiable certificates of deposit, bankers' acceptances and fixed time deposits and other obligations of domestic banks (including foreign branches) that have more than $1 billion in total assets at the time of investment and are members of the Federal Reserve System or are examined by the Comptroller of the Currency or whose deposits are insured by the FDIC; (iii) commercial paper rated in one of the two highest ratings categories by a NRSRO, or, if unrated, of comparable quality as determined by the adviser; (iv) certain repurchase agreements; and (e) short-term U.S. dollar-denominated obligations of foreign banks (including U.S. branches) that at the time of investment: (i) have more than $10 billion, or the equivalent in other currencies, in total assets and (ii) in the opinion of the adviser, are of comparable quality to obligations of U.S. banks which may be purchased by the Portfolios.

Mortgage-Related Securities

Certain Portfolios may invest in mortgage-related securities (also known as mortgage pass-through securities), which represent interests in "pools" of mortgages in which payments of both interest and principal on the securities are made monthly, in effect "passing through" monthly payments made by the individual borrowers on the residential mortgage loans which underlie the securities (net of fees paid to the issuer or guarantor of the securities). The stated maturities of mortgage-related securities may be shortened by unscheduled prepayments of principal on the underlying mortgages, or extended in rising interest-rate environments. Therefore, it is not possible to predict accurately the average maturity of a particular mortgage-related security. Variations in the maturities of mortgage-related securities will affect the yield of the Portfolio. Rates of repayment of principal on mortgage pass-through securities that are higher or lower than expected may expose a Portfolio to a lower rate of return upon reinvestment of principal. Also, if a security subject to prepayment has been purchased at a premium, in the event of prepayment the value of the premium would be lost. Like other fixed-income securities, when interest rates rise, the value of a mortgage-related security generally will decline; however, when interest rates decline, the value of mortgage-related securities with prepayment features may not increase as much as other fixed-income securities. Payment of principal and interest on some mortgage pass-through securities (but not the market value of the securities themselves) may be guaranteed by the full faith and credit of the U.S. Government or its agencies or instrumentalities. Mortgage pass-through securities created by non-government issuers (such as commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers) may be supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance, and letters of credit, which may be issued by governmental entities, private insurers or the mortgage poolers.

Collateralized Mortgage Obligations ("CMOs"). Certain Portfolios may also invest in investment-grade Collateralized Mortgage Obligations ("CMOs"). CMOs may be collateralized by whole mortgage loans but are more typically collateralized by portfolios of mortgage pass-through securities guaranteed by the Government National Mortgage Association ("GNMA"), the Federal Home Loan Mortgage Corporation ("FHLMC") or the Federal National Mortgage Association (" FNMA"). CMOs are structured into multiple classes, with each class bearing a different stated maturity. Payments of principal, including prepayments, are first returned to investors holding the shortest maturity class; investors holding the longer maturity classes receive principal only after the first class has been retired. A longer duration or greater sensitivity to interest rate fluctuations generally increases the risk level of the CMO.

Adjustable Rate Mortgages ("ARMs"). Certain Portfolios may also invest in ARMs issued or guaranteed by a government agency such as the GNMA, FNMA, FHLMC, or by a private issuer. The full and timely payment of principal and interest on GNMA ARMs is guaranteed by GNMA and backed by the full faith and credit of the U.S. Government. FNMA also guarantees full and timely payment of both interest and principal, while FHLMC guarantees full and timely payment of interest and ultimate payment of principal. FNMA and FHLMC ARMs are not backed by the full faith and credit of the United States. However, because FNMA and FHLMC are government-sponsored enterprises, these securities are generally considered to be high quality investments that present minimal credit risks. The mortgages underlying ARMs guaranteed by GNMA are typically insured or guaranteed by the Federal Housing Administration, the Veterans Administration or the Farmers Home Administration, whereas those underlying ARMs issued by FNMA or FHLMC are typically conventional residential mortgages which are not so insured or guaranteed, but which conform to specific underwriting, size and maturity standards. The yields provided by these ARMs have historically exceeded the yields on other types of U.S. Government obligations with comparable maturities, although there can be no assurance that this historical performance will continue.

Mortgage Participation Certificates. Certain Portfolios also may invest in mortgage participation certificates ("PCs") and guaranteed mortgage certificates ("GMCs"), both issued by the FHLMC. PCs resemble GNMA certificates in that each PC represents a pro rata share of all interest and principal payments made and owed on the underlying pool of mortgages. GMCs also represent a pro rata interest in a pool of mortgages. These instruments, however, pay interest semiannually and return principal once a year in guaranteed minimum payments. These mortgage participation certificates differ from bonds in that principal is paid back by the borrower over the length of the loan rather than returned in a lump sum at maturity.

Other Mortgage-Related Securities. As new types of mortgage-related securities are developed and offered to investors, the adviser will, consistent with a Portfolio's investment objective, policies and quality standards, consider making investments in such new types of mortgage-related securities.

Prepayment and Extension Risk. The stated maturities of mortgage-related securities may be shortened by unscheduled prepayments of principal on the underlying mortgages, or extended in rising interest rate environments. Therefore, it is not possible to predict accurately the average maturity of a particular mortgage-related security. Variations in the maturities of mortgage-related securities will affect the yield of the Portfolio. Rates of repayment of principal on mortgage-related securities that are higher or lower than expected may also expose a Portfolio to a lower rate of return upon reinvestment of principal. Also, if a security subject to prepayment has been purchased at a premium, in the event of prepayment, the value of the premium would be lost. Like other fixed-income securities, when interest rates rise, the value of a mortgage-related security generally will decline; however, when interest rates decline, the value of mortgage-related securities with prepayment features may not increase as much as other fixed-income securities.

Interest Rate Risk. The interest rates on the underlying mortgages of mortgage-related securities generally are readjusted at periodic intervals ranging from one year or less to several years in response to changes in a predetermined, commonly recognized interest rate index. The adjustable rate feature should reduce, but will not eliminate, price fluctuations in such securities, particularly when market interest rates fluctuate. The NAV of a Portfolio's shares may fluctuate to the extent interest rates on underlying mortgages differ from prevailing market interest rates during periods between interest rate reset dates. Accordingly, investors could experience some loss if they redeem their shares of a Portfolio or if the Portfolio sells these portfolio securities before the interest rates on the underlying mortgages are adjusted to reflect prevailing market interest rates.

Municipal Bonds

Certain Portfolios may invest in municipal bonds. The two principal classifications of municipal bonds are "general obligation" and "revenue" bonds. Municipal bonds are debt obligations issued to obtain funds for various public purposes. Industrial development bonds are a specific type of revenue bond backed by the credit and security of a private user. Certain types of industrial development bonds are issued by or on behalf of public authorities to obtain funds to provide privately-operated facilities.

From time to time, proposals have been introduced before Congress for the purpose of restricting or eliminating the federal income tax exemption for interest on municipal obligations. For example, under federal income tax legislation enacted in 1986, interest on certain private activity bonds must be included in an investor's "alternative minimum taxable income," and corporate investors must treat all tax-exempt interest as an item of tax "preference" for alternative minimum tax purposes. Moreover a Portfolio cannot predict what legislation, if any, may be proposed in the state legislature regarding the state income tax status of interest on such obligations, or which proposals, if any, might be enacted. Such proposals, while pending or if enacted, might materially and adversely affect the availability of municipal obligations generally for investment by the Portfolio and the liquidity and value of the Portfolio's assets. In such an event, a Portfolio would re-evaluate its investment objective and policies and consider possible changes in its structure or possible dissolution.

Certain of the municipal obligations held by a Portfolio may be insured as to the timely payment of principal and interest. The insurance policies usually are obtained by the issuer of the municipal obligation at the time of its original issuance. In the event that the issuer defaults on interest or principal payment, the insurer will be notified and will be required to make payment to the bondholders. There is, however, no guarantee that the insurer will meet its obligations. In addition, such insurance does not protect against market fluctuations caused by changes in interest rates and other factors.

Other Investment Companies

The Portfolios may invest in shares of other open-end management investment companies to the extent permitted under the 1940 Act. However, no Portfolio that has knowledge that its Interests are purchased by another investment company investor pursuant to Section 12(d)(1)(G) of the 1940 Act may acquire any securities of registered open-end management investment companies or registered unit investment trusts in reliance on Section 12(d)(1)(F) or 12(d(1)(G) of the 1940 Act. In addition, any Portfolio that has knowledge that its Interests are purchased by another investment company pursuant to an exemptive order relating to Section 12(d)(1) of the 1940 Act that precludes underlying portfolios from acquiring any securities of any other investment company in excess of the limits contained in Section 12(d)(1)(A) of the 1940 Act, except for securities received as a dividend or as a result of a plan of reorganization of any company, will limit its acquisition of securities of other investment companies accordingly. Other investment companies in which a Portfolio may invest can be expected to charge fees for operating expenses, such as investment advisory and administration fees, that would be in addition to those charged by the Portfolio.

iShares. The Portfolios may invest in iShares Trust and iShares, Inc. ("iShares") which are registered investment companies that consist of numerous separate series (each an "iShares Fund"), each of which seeks investment results similar to the performance of a single stock market or of a group of stock markets in a single geographic location. iShares combine characteristics of stocks with those of index funds. Like stocks, iShares are liquid and can be traded in any number of shares; like index funds, they provide diversification and market tracking. iShares trade on the American Stock Exchange, the Chicago Board Options Exchange and the New York Stock Exchange in the same way as shares of a publicly held company.

The International Equity Portfolio is authorized to purchase shares of an iShares Fund in excess of the 3% limit contained in Section 12(d)(1)(A) under the 1940 Act (the "3% Limit"). The 3% Limit prohibits an investment company that invests directly in a portfolio of securities from owning more than 3% of the outstanding voting stock of any one investment company. Although the Portfolio may invest in an iShares Fund in excess of the 3% Limit, it may not purchase shares of an iShares Fund if, after such purchase, it would own more than 20% of the outstanding voting stock of the iShares Fund.

Participation Interests

The Portfolios may purchase participation interests in loans or instruments in which the Portfolio may invest directly that are owned by banks or other institutions. A participation interest gives a Portfolio an undivided proportionate interest in a loan or instrument. Participation interests may carry a demand feature permitting the holder to tender the interests back to the bank or other institution. Participation interests, however, do not provide the Portfolio with any right to enforce compliance by the borrower, nor any rights of set-off against the borrower and the Portfolio may not directly benefit from any collateral supporting the loan in which it purchased a participation interest. As a result, the Portfolio will assume the credit risk of both the borrower and the lender that is selling the participation interest.

Privately Issued Securities

Certain Portfolios may invest in privately issued securities, including those which may be resold only in accordance with Rule 144A under the Securities Act of 1933 ("Rule 144A Securities"). Rule 144A Securities are restricted securities that are not publicly traded. Accordingly, the liquidity of the market for specific Rule 144A Securities may vary. Delay or difficulty in selling such securities may result in a loss to a Portfolio. Privately issued or Rule 144A securities that are determined by the adviser to be "illiquid" are subject to the Portfolios' policy of not investing or holding more than 15% of its net assets in illiquid securities. The adviser will evaluate the liquidity characteristics of each Rule 144A Security proposed for purchase by a Portfolio on a case-by-case basis and will consider the following factors, among others, in their evaluation: (1) the frequency of trades and quotes for the Rule 144A Security; (2) the number of dealers willing to purchase or sell the Rule 144A Security and the number of other potential purchasers; (3) dealer undertakings to make a market in the Rule 144A Security; and (4) the nature of the Rule 144A Security and the nature of the marketplace trades (e.g., the time needed to dispose of the Rule 144A Security, the method of soliciting offers and the mechanics of transfer).

Repurchase Agreements

The Portfolios may enter into repurchase agreements wherein the seller of a security to the Portfolio agrees to repurchase that security from the Portfolio at a mutually agreed upon time and price. All repurchase agreements will be fully "collateralized," as defined in or under the 1940 Act. A Portfolio may enter into repurchase agreements only with respect to securities that could otherwise be purchased by the Portfolio. The maturities of the underlying securities in a repurchase agreement transaction may be greater than twelve months, although the maximum term of a repurchase agreement will always be less than twelve months. If the seller defaults and the value of the underlying securities has declined, a Portfolio may incur a loss. In addition, if bankruptcy proceedings are commenced with respect to the seller of the security, the Portfolio's disposition of the security may be delayed or limited. Each Portfolio may not enter into a repurchase agreement with a maturity of more than seven days, if, as a result, more than 15% of the market value of such Portfolio's net assets would be invested in repurchase agreements with maturities of more than seven days, restricted securities and illiquid securities. A Portfolio will only enter into repurchase agreements with primary broker-dealers and commercial banks that meet guidelines established by the Board and that are not affiliated with the adviser. The Portfolios may participate in pooled repurchase agreement transactions with other Portfolios that are advised by the adviser.

Reverse Repurchase Agreements

Certain Portfolios may enter into reverse repurchase agreements (an agreement under which a Portfolio sells their portfolio securities and agrees to repurchase them at an agreed-upon date and price). At the time a Portfolio enters into a reverse repurchase agreement it will place in a segregated custodial account liquid assets such as U.S. Government obligations or other liquid high-grade debt securities having a value equal to or greater than the repurchase price (including accrued interest) and will subsequently monitor the account to ensure that such value is maintained. Reverse repurchase agreements involve the risk that the market value of the securities sold by the Portfolios may decline below the price at which the Portfolios are obligated to repurchase the securities. Reverse repurchase agreements may be viewed as a form of borrowing.

Small Company Securities

Investments in small capitalization companies carry greater risk than investments in larger capitalization companies. Smaller capitalization companies generally experience higher growth rates and higher failure rates than do larger capitalization companies; and the trading volume of smaller capitalization companies' securities is normally lower than that of larger capitalization companies and, consequently, generally has a disproportionate effect on market price (tending to make prices rise more in response to buying demand and fall more in response to selling pressure).

Securities owned by a Portfolio that are traded in the over-the-counter market or on a regional securities exchange may not be traded every day or in the volume typical of securities trading on a national securities exchange. As a result, disposition by a Portfolio of a security, to meet redemption requests by other investors or otherwise, may require the Portfolio to sell these securities at a discount from market prices, to sell during periods when disposition is not desirable, or to make many small sales over a lengthy period of time.

Investment in small, unseasoned issuers generally carry greater risk than is customarily associated with larger, more seasoned companies. Such issuers often have products and management personnel that have not been tested by time or the marketplace and their financial resources may not be as substantial as those of more established companies. Their securities (which a Portfolio may purchase when they are offered to the public for the first time) may have a limited trading market that can adversely affect their sale by the Portfolio and can result in such securities being priced lower than otherwise might be the case. If other institutional investors engaged in trading this type of security, a Portfolio may be forced to dispose of its holdings at prices lower than might otherwise be obtained.

Stripped Securities

Certain Portfolios may purchase Treasury receipts, securities of government-sponsored enterprises (GSEs), stripped mortgage-backed securities ("SMBS"), and other "stripped" securities that evidence ownership in either the future interest payments or the future principal payments on U.S. Government and other obligations. The stripped securities a Portfolio may purchase are issued by the U.S. Government (or a U.S. Government agency or instrumentality) or by private issuers such as banks, corporations and other institutions at a discount to their face value. These securities generally are structured to make a lump-sum payment at maturity and do not make periodic payments of principal or interest. Hence, the duration of these securities tends to be longer and they are therefore more sensitive to interest rate fluctuations than similar securities that offer periodic payments over time. The stripped securities purchased by a Portfolio are not subject to prepayment or extension risk. SMBS are usually structured with two classes that receive different proportions of the interest and principal distributions on a pool of mortgage assets. SMBS that are structured to received interest only are extremely sensitive to changes in prevailing interest rates as well as the rate of principal payments (including prepayments) on the related underlying mortgage assets, and are therefore much more volatile than SMBS that receive principal only. The Portfolios may only purchase principal-only SMBS.

Certain Portfolios may purchase participations in trusts that hold U.S. Treasury securities (such as TIGRs and CATS) or other obligations where the trust participations evidence ownership in either the future interest payments or the future principal payments on the obligations. These participations are normally issued at a discount to their "face value," and can exhibit greater price volatility than ordinary debt securities because of the way in which their principal and interest are returned to investors.

Synthetic Convertible Securities

Certain Portfolios may invest in "synthetic" convertible securities, which are derivative positions composed of two or more different securities whose investment characteristics, taken together, resemble those of convertible securities. For example, a Portfolio may purchase a non-convertible debt security and a warrant or option, which enables a Portfolio to have a convertible-like position with respect to a company, group of companies or stock index. Synthetic convertible securities are typically offered by financial institutions and investment banks in private placement transactions. Upon conversion, a Portfolio generally receives an amount in cash equal to the difference between the conversion price and the then current value of the underlying security. Unlike a true convertible security, a synthetic convertible comprises two or more separate securities, each with its own market value. Therefore, the market value of a synthetic convertible is the sum of the values of its fixed-income component and its convertible component. For this reason, the values of a synthetic convertible and a true convertible security may respond differently to market fluctuations. A Portfolio only invests in synthetic convertibles with respect to companies whose corporate debt securities are rated "A" or higher by Moody's or S&P and will not invest more than 15% of its net assets in such synthetic securities and other illiquid securities.

Unrated Investments

The Portfolios may purchase instruments that are not rated if, in the opinion of the adviser, such obligations are of investment quality comparable to other rated investments that are permitted to be purchased by such Portfolio. After purchase by a Portfolio, a security may cease to be rated or its rating may be reduced below the minimum required for purchase by the Portfolio. Neither event will require a sale of such security by the Portfolio. To the extent the ratings given by Moody's Investors Services, Inc. ("Moody's) or Standard & Poor's Ratings Group ("S&P") may change as a result of changes in such organizations or their rating systems, a Portfolio will attempt to use comparable ratings as standards for investments in accordance with the investment policies contained in its Part A and in this Part B. The ratings of Moody's and S&P are more fully described in the Appendix to this Part B.

U.S. Government Obligations

The Portfolios may invest in obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities ("U.S. Government obligations"). Payment of principal and interest on U.S. Government obligations (i) may be backed by the full faith and credit of the United States (as with U.S. Treasury bills and GNMA certificates) or (ii) may be backed solely by the issuing or guaranteeing agency or instrumentality itself (as with FNMA notes). In the latter case investors must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, which agency or instrumentality may be privately owned. There can be no assurance that the U.S. Government will provide financial support to its agencies or instrumentalities where it is not obligated to do so. In addition, U.S. Government obligations are subject to fluctuations in market value due to fluctuations in market interest rates. As a general matter, the value of debt instruments, including U.S. Government obligations, declines when market interest rates increase and rises when market interest rates decrease. Certain types of U.S. Government obligations are subject to fluctuations in yield or value due to their structure or contract terms.

Warrants

The Portfolios may invest in warrants. Warrants represent rights to purchase securities at a specific price valid for a specific period of time. The prices of warrants do not necessarily correlate with the prices of the underlying securities. A Portfolio may only purchase warrants on securities in which the Portfolio may invest directly. Warrants have no voting rights with respect to the assets of the issuer. Warrants do not pay a fixed dividend. Investments in warrants involve certain risks, including the possible lack of a liquid market for the resale of the warrants, potential price fluctuations as a result of speculation or other factors and failure of the price of the common stock to rise. A warrant becomes worthless if it is not exercised within a specified time period.

Zero Coupon Bonds

Certain Portfolios may invest in zero coupon bonds. Zero coupon bonds are securities that make no periodic interest payments, but are instead sold at discounts from face value. The buyer of such a bond receives the rate of return by the gradual appreciation of the security, which is redeemed at face value on a specified maturity date. Because zero coupon bonds bear no interest, they are more sensitive to interest-rate changes and are therefore more volatile. When interest rates rise, the discount to face value of the security deepens and the securities decrease more rapidly in value; conversely, when interest rates fall, zero coupon securities rise more rapidly in value as the discount to face value narrows.

Nationally Recognized Statistical Ratings Organization

The ratings of Moody's, S&P and Fitch Investors Service, Inc. represent their opinions as to the quality of debt securities. It should be emphasized, however, that ratings are general and not absolute standards of quality, and debt securities with the same maturity, interest rate and rating may have different yields while debt securities of the same maturity and interest rate with different ratings may have the same yield. Subsequent to purchase by a Portfolio, an issue of debt securities may cease to be rated or its rating may be reduced below the minimum rating required for purchase by a Portfolio. The adviser will consider such an event in determining whether the Portfolio involved should continue to hold the obligation.

Portfolio Turnover

Generally, the Portfolios will purchase portfolio securities for capital appreciation or investment income, or both, and not for short-term trading profits. If a Portfolio's annual portfolio turnover rate exceeds 100%, it may result in higher brokerage costs and possible adverse tax consequences to the Portfolio and its Interestholders.

ITEM 13. MANAGEMENT OF THE TRUST

The following information supplements, and should be read in conjunction with, the section in Part A entitled "Management, Organization and Capital Structure."

Trustees and Officers. The Board supervises each Portfolio's activities, monitors its contractual arrangements with various service providers, and decides upon matters of general policy.

General. The following table provides basic information about the Trustees and officers of the Trust. Each of the Trustees and officers listed below acts in identical capacities for each of the 94 funds comprising the Trust, Wells Fargo Funds Trust and Wells Fargo Variable Trust (collectively the "Fund Complex"). The address of each Trustee and officer is 525 Market Street, 12th Floor, San Francisco, CA 94105. Each Trustee and officer serves an indefinite term, with the Trustees subject to retirement from service as required pursuant to the Trust's retirement policy at the end of the calendar year in which a Trustee turns 72.

In the table below and throughout this section, information for Trustees who are not "interested" persons of the Trust, as that term is defined under the 1940 Act ("independent Trustees"), appears separately from the information for the "interested" Trustees.

Name, Age and Address	Position Held with Registrant/ Length of Service1	Principal Occupation(s) During Past 5 Years	Other Public Company or Investment Company Directorships

INDEPENDENT TRUSTEES

Thomas S. Goho, 61	Trustee, since 1987	Wake Forest University, Calloway School of Business and Accountancy, Benson-Pruitt Professorship since 1999, Associate Professor of Finance 1994-1999.	N/A

Peter G. Gordon, 61	Trustee, since 1998; (Lead Trustee, since 2001).	Chairman, CEO and Co-Founder of Crystal Geyser Water Company and President of Crystal Geyser Roxane Water Company.	N/A

Richard M. Leach, 70	Trustee, since 1987	Retired. Prior thereto, President of Richard M. Leach Associates (a financial consulting firm).	N/A

Timothy J. Penny, 51	Trustee, since 1996	Senior Counselor to the public relations firm of Himle-Horner and Senior Fellow at the Humphrey Institute, Minneapolis, Minnesota (a public policy organization).	N/A

Donald C. Willeke, 63	Trustee, since 1996	Principal of the law firm of Willeke & Daniels.	N/A

INTERESTED2 TRUSTEES

Robert C. Brown, 72	Trustee, since 1992	Retired. Director, Federal Farm Credit Banks Funding Corporation and Farm Credit System Financial Assistance Corporation until February 1999.	N/A

J. Tucker Morse, 59	Trustee, since 1987	Private Investor/Real Estate Developer; Chairman of White Point Capital, LLC.	N/A

OFFICERS

Karla M. Rabusch, 44	President, since 2003

Executive Vice President of Wells Fargo Bank, N.A. President of Wells Fargo Funds Management, LLC. Senior Vice President and Chief Administrative Officer of Wells Fargo Funds Management, LLC from March 2001 to March 2003. Vice President of Wells Fargo Bank, N.A. from December 1997 to May 2000.

N/A

Stacie D. DeAngelo, 34	Treasurer, since 2003

Vice President of Wells Fargo Bank, N.A. Vice President of Operations for Wells Fargo Funds Management, LLC. Prior thereto, Operations Manager at Scudder Weisel Capital, LLC, from October 2000 to May 2001; Director of Shareholder Services at BISYS Fund Services from September 1999 to October 2000; and Assistant Vice President of Operations with Nicholas-Applegate Capital Management from May 1993 to September 1999.

N/A

C. David Messman, 43	Secretary, since 2000	Vice President and Counsel of Wells Fargo Bank, N.A. since January of 1996. Vice President and Secretary of Wells Fargo Funds Management, LLC, since March 2001.	N/A

________________

1 Length of service dates reflect the Trustee's commencement of service with the Trust's predecessor entities, where applicable.

2 Basis of Interestedness. Robert C. Brown owns securities of Wells Fargo & Company, the parent holding company of the Portfolios' adviser. J. Tucker Morse is affiliated with a government securities dealer that is registered under the Securities Exchange Act of 1934, but which is not itself affiliated with Wells Fargo Funds Management, LLC.

Committees. All of the independent Trustees are also members of the Audit and Nominating Committees of the Trust. Whenever a vacancy occurs on the Board, the Nominating Committee is responsible for recommending to the Board persons to be appointed as Trustees by the Board, and persons to be nominated for election as Trustees in circumstances where a shareholder vote is required by or under the 1940 Act. Generally, the Nominating Committee selects the candidates for consideration to fill Trustee vacancies, or considers candidates recommended by the other Trustees or by the Trust's management. Pursuant to the Trust's charter document, only independent Trustees may nominate and select persons to become independent Trustees for the Trust, so long as the Trust has in effect one or more plans pursuant to Rule 12b-1 under the 1940 Act. Shareholder nominees are not considered unless required by or under the 1940 Act. The Nominating Committee meets only as necessary, and did not meet during the Portfolios' most recently completed fiscal years. The Audit Committee oversees the Portfolios' accounting and financial reporting policies and practices, reviews the results of the annual audits of the Portfolios' financial statements, and interacts with the Portfolios' independent auditors on behalf of the full Board. The Audit Committee operates pursuant to a separate charter, and met two times during the equity Portfolios' fiscal year ended September 30, 2003, and two times during the income Portfolios' fiscal year ended May 31, 2003.

Compensation. Each Trustee receives an annual retainer (payable quarterly) of $52,000 from the Fund Complex. Each Trustee also receives a combined fee of $5,000 for attendance at in-person Fund Complex Board meetings, and a combined fee of $1,000 for attendance at telephonic Fund Complex Board meetings. In addition, the Lead Trustee of the Fund Complex receives an additional $10,000 annual retainer for the additional work and time devoted by the Lead Trustee.

The Trustees do not receive any retirement benefits or deferred compensation from the Trust or any other member of the Fund Complex. The Trust's officers are not compensated by the Trust for their services. For the year ended June 30, 2003, the Trustees received the following compensation:

Compensation Table Year Ended June 30, 2003
Trustee	Compensation
INDEPENDENT TRUSTEES
Thomas S. Goho	$73,000
Peter G. Gordon	$83,000
Richard M. Leach	$73,000
Timothy J. Penny	$73,000
Donald C. Willeke	$73,000
INTERESTED TRUSTEES
Robert C. Brown	$73,000
W. Rodney Hughes*	$37,000
J. Tucker Morse	$73,000

*Retired as of 12/31/02.

Beneficial Equity Ownership Information. As of the date of this SAI, Trustees and officers of the Trust, as a group, beneficially owned less than 1% of the outstanding shares of the Trust. The table below shows for each Trustee, the amount of Portfolio equity securities beneficially owned by the Trustee, and the aggregate value of all investments in equity securities of the Fund Complex, stated as one of the following ranges: 0 = $0; A = $1-$10,000; B = $10,001-$50,000; C = $50,001-$100,000; and D = over $100,000.

Beneficial Equity Ownership in Fund Complex
Calendar Year Ended December 31, 2002*

Trustee	Dollar Range of Equity Securities of the Portfolios of the Trust														Aggregate Dollar Range of Equity Securities of Fund Complex
	Disciplined Growth Portfolio	Equity Income Portfolio	Index Portfolio	International Equity Portfolio	Large Cap Appreciation Portfolio	Large Company Growth Portfolio	Managed Fixed Income Portfolio	Small Cap Basic Value Portfolio	Small Cap Index Portfolio	Small Company Growth Portfolio	Small Company Value Portfolio	Stable Income Portfolio	Strategic Value Bond Portfolio	Tactical Maturity Bond Portfolio
INDEPENDENT TRUSTEES
Thomas S. Goho	0	0	0	0	0	0	0	0	0	0	0	0	0	0	D
Peter G. Gordon	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Richard M. Leach	0	0	0	0	0	0	0	0	0	0	0	0	0	0	B
Timothy J. Penny	0	0	0	0	0	0	0	0	0	0	0	0	0	0	B
Donald C. Willeke	0	0	0	0	0	0	0	0	0	0	0	0	0	0	D
INTERESTED TRUSTEES
Robert C. Brown	0	0	0	0	0	0	0	0	0	0	0	0	0	0	C
J. Tucker Morse	0	0	0	0	0	0	0	0	0	0	0	0	0	0	D

*The Large Cap Value Portfolio and the Overseas Portfolio are not included in the chart, having commenced operations on August 29, 2003 and October 31, 2003, respectively.

Ownership of Securities of Certain Entities. None of the independent Trustees and/or their immediate family members own securities of the adviser, any sub-advisers, or the distributor, or any entity controlling, controlled by, or under common control with the adviser, any sub-advisers, or the distributor.

Approval of Advisory and Sub-Advisory Agreements. Under Section 15(c) of the 1940 Act, the Board is generally required to approve annually the investment advisory and investment sub-advisory contracts (individually, an "Advisory Agreement," and collectively, the "Advisory Agreements") for the Portfolios. At each quarterly meeting, the Board reviews the performance information and nature of services provided by the investment adviser and any sub-advisers. At least annually, the Board is provided with quantitative and qualitative information to assist it in evaluating whether to approve the continuance of the Advisory Agreements, including comparative fee information, profitability information, performance data, a description of the investment philosophy, experience and senior management of the investment adviser and each investment sub-adviser (individually, an "Adviser" and collectively, the "Advisers") and a description of the quality and nature of the services provided by the Advisers.

Before approving an Advisory Agreement with an Adviser, the Board reviewed a detailed profitability analysis of the Adviser based on the fees payable under the Advisory Agreement, including any fee waivers or fee caps, as well as any other relationships between the Portfolios and the Adviser and affiliates. The Board also analyzed each Portfolio's contractual fees, including investment advisory and sub-advisory fees, as well as administration fees, if any.

The Board then reviewed statistical information regarding the performance and expenses of the Portfolios and the underlying funds that invest in the Portfolios (each, a "Gateway Fund") and was provided with a detailed description of the methodology used to prepare this information. In addition to the performance information for each Portfolio and Gateway Fund, the Board reviewed the performance information for a "Peer Group" of each Portfolio and Gateway Fund, a group of funds that was similar to the specific Portfolio, the relevant Lipper category of funds ("Lipper Group") for each Gateway Fund, and applicable broad-based indexes. The Board also reviewed data relating to the risk of each Portfolio as compared to its total return. This data showed the statistical measurement of the volatility of each Portfolio's total return throughout a specific time-period. The Board then also reviewed, for each Portfolio as compared to its Peer Group, the: (i) combined contractual advisory and administration fees, if any, (ii) net expense ratio, (iii) maximum contractual advisory fees permitted under the Advisory Agreement (excluding fee waivers and/or expense reimbursements); and (iv) projected contractual advisory fees showing the impact of breakpoints, if any, on contractual advisory fees. During its review, the Board considered the advisory fees paid by the Portfolios as well as the total fees paid to the Adviser for advisory and other services it provides to the Portfolios. The Board also reviewed information pertaining to the fee structure for each Portfolio and considered whether alternative fee structures (e.g. breakpoint fee structures, performance-based fees, fee waivers or fee caps) would be more appropriate or reasonable taking into consideration any economies of scale or other efficiencies that accrue from increases in a Portfolio's asset levels.

The Board then analyzed the Adviser's background and services that it provides to the Portfolios. The Board discussed the fact that the Adviser has established an investment program for each Portfolio and supervises and evaluates the sub-adviser. The Board recognized that the Adviser has an expertise in hiring and overseeing the activities of the sub-adviser. The Board also recognized that the primary investment adviser's oversight responsibilities include the monitoring of Portfolio compliance with federal securities laws and regulations. The Board reviewed the Adviser's compliance procedures including the Advisers' internal compliance policies relating to the respective Codes of Ethics and the Advisers' policies on personal trading, internal compliance procedures relating to the Portfolios' portfolio investments and operations, the process for monitoring and evaluating work performed by third parties, compliance by the distributor on behalf of the Portfolios with SEC and other regulatory requirements, maintenance of books and records of the Portfolios and recordkeeping systems of the Advisers, and other activities and clients of the Advisers. The Board also received and reviewed information on all SEC and other regulatory inquiries or audits of the Advisers, and a summary of any communications received from Portfolio Interestholders since the last approval of the Advisory Agreements. The Board also considered the background and experience of the senior management of each Adviser, and the level of attention given to the Portfolios by such persons. In evaluating the Advisers, the Board recognized that the Advisers have the size, visibility and resources to attract and retain highly qualified investment professionals, including research, advisory, or marketing personnel.

In addition to the above considerations, the Board also analyzed certain factors relating specifically to the sub-adviser. For example, the Board considered the sub-adviser's investment strategies, research capabilities, means for executing portfolio transactions and scope of investment services. The Board also considered soft dollar arrangements and other benefits received by the primary Adviser through its relationship with the sub-adviser (e.g. float income received by the Adviser on sale and redemption amounts, other contractual arrangements, or the general nature of the benefits received by affiliates of the primary Adviser that provide services to the Portfolios). The Board analyzed the degree to which the sub-adviser who oversees several funds can manage across asset classes and whether its investment disciplines are driven by proprietary research. The Board also reviewed the sub-adviser's procedures for selecting brokers to execute portfolio transactions for the Portfolios. More specifically, the Board reviewed the method by which the sub-adviser selects brokers and the factors that the sub-adviser considers prior to selecting a broker to execute portfolio transactions. One such factor was the sub-adviser's consideration of obtaining research services or other soft dollar arrangements through the allocation of Portfolio brokerage. The Board also considered the standards and performance in seeking best execution, whether and to what extent soft dollar credits are sought and how any such credits are utilized, the benefits from using an affiliated broker, the extent to which efforts are made to recapture transaction costs, and the existence of quality controls applicable to the Portfolios' investment portfolios. The Board reviewed the sub-adviser's method for allocating portfolio opportunities among the Portfolios and other advisory clients.

Based on the above analysis, the Board determined that the Advisory Agreements, including the fee levels, were fair and reasonable in light of all relevant circumstances. This determination, was based on the following factors more fully discussed above: (i) the quality of services provided by each of the Advisers; (ii) the scope of each Adviser's background and experience; (iii) an analysis of advisory fees paid by the Portfolios compared to other similar funds; and (iv) the level of profits realized by the primary investment adviser from its advisory arrangement with the Portfolios.

Proxy Voting Policies and Procedures. The Trusts and Funds Management have adopted policies and procedures ("Procedures") that are used to vote proxies relating to portfolio securities held by the Funds of the Trusts. The Procedures are designed to ensure that proxies are voted in the best interests of Fund shareholders.

The responsibility for voting proxies relating to the Funds' portfolio securities has been delegated to Funds Management. In accordance with the Procedures, Funds Management exercises its voting responsibility with the goal of maximizing value to shareholders consistent with governing laws and the investment policies of each Fund. While the Funds do not purchase securities to exercise control or to seek to effect corporate change through share ownership, they support sound corporate governance practices within companies in which they invest and reflect that support through their proxy voting process.

Funds Management has established a Proxy Voting Committee (the "Proxy Committee") that is responsible for overseeing the proxy voting process and ensuring that the voting process is implemented in conformance with the Procedures. Funds Management has retained an independent, unaffiliated nationally recognized proxy voting company, as proxy voting agent. The Proxy Committee monitors the proxy voting agent and the voting process and, in certain situations, votes proxies or directs the proxy voting agent how to vote.

The Procedures set out guidelines regarding how Funds Management and the proxy voting agent will vote proxies. Where the guidelines specify a particular vote on a particular matter, the proxy voting agent handles the proxy, generally without further involvement by the Proxy Committee. Where the guidelines specify a case-by-case determination, or where a particular issue is not addressed in the guidelines, the proxy voting agent forwards the proxy to the Proxy Committee for a vote determination by the Proxy Committee. In addition, even where the guidelines specify a particular vote, the Proxy Committee may exercise a discretionary vote if it determines that a case-by-case review of a particular matter is warranted. Furthermore, Funds Management may solicit the input of underlying portfolio managers advising the Funds on particular issues.

The Procedures set forth Funds Management's general position on various proposals, such as:

a) Routine Items - Funds' Management will generally vote for the ratification of auditors, uncontested director or trustee nominees, name changes in company name, and other procedural matters related to annual meetings.

b) Corporate Governance - Funds Management will generally vote for charter and bylaw amendments proposed solely to conform with modern business practices or for purposes of simplification.

c) Anti-Takeover Matters - Funds Management generally will vote for proposals that require shareholder ratification of poison pills, and on a case-by-case basis on proposals to redeem a company's poison pill.

d) Mergers/Acquisitions and Corporate Restructurings - Funds' Management's Proxy Committee will examine these items on a case-by-case basis.

e) Shareholder Rights - Funds Management will generally vote against proposals that may restrict shareholder rights.

In all cases where the Proxy Committee makes the decision regarding how a particular proxy should be voted, the Proxy Committee exercises its voting discretion in accordance with the voting philosophy of the Funds and in the best interests of Fund shareholders. In deciding how to vote, the Proxy Committee may rely on independent research, input and recommendations from third parties including independent proxy services, other independent sources, investment sub-advisers, company managements and shareholder groups as part of its decision-making process.

In most cases, any potential conflicts of interest involving Funds Management or any affiliate regarding a proxy are avoided through the strict and objective application of the Funds' voting guidelines. However, when the Proxy Committee is aware of a material conflict of interest regarding a matter that would otherwise be considered on a case-by-case basis by the Proxy Committee, either the Proxy Committee will instruct the proxy voting agent to vote in accordance with the recommendation the proxy voting agent makes to its clients generally, or the Trust's Board will exercise its authority to vote on the matter. In addition, the Proxy Committee does not permit its votes to be influenced by any conflict of interest that exists for any other affiliated person of the Funds (such as a sub-adviser or principal underwriter) and the Proxy Committee votes all such matters without regard to the conflict. The Procedures may reflect voting positions that differ from practices followed by other companies or subsidiaries of Wells Fargo & Company.

In order to not hinder possible economic benefits to the Funds and Fund shareholders, Funds Management will generally refrain from voting proxies on foreign securities that are subject to share blocking restrictions. In addition, securities on loan will typically not be recalled to facilitate voting. However, if the standing Proxy Committee determines that the importance of the matter to be voted upon outweighs any potential loss of benefits or revenue, the security will be recalled for voting.

Information regarding how the Funds voted proxies relating to portfolio securities during the 12-month period ended June 30 will be available annually, beginning no later than August 31, 2004, through the Funds' website at wellsfargofunds.com and on the Commission's website at http://www.sec.gov.

ITEM 14. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

Set forth below, as of October 9, 2003, is the name and Interest ownership of each Interestholder known by the Trust to have beneficial or record ownership of 5% or more of each Portfolio. The address for each of the holders listed below, unless otherwise indicated, is 525 Market Street, San Francisco, CA 94105. Each holder is both the beneficial and record owner of Interests in each respective Portfolio.

INTEREST Ownership as of october 9, 2003

Portfolio	Interest Owner	Percentage of Portfolio
Disciplined Growth Portfolio	Diversified Equity Moderate Balanced Growth Balanced	49.38% 7.39% 36.65%
Equity Income Portfolio	Diversified Equity Growth Balanced Equity Income	15.37% 11.73% 68.43%
Index Portfolio	Diversified Equity Growth Balanced Index	21.84% 16.46% 55.43%
International Equity Portfolio	Growth Equity Diversified Equity Moderate Balanced Growth Balanced	26.32% 36.39% 5.43% 27.00%
Large Cap Appreciation Portfolio	Diversified Equity Moderate Balanced Growth Balanced Large Cap Appreciation	337.91% 5.72% 28.42% 22.85%
Large Cap Value Portfolio	Diversified Equity Moderate Balanced Growth Balanced WealthBuilder Growth Portfolio WealthBuilder Growth & Income Portfolio WealthBuilder Growth Balanced Portfolio	37.14% 5.71% 28.41% 5.37% 5.84% 12.33%
Large Company Growth Portfolio	Diversified Equity Growth Equity Growth Balanced Large Company Growth	8.31% 5.26% 6.30% 76.94%
Managed Fixed Income Portfolio	Strategic Income Moderate Balanced Growth Balanced Diversified Bond	15.82% 17.56% 42.22% 22.33%
Small Cap Basic Value Portfolio	Growth Equity	99.99%
Small Cap Index Portfolio	Diversified Equity Growth Equity Growth Balanced Diversified Small Cap	18.60% 22.33% 13.94% 39.80%
Small Company Growth Portfolio	Diversified Equity Growth Equity Small Company Growth Diversified Small Cap	6.64% 8.01% 64.41% 14.11%
Small Company Value Portfolio	Diversified Equity Growth Equity Growth Balanced Diversified Small Cap Small Company Value	15.33% 18.51% 11.44% 32.80% 17.56%
Stable Income Portfolio	Strategic Income Moderate Balanced Stable Income	8.52% 6.94% 84.54%
Strategic Value Bond Portfolio	Strategic Income Moderate Balanced Growth Balanced Diversified Bond Fund	15.80% 17.54% 42.25% 22.33%
Tactical Maturity Bond Portfolio	Strategic Income Moderate Balanced Growth Balanced Diversified Bond	15.39% 17.09% 41.11% 21.70%

For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to "control" such company. Accordingly, to the extent that an Interestholder identified in the foregoing table is identified as the beneficial holder of more than 25% of a Portfolio, or is identified as the holder of record of more than 25% of a Portfolio and has voting and/or investment powers, it may be presumed to control such Portfolio.

ITEM 15. INVESTMENT ADVISORY AND OTHER SERVICES.

Investment Adviser. Wells Fargo Funds Management, LLC ("Funds Management") assumed investment advisory responsibilities for each of the Portfolios on or about March 1, 2001. Funds Management, an indirect wholly owned subsidiary of Wells Fargo & Company and an affiliate of Wells Fargo Bank, was created in early 2001 to succeed to the mutual fund advisory and administration responsibilities of Wells Fargo Bank. The Portfolios' adviser is responsible for implementing the investment policies and guidelines for the Portfolios, and for supervising the sub-advisers who are responsible for the day-to-day portfolio management of the Portfolios.

The Advisory Agreement for each Portfolio will remain in effect for a period of two years from the date of its effectiveness and thereafter shall continue for successive one-year periods provided such continuance is specifically approved at least annually by the Board or by vote of the Interestholders of the Portfolio, and, in either case, by a majority of the Trustees who are not parties to the Advisory Agreement or interested persons of any such party (other than as trustees of the Trust).

The Advisory Agreement with respect to a Portfolio is terminable without the payment of penalty, (i) by the Board or by a vote of a majority of the Portfolio's outstanding voting securities (as defined under the 1940 Act) on 60 days' written notice by either party and will terminate automatically upon its assignment.

The advisory fees, as described in Part A, are accrued daily and paid monthly. The adviser in its sole discretion, may waive all or any portion of its advisory fee with respect to each Portfolio. Each Advisory Agreement provides that the advisers may render service to others.

The table below shows the dollar amount of advisory fees payable as a percentage of average daily net assets by each Portfolio over the past three years. As discussed in the "Trust History" section, the Portfolios, except for the Large Cap Appreciation Portfolio, the Small Cap Basic Value Portfolio, the Large Cap Value Portfolio, and the Overseas Portfolio, were created as part of the reorganization of the Stagecoach and Norwest Funds. Therefore, the information shown below concerning the dollar amounts of advisory fees paid shows the dollar amount of fees paid to advisers by the Portfolio or its predecessor portfolio that is considered the surviving entity for accounting purposes. Specifically, the table details the dollar amount of fees that would have been payable had certain waivers not been in place, together with the dollar amount of fees waived and the dollar amount of net fees paid. The advisory fee rates are set forth in Part A. This information is provided for the past three years or such shorter terms as a Portfolio has been operational. The Large Cap Appreciation Portfolio commenced operations on August 31, 2001. The Small Cap Basic Value Portfolio commenced operations on August 30, 2002. The Large Cap Value Portfolio commenced operations on August 29, 2003. The Overseas Portfolio commenced operations on October 31, 2003 and therefore fee information is not shown for this Portfolio.

ADVISORY FEES
	Fees Payable	Fees Waived	Fees Paid
Disciplined Growth Portfolio
Year ended September 30, 2002	$ 550,065	$ 132,193	$ 417,872
Year ended September 30, 2001	$ 1,288,061	$ 172,711	$ 1,115,350
Year ended September 30, 2000	$ 1,541,983	$ 192,907	$ 1,349,076
Equity Income Portfolio
Year ended September 30, 2002	$16,678,882	$2,274,281	$14,404,601
Year ended September 30, 2001	$18,482,986	$2,505,886	$15,977,100
Year ended September 30, 2000	$18,698,296	$2,380,350	$16,317,946
Index Portfolio
Year ended September 30, 2002	$ 2,174,151	$ 761,097	$ 1,413,054
Year ended September 30, 2001	$ 2,459,825	$ 845,233	$ 1,614,592
Year ended September 30, 2000	$ 2,677,126	$ 896,975	$ 1,780,151
International Equity Portfolio
Year ended September 30, 2002	$ 3,474,631	$ 63,833	$ 3,410,798
Year ended September 30, 2001	$ 2,946,621	$ 136,026	$ 2,810,595
Year ended September 30, 2000	$ 2,908,662	$ 271,975	$ 2,636,687
Large Cap Appreciation Portfolio
Year ended September 30, 2002	$ 523,262	$ 124,603	$ 398,659
Period ended September 30, 2001	$ 35,877	$ 3,588	$ 32,289
Large Company Growth Portfolio
Year ended September 30, 2002	$ 9,034,302	$ 24,441	$19,009,861
Year ended September 30, 2001	$21,408,514	$ 4,908	$21,403,606
Year ended September 30, 2001	$20,917,166	$ 56,176	$20,860,990
Managed Fixed Income Portfolio
Year ended May 31, 2003	$ 3,040,269	$1,141,650	$ 1,898,619
Year ended May 31, 2002	$ 2,955,479	$1,145,935	$ 1,809,544
Year ended May 31, 2001	$ 2,598,385	$1,012,180	$ 1,809,544
Small Cap Basic Value Portfolio
Period ended September 30, 2002	$ 6,357	$ 6,357	$ 0
Small Cap Index Portfolio
Year ended September 30, 2002	$ 418,992	$ 10,306	$ 408,686
Year ended September 30, 2001	$ 429,420	$ 8,325	$ 421,095
Year ended September 30, 2000	$ 432,047	$ 10,079	$ 421,968
Small Company Growth Portfolio
Year ended September 30, 2002	$ 5,499,019	$ 1,872	$ 5,497,147
Year ended September 30, 2001	$ 6,225,737	$ 7,894	$ 6,217,843
Year ended September 30, 2000	$ 7,079,263	$ 25,669	$ 7,053,594
Small Company Value Portfolio
Year ended September 30, 2002	$ 1,560,450	$ 337,276	$ 1,223,174
Year ended September 30, 2001	$ 1,566,993	$ 328,257	$ 1,238,736
Year ended September 30, 2000	$ 1,563,705	$ 324,359	$ 1,239,346
Stable Income Portfolio
Year ended May 31, 2003	$ 3,431,715	$ 0	$ 3,431,715
Year ended May 31, 2002	$ 2,343,531	$ 3,012	$ 2,340,519
Year ended May 31, 2001	$ 1,738,232	$ 9 #9; 9;	$ 1,738,223
Strategic Value Bond Portfolio
Year ended May 31, 2003	$ 1,018,027	$ 27, 904	$ 990,123
Year ended May 31, 2002	$ 987,244	$ 73,164	$ 914,080
Year ended May 31, 2001	$ 868,811	$ 34,526	$ 834,285
Tactical Maturity Bond Portfolio
Year ended May 31, 2003	$ 2,069,977	$ 769,341	$ 1,300,636
Year ended May 31, 2002	$ 1,991,183	$ 764,626	$ 1,226,557
Year ended May 31, 2001	$ 1,734,029	$ 670,937	$ 1,063,092

Investment Sub-Advisers. Funds Management has engaged Wells Capital Management Incorporated ("Wells Capital Management"), Cadence Capital Management ("Cadence"), Galliard Capital Management, Inc. ("Galliard"), LSV Asset Management ("LSV"), Peregrine Capital Management, Inc. ("Peregrine"), Smith Asset Management Group, LP ("Smith Group") and Systematic Financial Management LP ("Systematic") (collectively, the "Sub-Advisers") to serve as investment sub-advisers to the Portfolios. Subject to the direction of the Trust's Board and the overall supervision and control of Funds Management and the Trust, the Sub-Advisers make recommendations regarding the investment and reinvestment of the Portfolios' assets. The Sub-Advisers furnish to Funds Management periodic reports on the investment activity and performance of the Portfolios. The Sub-Advisers also furnish such additional reports and information as Funds Management and the Board and officers may reasonably request. Funds Management may, from time to time and in its sole discretion, allocate and reallocate services provided by and fees paid to Peregrine, Galliard and Wells Capital Management.

An Investment Sub-advisory Agreement (the "Sub-Advisory Agreement") for a Portfolio will remain in effect for a period of two years from the date of its effectiveness and thereafter shall continue for successive one-year periods provided such continuance is specifically approved at least annually by the Board or by vote of the Interestholders of the Portfolio, and, in either case, by a majority of the Trustees who are not parties to the Advisory Agreement or interested persons of any such party (other than as trustees of the Trust). A Portfolio's Sub-Advisory Agreement is terminable without penalty by the Board or a majority of the outstanding voting securities of the Portfolio or by the Adviser or Sub-Adviser on 60 days' written notice to the other party and will automatically terminate in the event of its assignment.

As compensation for sub-advisory services to the Portfolios, Wells Capital Management, Cadence, Galliard, LSV, Peregrine, Smith, and Systematic are each entitled to receive the following fees:

Master Portfolio	Sub-Adviser	Fees1
Disciplined Growth	Smith	0-175M 0.35% 175-225M 0.0% 225-500M 0.25% >500M 0.20%
Equity Income	Wells Capital Management	0-200M 0.25% 200-400M 0.20% >400M 0.15%
Index	Wells Capital Management	0-200M #9; 0.02% >200M #9; 0.01%
International Equity	Wells Capital Management	0-200M 0.35% >200M 0.25%
Large Cap Appreciation	Cadence	0-250M 0.30% 250-500M 0.20% 500-1000M 0.15% >1000M 0.10%
Large Cap Value	Systematic	0-150M 0.30% 150-350M 0.20% 350-750M 0.15% 750-1B 0.13% >1B 0.10%
Large Company Growth	Peregrine	0-25M 0.75% 25-50M 0.60% 50-275M 0.50% >275M 0.30%
Managed Fixed Income2	Galliard	0-500M 0.10% 500M-1500M 0.05% >1500M 0.03%
Overseas	LSV	0-150M 0.35% 150-500M 0.40% 500-750M 0.35% 750M-$1B 0.325% >$1 Billion 0.30%
Small Cap Basic Value	Wells Capital Management	0-200M #9; 0.25% >200M #9; 0.20%
Small Cap Index	Wells Capital Management	0-200M #9; 0.02% >200M #9; 0.01%
Small Company Growth	Peregrine	0-50M 0.90% 50-180M 0.75% 180-340M 0.65% 340-685M 0.50% 685-735M 0.52% >735M 0.55%
Small Company Value	Peregrine	0-175M 0.50% >175M 0.75%
Strategic Value Bond2	Galliard	0-500M 0.10% 500M-1500M 0.05% >1500M 0.03%
Stable Income2	Galliard	0-500M 0.10% 500M-1500M 0.05% >1500M 0.03%
Tactical Maturity Bond	Peregrine	0-10M 0.40% 10-25M 0.30% 25M-300M 0.20% >300M 0.10%

__________

1 The left side of this column lists breakpoints in millions of dollars.

2 Assets of the Managed Fixed Income Portfolio, Stable Income Portfolio and Strategic Value Bond Portfolio are combined for purposes of determining the appropriate sub-advisory fee payable to Galliard for such Portfolios, and the breakpoints set forth above are based on the combined assets of such Portfolios.

Unaffiliated Sub-Advisers. Listed below is the aggregate dollar amount of sub-advisory fees paid by each equity Portfolio to the following unaffiliated sub-advisers for the year ended September 30, 2002. The Overseas Portfolio commenced operations on October 31, 2003 and therefore fee information is not shown for this Portfolio.

Portfolio	Sub-Adviser	Fees Paid	Fees Waived/ Reimbursed
Disciplined Growth Portfolio	Smith	$256,696	$0
Large Cap Appreciation Portfolio	Cadence	$224,274	$0

Administrator. The Trust has retained Funds Management as administrator on behalf of each Portfolio (the "Administrator") pursuant to an Administrative Agreement. Under the Administration Agreement between Funds Management and the Trust, Funds Management shall provide as administrative services, among other things: (i) general supervision of the Portfolios' operations, including coordination of the services performed by each Portfolio's adviser, custodian, independent auditors and legal counsel, regulatory compliance, including the compilation of information for documents such as reports to, and filings with, the SEC and state securities commissions; and shareholder reports for each Portfolio; and (ii) general supervision relative to the compilation of data required for the preparation of periodic reports distributed to the Trust's officers and Trustees. Funds Management also furnishes office space and certain facilities required for conducting the Portfolios' business together with ordinary clerical and bookkeeping services. The Administrator is not entitled to receive an administration fee as long as it receives an administration fee at the underlying fund level.

Prior to November 8, 1999, Forum Administrative Services, LLC ("FAdS") was the administrator for the predecessor master portfolios, and received a fee with respect to each portfolio at an annual rate of 0.05% of each Portfolio's average daily net assets. The table below shows the dollar amount of administrative fees paid to FAdS by each equity Portfolio for the fiscal year-ended September 30, 2000 and by each income Portfolio for the fiscal year-ended May 31, 2000. The Large Cap Appreciation Portfolio commenced operations on August 31, 2001, the Small Cap Basic Value Portfolio commenced operations on August 31, 2002, the Large Cap Value Portfolio commenced operations on August 29, 2003, and the Overseas Portfolio commenced operations on October 31, 2003, and therefore fee information is not shown for these Portfolios. None of the Portfolios paid any administrative fees during their last two fiscal years.

ADMINISTRATION FEES
Fees Paid to FadS
Disciplined Growth Portfolio
Year ended September 30, 2000	$ 10,471
Equity Income Portfolio
Year ended September 30, 2000	$ 129,287
Index Portfolio
Year ended September 30, 2000	$ 84,206
International Equity Portfolio
Year ended September 30, 2000	$ 7,871
Large Company Growth Portfolio
Year ended September 30, 2000	$ 109,678
Managed Fixed Income Portfolio
Year ended May 31, 2000	$ 96,373
Small Cap Index Portfolio
Year ended September 30, 2000	$ 7,979
Small Company Growth Portfolio
Year ended September 30, 2000	$ 34,493
Small Company Value Portfolio
Year ended September 30, 2000	$ 7,942
Stable Income Portfolio
Year ended May 31, 2000	$ 71,543
Strategic Value Bond Portfolio
Year ended May 31, 2000	$ 53,358
Tactical Maturity Bond Portfolio
Year ended May 31, 2000	$ 64,212

Custodian. Wells Fargo Bank MN, located at 6th and Marquette, Minneapolis, Minnesota 55479, acts as custodian for each Portfolio. The Custodian, among other things, maintains a custody account or accounts in the name of each Portfolio, receives and delivers all assets for each Portfolio upon purchase and upon sale or maturity, collects and receives all income and other payments and distributions on account of the assets of each Portfolio, and pays all expenses of each Portfolio. For its services as Custodian, Wells Fargo Bank MN is entitled to receive a fee of 0.02% of the average daily net assets of each Portfolio, except the International Equity Portfolio and the Overseas Portfolio, for which it will receive a fee of 0.10% of the average daily net assets of each Fund on an annualized basis.

Fund Accountant.

Effective the first quarter of 2003, PFPC, Inc. ("PFPC"), located at 400 Bellevue Parkway, Wilmington, Delaware 19809, serves as the fund accountant for all of the Portfolios. For its services as fund accountant, PFPC is entitled to receive certain out-of-pocket costs from the Trust.

Prior to PFPC, Forum Accounting Services, LLC ("Forum Accounting") served as fund accountant for the Portfolios. For its services as fund accountant, Forum Accounting received a monthly base fee per Portfolio ranging from $4,677 to $6,333 for Portfolios with significant holdings of asset-backed securities. Forum Accounting was also entitled to receive a fee equal to 0.0025% of the average annual daily net assets of each Portfolio.

Code of Ethics. The Fund Complex, the Adviser and the Sub-Advisers each has adopted a code of ethics which contains policies on personal securities transactions by "access persons." These policies comply with Rule 17j-1 under the 1940 Act. Each code of ethics, among other things, permits access persons to invest in certain securities, subject to various restrictions and requirements. More specifically, each code of ethics either prohibits its access persons from purchasing or selling securities that may be purchased or held by a Portfolio or permits such access persons to purchase or sell such securities, subject to certain restrictions. For purposes of a code of ethics, an access person means (i) a director, trustee or officer of a fund or adviser; (ii) any employee of a fund or adviser (or any company in a control relationship to a fund or adviser) who, in connection makes, participates in, or obtains information about the purchase or sale of securities by a fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and (iii) any natural person in a control relationship to a fund or investment adviser who obtains information concerning recommendations made to a fund regarding the purchase or sale of securities. Portfolio managers and other persons who assist in the investment process are subject to additional restrictions under Rule 17j-1. The above restrictions do not apply to purchases or sales of certain types of securities, including mutual fund shares, money market instruments and certain U.S. Government obligations. To facilitate enforcement, the codes of ethics generally require that an access person, other than "disinterested" directors or trustees, submit reports to a designated compliance person regarding transactions involving securities which are eligible for purchase by a Portfolio. The codes of ethics for the Fund Complex, adviser, and the Sub-Advisers are on public file with, and are available from, the SEC.

Counsel: Morrison & Foerster LLP serves as legal counsel to the Trust and the Portfolios. The firm's address is 2000 Pennsylvania Avenue, N.W., Suite 5500, Washington, D.C. 20006-1812.

ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES.

The Trust has no obligation to deal with any broker-dealer or group of broker-dealers in the execution of transactions in portfolio securities. Subject to the supervision of the Trust's Board and the supervision of the Adviser, each Portfolio's Sub-Adviser is responsible for each Portfolio's investment decisions and the placing of portfolio transactions. In placing orders, it is the policy of each Sub-Adviser to obtain the best overall results taking into account various factors, including, but not limited to, the size and type of transaction involved; the dealer's risk in positioning the securities involved; the nature and character of the market for the security; the confidentiality, speed and certainty of effective execution required for the transaction; the general execution and operational capabilities of the broker-dealer; the reputation, reliability, experience and financial condition of the firm; the value and quality of the services rendered by the firm in this and other transactions; and the reasonableness of the spread or commission. While a Sub-Adviser generally seeks reasonably competitive spreads or commissions, the Portfolios will not necessarily be paying the lowest spread or commission available.

Purchases and sales of equity securities on a securities exchange are effected through broker-dealers who charge a negotiated commission for their services. Orders may be directed to any broker-dealer including, to the extent and in the manner permitted by applicable law, Stephens or affiliated brokers. In the over-the-counter market, securities are generally traded on a "net" basis with dealers acting as principal for their own accounts without a stated commission, although the price of the security usually includes a profit to the broker-dealer. In underwritten offerings, securities are purchased at a fixed price that includes an amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount.

Purchases and sales of non-equity securities usually will be principal transactions. Portfolio securities normally will be purchased or sold from or to broker-dealers serving as market makers for the securities at a net price. Each of the Portfolios also will purchase portfolio securities in underwritten offerings and may purchase securities directly from the issuer. Generally, municipal obligations and taxable money market securities are traded on a net basis and do not involve brokerage commissions. The cost of executing a Portfolio's securities transactions will consist primarily of dealer spreads and underwriting commissions. Under the 1940 Act, persons affiliated with the Trust are prohibited from dealing with the Trust as a principal in the purchase and sale of securities unless an exemptive order allowing such transactions is obtained from the SEC or an exemption is otherwise available. The Portfolio may purchase securities from underwriting syndicates of which Stephens or Funds Management is a member under certain conditions in accordance with the provision of a rule adopted under the 1940 Act and in compliance with procedures adopted by the Board.

In placing orders for securities of a Portfolio, a Sub-Adviser is required to give primary consideration to obtaining the most favorable price and efficient execution. This means that the Sub-Adviser will seek to execute each transaction at a price and commission, if any, that provide the most favorable total cost or proceeds reasonably attainable in the circumstances. Commission rates are established pursuant to negotiations with the broker-dealer based, in part, on the quality and quantity of execution services provided by the broker-dealer and in the light of generally prevailing rates. Furthermore, the Adviser oversees each Sub-Adviser's trade execution procedures to ensure that such procedures are in place, that they are adhered to, and that adjustments are made to the procedures to address ongoing changes in the marketplace.

A Sub-Adviser may, in circumstances in which two or more broker-dealers are in a position to offer comparable results for a Portfolio investment transaction, give preference to a broker-dealer that has provided statistical or other research services to the Sub-Adviser. In selecting a broker-dealer under these circumstances, the Sub-Adviser will consider, in addition to the factors listed above, the quality of the research provided by the broker-dealer. The Sub-Adviser may pay higher commissions than those obtainable from other broker-dealers in exchange for such research services. The research services generally include (1) furnishing advice as to the value of securities, the advisability of investing in, purchasing, or selling securities, and the advisability of securities or purchasers or sellers of securities; (2) furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts; and (3) effecting securities transactions and performing functions incidental thereto. By allocating transactions in this manner, the Sub-Adviser is able to supplement its research and analysis with the views and information of securities firms. Information so received will be in addition to, and not in lieu of, the services required to be performed by the Sub-Adviser under the advisory contracts, and the expenses of the Sub-Adviser will not necessarily be reduced as a result of the receipt of this supplemental research information. Furthermore, research services furnished by broker-dealers through which the Sub-Adviser places securities transactions for a Portfolio may be used by the Sub-Adviser in servicing its other accounts, and not all of these services may be used by the Sub-Adviser in connection with advising the Portfolios.

Portfolio Turnover. The portfolio turnover rate is not a limiting factor when Funds Management deems portfolio changes appropriate. Changes may be made in the portfolios consistent with the investment objectives and policies of the Portfolios whenever such changes are believed to be in the best interests of the Portfolios and their Interestholders. The portfolio turnover rate is calculated by dividing the lesser of purchases or sales of portfolio securities by the average monthly value of the Portfolio's investment securities. For purposes of this calculation, portfolio securities exclude all securities having a maturity when purchased of one year or less. Portfolio turnover generally involves some expense to the Portfolios, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and the reinvestment in other securities. Portfolio turnover may also increase the Portfolio's obligation to make distributions.

From time to time, Funds Management may waive fees from a Portfolio in whole or in part. Any such waiver will reduce expenses and, accordingly, have a favorable impact on the Portfolio's performance.

Brokerage Commissions. For the fiscal years indicated below, the income Portfolios listed below paid the following aggregate amounts of brokerage commissions on brokerage transactions.

Commissions Paid

Portfolio	Year-Ended 5/31/03	Year-Ended 05/31/02
Managed Fixed Income	$ 10,861	$ 2,003
Stable Income	-0-	$26,435
Strategic Value Bond	$ 3,168	$332

For the fiscal year ended September 30, 2002, the equity Portfolios listed below paid the following aggregate amounts of brokerage commissions on brokerage transactions.

Portfolio	Commissions Paid
Equity Income Portfolio	$ 937,839
Index Portfolio	$ 39,135
International Equity Portfolio	$ 267,686
Small Cap Basic Value Portfolio*	$ 14,865
Small Cap Index Portfolio	$ 28,195

__________________

* This Portfolio commenced operations on August 30, 2002.

For the fiscal year ended May 31, 2003, the Sub-Adviser listed below, on behalf of the income Portfolios, directed brokerage transactions to a broker for research services provided, and paid the following commissions based on the stated total amount of transactions. No commissions were paid to affiliated brokers.

Sub-Adviser	Transactions Value	Commissions Paid
Galliard	$ 116,427,418.00	$23,445.00

For the fiscal year ended September 30, 2002, the equity Portfolios listed below directed brokerage transactions to a broker for research services provided, and paid the following commissions based on the stated total amount of transactions. No commissions were paid to affiliated brokers.

Portfolio	Transactions Value	Commissions Paid
Equity Income	$240,541,503	$430,694
Index	$ 212,259	$ 110
International Equity	$ 3,889,744	$ 8,490
Small Cap Basic Value	$ 4,359,461	$ 13,652
Small Cap Index	$ 2,287,456	$ 1,515

* Includes all transactions executed for the Fund Complex.

Securities of Regular Broker-Dealers. As of May 31, 2003, the following income Portfolios held securities issued by the Trust's regular broker-dealers in the indicated amounts:

Portfolio	Broker/Dealer	Dollar Value of Shares (000's omitted)
Managed Fixed Income	Merrill Lynch Prudential Securities J.P. Morgan	$7,404 $5,718 $2,944
Stable Income	Bank of America Securities Salomon Smith Barney Merrill Lynch	$12,466 $6,811 $2,006
Strategic Value Bond	Merrill Lynch Morgan Stanley	$3,408 $1,242

As of September 30, 2002, the following equity Portfolios held securities issued by the Trust's regular broker-dealers in the indicated amounts:

Portfolio	Broker/Dealer	Dollar Value of Shares
Equity Income	J.P. Morgan Securities	$ 49,895,000
Index	Banc of America Securities Banc One Capital Markets Bear Stearns & Co. Lehman Brothers Merrill Lynch J.P. Morgan Securities Prudential Securities	$ 14,286,000 $ 6,541,000 $ 829,000 $ 1,780,000 $ 4,249,000 $ 5,533,000 $ 2,469,000
International Equity	Credit Suisse First Boston Deutsche Bank Securities UBS Securities	$ 2,946,000 $ 3,313,000 $ 4,203,000
Large Cap Appreciation	Bear Stearns & Co.	$ 705,000
Large Company Growth	Goldman Sachs & Co.	$108,378,000

ITEM 17. CAPITAL STOCK AND OTHER SECURITIES.

DESCRIPTION OF INTERESTS

Under the Declaration of Trust, the Trustees are authorized to issue Interests in one or more separate and distinct series. Investments in each Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Each investor in a Portfolio is entitled to a vote in proportion to the amount of its investment therein. Investors in the Portfolios will all vote together in certain circumstances (e.g., election of the Trustees and ratification of auditors, as required by the 1940 Act and the rules there under). One or more Portfolios could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate Interests in the Trust or in a Portfolio, as the case may be, may control the outcome of votes. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when (1) a majority of the Trustees determines to do so or (2) investors holding at least 10% of the Interests in the Trust (or a Portfolio) request in writing a meeting of investors in the Trust (or Portfolio). Except for certain matters specifically described in the Declaration of Trust, the Trustees may amend the Trust's Declaration of Trust without the vote of Interestholders.

The Trust, with respect to a Portfolio, may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the Trust's Board. A Portfolio may be terminated (1) upon liquidation and distribution of its assets, if approved by the vote of a majority of the Portfolio's outstanding voting securities (as defined under the 1940 Act) or (2) by the Trustees on written notice to the Portfolio's investors. Upon liquidation or dissolution of any Portfolio, the investors therein would be entitled to share pro rata in its net assets available for distribution to investors.

The Trust is organized as a statutory trust under the laws of the State of Delaware. The Trust's Interestholders are not personally liable for the obligations of the Trust under Delaware law. The Delaware Statutory Trust Act provides that an Interestholder of a Delaware statutory trust shall be entitled to the same limitation of liability extended to shareholders of private corporations for profit. However, no similar statutory or other authority limiting statutory trust Interestholder liability exists in many other states, including Texas. As a result, to the extent that the Trust or an Interestholder is subject to the jurisdiction of courts in those states, the courts may not apply Delaware law, and may thereby subject the Trust to liability. To guard against this risk, the Trust Instrument of the Trust disclaims liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation and instrument entered into by the Trust or its Trustees, and provides for indemnification out of Trust property of any Interestholder held personally liable for the obligations of the Trust. Thus, the risk of an Interestholder incurring financial loss beyond his investment because of shareholder liability is limited to circumstances in which (1) a court refuses to apply Delaware law, (2) no contractual limitation of liability is in effect, and (3) the Trust itself is unable to meet its obligations.

ITEM 18. PURCHASE, REDEMPTION, AND PRICING OF SHARES

Beneficial Interests in the Portfolios are issued by the Trust in private placement transactions which do not involve a "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolios may only be made by investment companies or other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act.

In addition to cash purchases of Interests, if accepted by the Trust, investments in Beneficial Interests of a Portfolio may be made in exchange for securities which are eligible for purchase by the Portfolio and consistent with the Portfolio's investment objective and policies as described in Part A. In connection with an in-kind securities payment, a Portfolio may require, among other things, that the securities (i) be valued on the day of purchase in accordance with the pricing methods used by the Portfolio; (ii) are accompanied by satisfactory assurance that the Portfolio will have good and marketable title to such securities received by it; (iii) are not subject to any restrictions upon resale by the Portfolio; (iv) be in proper form for transfer to the Portfolio; and (v) are accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Portfolio engaged in the in-kind purchase transaction and must be delivered to such Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Shares purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

In 1994, the Commission granted an exemptive order which permitted CT, certain Norwest Advantage funds and other open-end management investment companies or their separate series for which Norwest Bank Minnesota, N.A. ("Norwest") (or any person controlled by, controlling or under common control with Norwest) acts as investment adviser to invest in the core portfolios of CT. The original exemptive order, which imposed several substantive conditions upon CT and Norwest Advantage funds, was amended effective August 6, 1996, to permit any Norwest Advantage fund to invest all or a portion of its assets in a CT portfolio, irrespective of investment style, and which removed certain restrictions imposed on CT thereby permitting CT to accept investments from persons other than Norwest Advantage funds. The exemptive order remains in effect for the successor entities to these parties.

The Trust is required to redeem all full and fractional units of Interests in the Trust. The redemption price is the net asset value per unit of each Portfolio next determined after receipt by the Portfolio of a request for redemption in proper form.

The Trustees may specify conditions, prices, and places of redemption, and may specify binding requirements for the proper form or forms of requests for redemption. Payment of the redemption price may be wholly or partly in securities or other assets at the value of such securities or assets used in such determination of NAV, or may be in cash. Upon redemption, Interests shall not be cancelled and may be reissued from time to time. The Trustees may require Interestholders to redeem Interest for any reason under terms set by the Trustees, including the failure of a Interestholder to supply a personal identification number if required to do so, or to have the minimum investment required, or to pay when due for the purchase of Interest issued to him. To the extent permitted by law, the Trustees may retain the proceeds of any redemption of Interests required by them for payment of amount due and owing by an Interestholder to the Trust or any Series or Class. Notwithstanding the foregoing, the Trustees may postpone payment of the redemption price and may suspend the right of the Interestholders to require any Series or Class to redeem Interests during any period of time when and to the extent permissible under the 1940 Act.

If the Trustees postpone payment of the redemption price and suspend the right of Interestholders to redeem their Interests, such suspension shall take effect at the time the Trustees shall specify, but not later than the close of business on the business day next following the declaration of suspension. Thereafter Interestholders shall have no right of redemption or payment until the Trustees declare the end of the suspension. If the right of redemption is suspended, an Interestholder may either withdraw his or her request for redemption or receive payment based on the NAV per Interest next determined after the suspension terminates.

If the Trustees shall determine that direct or indirect ownership of Interests of any Portfolio has become concentrated in any person to an extent that would disqualify any Portfolio as a regulated investment company under the Internal Revenue Code, then the Trustees shall have the power (but not the obligation) by lot or other means they deem equitable to (a) call for redemption by any such person of a number, or a principal amount, of Interests sufficient to maintain or bring the direct or indirect ownership of Interests into conformity with the requirements for such qualification, and (b) refuse to transfer or issue shares to any person whose acquisition of Interests in question would, in the Trustee's judgment, result in such disqualification. Any such redemption shall be effected at the redemption price and in the manner described above. Interestholders shall upon demand disclose to the Trustees in writing such information concerning direct and indirect ownership of Interests as the Trustees deem necessary to comply with the requirements of any taxing authority.

DETERMINATION OF NET ASSET VALUE

The NAV of each Portfolio is determined as of the close of regular trading (currently 4:00 p.m. Eastern time) on each day the New York Stock Exchange ("NYSE") is open for business, with the exception of Columbus Day and Veterans Day for the income Portfolios. Expenses and fees, including advisory fees, are accrued daily and are taken into account for the purpose of determining the NAV of the Portfolios' Interests.

Each Portfolio's investments are generally valued at current market prices. Securities are generally valued based on the last sales price during the regular trading session if the security trades on an exchange ("closing price"), and if there is no sale, based on the latest bid quotations. Securities that are not traded primarily on an exchange generally are valued using latest quoted bid prices obtained by an independent pricing service. Securities listed on the Nasdaq Stock Market, Inc., however, are valued at The Nasdaq Official Closing Price ("NOCP"), and if no NOCP is available, then at the last reported sales price. A Portfolio may be required to depart from these general valuation methods and use fair value pricing methods to determine the value of certain investments if it is determined that the closing price or the latest quoted bid price of a security, including securities that trade primarily on a foreign exchange, does not accurately reflect its current value. The closing price or the latest quoted bid price of a security may not reflect its current value if, among other things, a significant event occurs after the closing price or the latest bid price but before a Portfolio calculates its NAV that materially affects the value of the security.

The International Equity and Overseas Portfolios intend to engage one or more fair value information service providers to assist with the development and implementation of a system to substitute, in appropriate circumstances, fair value prices for foreign security closing prices. Each fair value information service provider shall assist the Portfolios in determining whether a fair valuation process is appropriate for a particular security. If so, it shall apply a multi-factor methodology, which uses relevant factors such as ADRs, sector indices and futures to each covered foreign portfolio security to assist a Portfolio in determining the fair value of such security.

Money market instruments and debt securities maturing in 60 days or less generally are valued at amortized cost. The assets of a Portfolio, other than money market instruments or debt securities maturing in 60 days or less, generally are valued at latest quoted bid prices. Futures contracts will be marked to market daily at their respective settlement prices determined by the relevant exchange. Prices may be furnished by a reputable independent pricing service approved by the Board . Prices provided by an independent pricing service may be determined without exclusive reliance on quoted prices and may take into account appropriate factors such as institutional-size trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data. All other securities and other assets of a Portfolio for which current market quotations are not readily available are valued at fair value as determined in good faith by the Board and in accordance with procedures adopted by the Board.

For the Portfolios that invest directly in foreign securities, portfolio securities are generally valued on the basis of quotations from the primary market in which they are traded. However, if, in the judgment of the Board, a security's value has been materially affected by events occurring after the close of the exchange or the market on which the security is principally traded (for example, a foreign exchange or market), that security may be valued by another method that the Board believes accurately reflects fair value. A security's valuation may differ depending on the method used to determine its value.

ITEM 19. TAXATION.

The Trust is organized as a statutory trust under Delaware law. Under the Trust's current classification for federal income tax purposes, it is intended that each Portfolio will be treated as a non-publicly traded partnership for such purposes and, therefore such Portfolio will not be subject to any federal income tax. However, each investor in a Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Trust) of such Portfolio's income and gains in determining its federal income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

The Trust's taxable year-end is the last day of May. Although the Trust will not be subject to federal income tax, it will file appropriate federal income tax returns.

It is intended that each Portfolio's assets, income and distributions will be managed in such a way that an entity electing and qualifying as a "regulated investment company" under the Code can continue to so qualify by investing substantially all of its assets through a Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Portfolio (e.g., distributing at least 90% of the regulated investment company's "investment company taxable income" annually).

ITEM 20. UNDERWRITERS.

Stephens Inc. (the "Placement Agent") is the exclusive placement agent for the Interests in the Portfolios. Pursuant to a Placement Agency Agreement, the Placement Agent, as agent, sells Interests in the Portfolios on a continuous basis and transmits purchase and redemption orders that it receives to the Trust.

The Placement Agency Agreement will continue year-to-year as long as such continuance is approved at least annually in accordance with the 1940 Act and the rules thereunder. This agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act). This agreement may, in any event, be terminated at any time, without the payment of any penalty, by the Trust upon 60 days' written notice to the Placement Agent or by the Placement Agent at any time after the second anniversary of the effective date of this agreement on 60 days' written notice to the Trust.

ITEM 21. CALCULATION OF PERFORMANCE DATA.

Not applicable.

ITEM 22. FINANCIAL STATEMENTS.

KPMG LLP has been selected as the independent auditors for the Trust. KPMG LLP provides audit services, tax return preparation and assistance and consultation in connection with review of certain SEC filings. KPMG LLP's address is Three Embarcadero Center, San Francisco, California 94111.

The annual reports, including the independent auditors' report for the fiscal period ended September 30, 2002 for the equity Portfolios of the Trust, and for the fiscal year ended May 31, 2003 for the income Portfolios of the Trust, are incorporated herein by reference.

SCHEDULE A

DESCRIPTION OF RATINGS

The following summarizes the highest six ratings used by S&P for corporate and municipal bonds. The first four ratings denote investment-grade securities.

AAA - This is the highest rating assigned by S&P to a debt obligation and indicates an extremely strong capacity to pay interest and repay principal.

AA - Debt rated AA is considered to have a very strong capacity to pay interest and repay principal and differs from AAA issues only in a small degree.

A - Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher-rated categories.

BBB - Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than for those in higher-rated categories.

BB, B - Bonds rated BB and B are regarded, on balance as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. Debt rated BB has less near-term vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments. Debt rated B has a greater vulnerability to default but currently has the capacity to meet interest payments and principal repayments. Adverse business, financial, or economic conditions will likely impair capacity or willingness to pay interest and repay principal.

S&P applies indicators "+", no character and "-" to its rating categories. The indicators show relative standing within the major rating categories.

The following summarizes the highest six ratings used by Moody's for corporate and municipal bonds. The first four denote investment-grade securities.

Aaa - Bonds that are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa - Bonds that are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

A - Bonds that are rated A possess many favorable investment attributes and are to be considered upper medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa - Bonds that are rated Baa are considered medium-grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba - Bonds that are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not as well safeguarded during both good times and bad times over the future. Uncertainty of position characterizes bonds in this class.

B - Bonds that are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Moody's applies numerical modifiers (1, 2 and 3) to rating categories. The modifier 1 indicates that the bond being rated ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the bond ranks in the lower end of its generic rating category. With regard to municipal bonds, those bonds in the Aa, A and Baa groups which Moody's believes possess the strongest investment attributes are designated by the symbols Aal, A1 or Baal, respectively.

  The following summarizes the two highest ratings used by Moody's for short-term municipal notes and variable-rate demand obligations:

MIG-1/VMIG-1 -- Obligations bearing these designations are of the best quality, enjoying strong protection from established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing.

MIG-2/VMIG-2 -- Obligations bearing these designations are of high quality, with ample margins of protection although not so large as in the preceding group.

The following summarizes the two highest ratings used by S&P for short-term municipal notes:

SP-1 - Indicates very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics are given a "plus" (+) designation.

SP-2 - Indicates satisfactory capacity to pay principal and interest.

  Commercial paper rated A-1 by S&P indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted A-1+. Capacity for timely payment on commercial paper rated A-2 is satisfactory, but the relative degree of safety is not as high as for issues designated A-1.

The rating Prime-1 is the highest commercial paper rating assigned by Moody's. Issuers rated Prime-1 (or related supporting institutions) are considered to have a superior capacity for repayment of senior short-term promissory obligations. Issuers rated Prime-2 (or related supporting institutions) are considered to have a strong capacity for repayment of senior short-term promissory obligations. This will normally be evidenced by many of the characteristics of issuers rated Prime-1, but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

WELLS FARGO MASTER TRUST
File No. 811-9689

PART C
OTHER INFORMATION

Item 23. Exhibits.

Exhibit Number		Description
(a)	-	Amended and Restated Declaration of Trust, incorporated by reference to the Registration Statement on Form N-1A, incorporated by reference to Amendment No. 10, filed January 31, 2003.
(b)	-	Not applicable.
(c)	-	Not applicable.
(d)(1)	-	Investment Advisory Contract with Wells Fargo Funds Management, LLC, filed herewith.
(2)(i)	-

Investment Sub-Advisory Contract with Wells Capital Management Incorporated, incorporated by reference to Amendment No. 4, filed August 31, 2001. Schedule A and Appendix A to Schedule A, incorporated by reference to Amendment No. 9, filed October 1, 2002; Appendix A, incorporated by reference to Amendment No. 12, filed October 1, 2003.

(ii)	-

Investment Sub-Advisory Contract with Galliard Capital Management, Inc., incorporated by reference to Amendment No. 4, filed August 31, 2001; Appendix A, incorporated by reference to Amendment No. 12, filed October 1, 2003.

(iii)	-	Not applicable.
(iv)	-

Investment Sub-Advisory Contract with Smith Asset Management Group, L.P., incorporated by reference to Amendment No. 4, filed August 31, 2001; Appendix A, incorporated by reference to Amendment No. 12, filed October 1, 2003.

(v)	-

Investment Sub-Advisory Contract with Peregrine Capital Management, Inc., incorporated by reference to Amendment No. 4, filed August 31, 2001; Schedule A, incorporated by reference to Amendment No. 8, filed August 30, 2002; Appendix A, incorporated by reference to Amendment No. 12, filed October 1, 2003.

(vi)	-

Investment Sub-Advisory Contract with Cadence Capital Management, incorporated by reference to Amendment No. 4, filed August 31, 2001; Appendix A, incorporated by reference to Amendment No. 12, filed October 1, 2003.

(vii)	-	Investment Sub-Advisory Contract with Systematic Financial Management, L.P., incorporated by reference to Amendment No. 12, filed October 1, 2003.
(e)	-	Not applicable pursuant to General Instruction (B)(2)(b).
(f)	-	Not applicable.
(g)(1)	-

Custody Agreement with Wells Fargo Bank Minnesota, N.A., incorporated by reference to Amendment No. 4, filed August 31, 2001; Appendix A, incorporated by reference to Amendment No. 12, filed October 1, 2003.

(i)	-

Delegation Agreement (17f-5) with Wells Fargo Bank Minnesota, N.A., incorporated by reference to Amendment No. 8, filed August 30, 2002; Exhibit A, incorporated by reference to Amendment No. 12, filed October 1, 2003.

(2)	-

Securities Lending Agreement by and among Wells Fargo Master Trust, Wells Fargo Funds Management, LLC and Wells Fargo Bank Minnesota, N.A., incorporated by reference to Amendment No. 8, filed August 30, 2002; Exhibit A, incorporated by reference to Amendment No. 12, filed October 1, 2003.

(h)(1)	-

Administration Agreement with Wells Fargo Funds Management, LLC, incorporated by reference to Amendment No. 4, filed August 31, 2001; Appendix A, incorporated by reference to Amendment No. 12, filed October 1, 2003.

(2)	-

Placement Agency Agreement with Stephens, Inc., incorporated by reference to the Registration Statement on Form N-1A, filed November 8, 1999; Appendix A, incorporated by reference to Amendment No. 12, filed October 1, 2003.

(3)	-	Accounting Services Agreement with PFPC Inc., incorporated by reference to Amendment No. 10, filed January 31, 2003; Exhibit A, incorporated by reference to Amendment No. 12, filed October 1, 2003.
(i)	-	Not applicable, pursuant to General Instruction (B)(2)(b).
(j)	-	Not applicable, pursuant to General Instruction (B)(2)(b).
(k)	-	Not applicable, pursuant to General Instruction (B)(2)(b).
(l)	-	Not applicable.
(m)	-	Not applicable.
(n)	-	Rule 18f-3 Plan, incorporated by reference to the Registration Statement on Form N-1A, filed November 8, 1999.
(p)(1)	-	Joint Code of Ethics for Funds Trust, Master Trust and Variable Trust, incorporated by reference to Amendment No. 4, filed August 31, 2001.
(2)	-	Wells Fargo Funds Management, LLC Code of Ethics, incorporated by reference to Amendment No. 4, filed August 31, 2001.
(3)	-	Galliard Capital Management, Inc. Code of Ethics, incorporated by reference to Amendment No. 2, filed October 2, 2000.
(4)	-	Peregrine Capital Management, Inc. Code of Ethics, incorporated by reference to Amendment No. 2, filed October 2, 2000.
(5)	-	Not applicable.
(6)	-	Smith Asset Management Group, L.P. Code of Ethics, incorporated by reference to Amendment No. 2, filed October 2, 2000.
(7)	-	Wells Capital Management Incorporated Code of Ethics, incorporated by reference to Amendment No. 12, filed October 1, 2003.
(8)	-	Cadence Capital Management Code of Ethics, filed herewith.
(9)	-	Systematic Financial Management, L.P., Code of Ethics, incorporated by reference to Amendment No. 12, filed October 1, 2003.
(10)	-	LSV Asset Management Code of Ethics and Personal Trading Policy, filed herewith.

Item 24. Persons Controlled by or Under Common Control with the Fund.

Registrant believes that no person is controlled by or under common control with Registrant.

Item 25. Indemnification.

Article V of the Registrant's Declaration of Trust limits the liability and, in certain instances, provides for mandatory indemnification of the Registrant's trustees, officers, employees, agents and holders of beneficial interests in the Trust. In addition, the Trustees are empowered under Section 3.9 of the Registrant's Declaration of Trust to obtain such insurance policies as they deem necessary.

Item 26. Business and Other Connections of Investment Adviser.

(a) Effective March 1, 2001, Wells Fargo Funds Management, LLC ("Funds Management") assumed investment advisory responsibilities for all of the Registrant's investment portfolios, and for certain other registered open-end management investment companies. For providing those services, Funds Management is entitled to receive fees at the same annual rates as were applicable under the advisory contract with Wells Fargo Bank, N.A. ("Wells Fargo Bank"). Funds Management, an indirect wholly-owned subsidiary of Wells Fargo & Company and affiliate of Wells Fargo Bank, was created to succeed to the mutual fund advisory responsibilities of Wells Fargo Bank in early 2001.

To the knowledge of Registrant, none of the directors or officers of Funds Management is or has been at any time during the past two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature, except that they also hold various positions with and engage in business for Wells Fargo Bank.

(b) Wells Capital Management Incorporated ("Wells Capital Management"), an affiliate of Funds Management, serves as sub-adviser to various Portfolios of the Trust. The descriptions of Wells Capital Management in Parts A and B of this Registration Statement are incorporated by reference herein. To the knowledge of the Registrant, none of the directors or officers of Wells Capital Management is or has been at any time during the last two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature.

(c) Peregrine Capital Management, Inc. ("Peregrine"), an indirect wholly-owned subsidiary of Wells Fargo & Company, serves as sub-adviser to various Portfolios of the Trust. The descriptions of Peregrine in Parts A and B of the Registration Statement are incorporated by reference herein. To the knowledge of the Registrant, none of the directors or officers of Peregrine is or has been at any time during the last two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature.

(d) Galliard Capital Management, Inc. ("Galliard"), an indirect, wholly-owned subsidiary of Wells Fargo & Company serves as sub-adviser to various Portfolios of the Trust. The descriptions of Galliard in Parts A and B of the Registration Statement are incorporated by reference herein. To the knowledge of the Registrant, none of the directors or officers of Galliard is or has been at any time during the last two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature.

(e) Smith Asset Management, L.P. ("Smith"), an indirect, partially-owned subsidiary of Wells Fargo & Company serves as sub-adviser to the Disciplined Growth Portfolio of the Trust. The descriptions of Smith in Parts A and B of the Registration Statement are incorporated by reference herein. To the knowledge of the Registrant, none of the directors or officers of Smith is or has been at any time during the last two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature.

(f) Cadence Capital Management ("Cadence"), a wholly-owned subsidiary of Allianz A.G., serves as sub-adviser to the Large Cap Appreciation Portfolio. The descriptions of Cadence in Parts A and B of this Registration Statement are incorporated by reference herein. To the knowledge of the Registrant, none of the directors or officers of Cadence is or has been at any time during the past two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature.

(g) Systematic Financial Management, L.P. ("Systematic") serves as sub-adviser to the Large Cap Value Portfolio. The descriptions of Systematic in Parts A and B of the registration Statement are incorporated by reference herein. To the knowledge of the Registrant, none of the directors or officers of Systematic is or has been at any time during the past two fiscal years engaged in any other business, profession, vocation, or employment of a substantial nature.

(h) LSV Asset Management ("LSV") serves as the sub-adviser to the Overseas Portfolio. The descriptions of LSV in Parts A and B of the Registration Statement are incorporated by reference herein. To the knowledge of the Registrant, none of the directors of officers of LSV is or has been at any time during the past two fiscal years engaged in any other business, profession, vocation, or employment of a substantial nature.

Item 27. Principal Underwriters.

(a) Stephens Inc. ("Stephens"), placement agent for the Registrant, also acts as principal underwriter for Wells Fargo Variable Trust and Wells Fargo Funds Trust, and is the exclusive placement agent for Wells Fargo Master Trust, all of which are registered open-end management investment companies. Stephens Capital Management, an operating division of Stephens, acts as an investment adviser for certain funds of The Diversified Investors Funds Group, also an open-end management investment company.

(b) Information with respect to each director and officer of the principal underwriter is incorporated by reference to Form ADV and Schedules A and D thereto, filed by Stephens with the Securities and Exchange Commission pursuant to the Investment Advisers Act of 1940 (file No. 501-15510).

(c) Not applicable.

Item 28. Location of Accounts and Records.

(a) The Registrant maintains accounts, books and other documents required by Section 31(a) of the Investment Company Act of 1940 and the rules thereunder (collectively, "Records") at the offices of Wells Fargo Funds Management, LLC, 525 Market Street, San Francisco, California 94105.

(b) Wells Fargo Funds Management, LLC, maintains all Records relating to its services as investment adviser and administrator at 525 Market Street, San Francisco, California 94105.

(c) Stephens Inc. maintains all Records relating to its services as placement agent at 111 Center Street, Little Rock, Arkansas 72201.

(d) Wells Fargo Bank Minnesota, N.A. maintains all Records relating to its services as custodian at 6th & Marquette, Minneapolis, Minnesota 55479-0040.

(e) Wells Capital Management Incorporated maintains all Records relating to its services as investment sub-adviser at 525 Market Street, San Francisco, California 94105.

(f) Peregrine Capital Management, Inc. maintains all Records relating to its services as investment sub-adviser at 800 LaSalle Avenue, Minneapolis, Minnesota 55402.

(g) Galliard Capital Management, Inc. maintains all Records relating to its services as investment sub-adviser at 800 LaSalle Avenue, Suite 2060, Minneapolis, Minnesota 55479.

(h) Smith Asset Management Group, LP maintains all Records relating to its services as investment sub-adviser at 200 Crescent Court, Suite 850, Dallas, Texas 75201.

(i) Cadence Capital Management maintains all Records relating to its services as investment sub-adviser at 265 Franklin Street, Boston, Massachusetts 02110.

(j) Schroder Investment Management North America Inc. maintains all Records relating to its prior service as investment sub-adviser for the International Portfolio (through July 19, 2002) at 875 Third Avenue, 22nd Floor, New York, New York 10022.

(k) Systematic Financial Management, L.P. maintains all Records relating to its services as investment sub-adviser at 300 Frank W. Burr Boulevard, Glenpointe East, 7th Floor, Teaneck, New Jersey 07666.

(l) LSV Asset Management maintains all Records relating to its services as investment sub-adviser at One North Wacker Drive, Suite 4000, Chicago, Illinois 60606.

Item 29. Management Services.

Other than as set forth under the captions "Management, Organization and Capital Structure" in Part A of this Registration Statement and "Management of the Trust" in Part B of this Registration Statement, the Registrant is not a party to any management-related service contract.

Item 30. Undertakings.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of San Francisco, State of California on the 31st day of October, 2003.

WELLS FARGO MASTER TRUST
By: /s/ Christopher R. Bellonzi
Christopher R. Bellonzi
Assistant Secretary

EX-99.B(p)(8)

ALLIANZ DRESDNER ASSET MANAGEMENT OF AMERICA
CODE OF ETHICS

Effective June 1, 2003

INTRODUCTION

This Code of Ethics (the "Code") is based on the principle that you, as an officer or employee of Allianz Dresdner Asset Management of America L.P. ("ADAM") and its affiliated divisions or subsidiaries, including Allianz Hedge Fund Partners L.P., Allianz Private Client Services LLC, Allianz Private Equity Partners, Inc., Cadence Capital Management LLC, Nicholas-Applegate Capital Management LLC, NFJ Investment Group L.P., OCC Distributors LLC, OpCap Advisors LLC, Oppenheimer Capital LLC, PIMCO Advisors Fund Management LLC, PIMCO Advisors Managed Accounts LLC, PIMCO Advisors Retail Holdings LLC, PIMCO Advisers CD Distributors LLC, and PIMCO Equity Advisors LLC, (collectively, ADAM or ADAM Advisers), owe a fiduciary duty to the shareholders of the registered investment companies (the Funds) and other clients (together with the Funds, the Advisory Clients) for which ADAM serves as an adviser or sub-adviser. Accordingly, you must avoid activities, interests and relationships that might interfere or appear to interfere with making decisions in the best interests of our Advisory Clients. If you are covered by another code of an ADAM Adviser or Allianz Group Company, this Code shall not apply to you.

At all times, you must:

1. Place the interests of our Advisory Clients first. As a fiduciary, you must scrupulously avoid serving your own personal interests ahead of the interests of our Advisory Clients. You may not cause an Advisory Client to take action, or not to take action, for your personal benefit rather than the benefit of the Advisory Client. For example, you would violate this Code if you caused an Advisory Client to purchase a security you owned for the purpose of increasing the price of that Security. Likewise, in connection with your regular functions and duties, you would violate this Code if you made a personal investment in a security that might be an appropriate investment for an Advisory Client without first considering the security as an investment for the Advisory Client.

2. Conduct all of your personal securities transactions in full compliance with this Code and the ADAM Insider Trading Policy. ADAM encourages you and your family to develop personal investment programs. However, you must not take any action in connection with your personal investments that could cause even the appearance of unfairness or impropriety. Accordingly, you must comply with the policies and procedures set forth in this Code. In addition, you must comply with the policies and procedures set forth in the ADAM Insider Trading Policy and Procedures, which is attached to this Code as Appendix I. Questions regarding these policies and procedures should be addressed with your local compliance officer.

3. Avoid taking inappropriate advantage of your position. The receipt of investment opportunities, gifts or gratuities from persons seeking business with ADAM directly or on behalf of an Advisory Client of an ADAM Adviser could call into question the independence of your business judgment. In addition, you may not use personal or account information of any client of ADAM except as permitted by ADAM's Privacy Policy (Appendix IX to this Code). Accordingly, you must comply with the policies and procedures set forth in this Code under the heading Fiduciary Duties.

TABLE OF CONTENTS

COVERED PERSONS
COVERED SECURITIES
ACCOUNTS COVERED UNDER CODE
EXEMPT SECURITIES
EXEMPT TRANSACTIONS
PRE-CLEARANCE PROCEDURES
PROHIBITED TRANSACTIONS
PRIVATE PLACEMENTS
USE OF BROKER-DEALERS AND BROKERAGE ACCOUNTS

REPORTING AND CERTIFICATION
Initial Reporting and certification upon employment with ADAM
Quarterly Reporting of Transactions
Annual Reporting and Certificate of Compliance with Code

FIDUCIARY DUTIES
Gifts
Service as a Director
Privacy Policy

REMEDIAL ACTION
REPORTS TO MANAGEMENT AND TRUSTEES
RECORD KEEPING REQUIREMENTS

APPENDICES

I. INSIDER TRADING POLICY AND PROCEDURES

II. GUIDANCE ON BENEFICIAL OWNERSHIP

III. GUIDANCE ON SHORT TERM PROFIT RECOVERY

IV. PRIVACY POLICY

V. CTI-iTRADE INSTRUCTIONS

VI. CHARLES SCHWAB WELCOME LETTER

FORMS

VII. INITIAL ACKNOWLEDGEMENT CERTIFICATION

VIII. INITIAL LISTING OF PERSONAL SECURITIES HOLDINGS

IX. QUARTERLY TRANSACTION REPORT

X. ANNUAL LISTING OF SECURITIES HOLDINGS AND CERTIFICATION OF COMPLIANCE

XI. EMPLOYEE PRE-CLEARANCE FORM (Manual)

XII. EMPLOYEE PRE-CLEARANCE FORM (CTI)

XIII. PRIVATE PLACEMENT APPROVAL FORM

Questions

Questions regarding this Code should be addressed to your local Compliance Officer. As of the effective date of this Code, the Compliance Officers are: Anne-Marie Pitale (ADAM-East, Allianz Hedge Fund Partners, Allianz Private Client Services, Allianz Private Equity Partners, OCC Distributors, OpCap Advisors, Oppenheimer Capital, PIMCO Advisors CD Distributors, PIMCO Advisors Fund Management, PIMCO Advisors Managed Accounts, PIMCO Advisors Retail Holdings, and PIMCO Equity Advisors); Virginia Camp (ADAM-West); Mary Ellen Melendez (Cadence); Betty Holcomb (NFJ); and Beth Ann Coleman (Nicholas-Applegate). The Compliance Committee members are Frank Poli, Anne-Marie Pitale, Youse Guia, and Beth Ann Coleman.

I. COVERED PERSONS

Based upon your activities and role within ADAM, you will be placed in one or more of the following categories. Provisions of the Code pertaining to the pre-clearance requirements and certain prohibited transactions may apply to more than one category.

A. "NON-ACCESS PERSON" means any director, officer, or employee of an ADAM Adviser that does NOT, in connection with their regular duties, makes, participates in, or has access to information regarding the purchase or sale of Covered Securities by the Advisory Clients of an ADAM Adviser. It also includes individuals who are not deemed an "interested person" of a Fund within the meaning of Section 2(a)(19) of the Investment Company Act of 1940, i.e. outside Fund Trustees.

B. "ACCESS PERSON" means any director, officer, Portfolio Employee, or employee of an ADAM Adviser who, in connection with their regular duties, makes, participates in, or has access to information regarding the purchase or sale of Covered Securities by the Advisory Clients of an ADAM Adviser.

C. "PORTFOLIO EMPLOYEE" means any employee of an ADAM Adviser who, in connection with their regular functions and duties, makes, or participates in making, recommendations regarding the purchase or sale of securities on behalf of any Advisory Client, provides information or advice to a Portfolio Manager, or helps execute a portfolio manager's recommendations. Generally, Portfolio Employees includes, but is not limited to, portfolio managers, research analysts and traders.

II. COVERED SECURITIES

The following list identifies the "Covered Securities" or "Securities" that are deemed subject to the requirements of the Code:

Any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a security, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any security. The purchase or sale of a Security includes, among other things, the writing of an option to purchase or sell a Security.

The definition of Securities also includes security futures1 and futures and options on any group or index of Securities (as defined in the Investment Company Act of 1940).

1 A security future is a contract of sale for future delivery of a single security or a narrow-based security index.

III. ACCOUNTS COVERED UNDER THE CODE

All accounts where an employee is deemed to have beneficial ownership are subject to the provisions of this Code. For purposes of this Code, Beneficial Ownership shall be interpreted in the same manner as the definition contained in the provision of Section 16 of the Securities Exchange Act of 1934 under Rule 16a-1(a)(2).

Generally, you are considered to have Beneficial Ownership of Securities if you have or share a direct or indirect Pecuniary Interest in the Securities.

You have a Pecuniary Interest in Securities if you have the opportunity to directly benefit or share in any profit derived from a transaction in the Securities.

The following are examples of a person having Beneficial Ownership of Securities:

a. Securities held in the name of the officer or employee of any ADAM Adviser.

b. Securities held by members of your immediate family sharing the same household.

Immediate family includes any spouse, child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and any adoptive relationship.

c. Your interest as a general partner in Securities held by a general or limited partnership.

d. Your interest as a manager-member in the Securities held by a limited liability company.

e. Your ownership of Securities as a trustee where either you or members of your immediate family have a vested interest in the principal or income of the trust.

f. Your ownership of a vested beneficial interest in a trust.

g. Your status as a settler of a trust, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

You do not have an indirect Pecuniary Interest in Securities held by a corporation, partnership, a limited liability company or other entity in which you hold an equity interest, unless you are a controlling equity holder or you have or share investment control over the Securities held by the entity.

The final determination of Beneficial Ownership is a question to be determined in light of the facts for each particular case. If in doubt, employees should consult with their local compliance officer.

NOTE: Additional examples of Beneficial Ownership can be found in Appendix II.

 IV. EXEMPT SECURITIES

The following are Securities that are exempt from the requirements under the Code ("Exempt Securities"):

A. Direct obligations of the government of the United States, including fixed income securities issued by agencies or instrumentalities of, or are unconditionally guaranteed by the government of the U.S.

B. Bankers1 acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instrument2.

C. Shares of registered open-end investment companies (Mutual Funds), including exchange-traded funds (ETF's). Examples of ETF's are SPDRS, QQQs, MDYs, DIAs, WEBS, Diamonds, iShares, etc.

D. Exchange traded futures and options on broadly-based indices.

E. Share of registered closed-end funds with the exception of Funds that are managed by ADAM. Refer to the ADAM Intranet for a current listing of closed-end funds managed by ADAM or contact your local compliance office.

V. EXEMPT TRANSACTIONS

The following are transactions that are exempt from the requirements of the Code ("Exempt Transactions"):

A. If you are a Non-Access Person, purchases or sales of up to 2,000 shares per day per issuer, of large-cap issuer3.

B. If you are a Non-Access Person, purchases or sales of up to the lesser of 1,000 shares or $10,000 per calendar week, per issuer of stock other than stock issued by large-cap issuers (i.e., market cap below $5 billion).

C. Purchases or sales of up to $100,000 per calendar month per issuer of fixed-income Securities issued by U.S. corporations.

2 Defined as any instrument that has a maturity at issuance of less than 366 days and that is rated by one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization, including repurchase agreements.

3 A large-cap issuer is an issuer with a total market capitalization in excess of five billion dollars. Information concerning large-cap issuers is available on the Internet. If you are unsure whether a security is a large-cap issue, contact a Compliance Officer.

D. Purchases or sales of up to $1,000,000 per calendar month per issuer of fixed-income Securities issued by qualified foreign governments4.

E. Purchases of Covered Securities under dividend reinvestment plans.

F. Purchases of Covered Securities by exercise of rights issued to the holders of a class of Securities pro rata, to the extent they are issued with respect to Securities of which you have Beneficial Ownership

G. Acquisitions or dispositions of Covered Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of Securities of which you have Beneficial Ownership.

H. For employees of NFJ, shares of any issuer not owned in NFJ's Advisory Client's accounts and not contemplated for purchase for any Advisory Clients, based upon the determination by NFJ that because of the investment objectives and policies of the Advisory Clients, such securities are not eligible for purchase by NFJ for the Advisory Clients.

I. Dispositions of Securities of a private issuer, subject to the restrictions on participation in private placements set forth in the Code under Private Placements.

J. Commodities, futures and options traded on a commodity exchange, including currency futures.

K. Short sales, puts, calls, straddles, or options of any Covered Security not otherwise prohibited pursuant to the provisions in the Code. Note: Refer to the Prohibited Transactions section.

L. Other specific transactions as may be exempted by a Compliance Officer or the Compliance Committee based upon a determination that the transaction(s) do not interfere or appear to interfere with making decisions in the best interest of our Advisory Clients. On a case-by-case basis, a Compliance Officer or the Compliance Committee may exempt a specific transaction from any of the provisions of this Code except for the provisions set forth below under Reporting. All requests to exempt a transaction must be in writing and forwarded to your local compliance officer for approval Prior to your executing the transaction.

CAUTION

Qualified foreign governments, large-cap issuers and broadly based indices may change from time to time. Accordingly, you may purchase a Covered Security deemed to be an Exempt Transaction only to find that when you wish to sell them, you may not do so without prior approval from your local Compliance Officer.

4 A qualified foreign government is a national government of a developed country with outstanding fixed-income securities in excess of fifty billion dollars.

VI. GENERAL PRE-CLEARANCE REQUIREMENTS

A. Access Persons and Portfolio Employees

a) All Access Persons and Portfolio Employees must pre-clear their personal securities transaction by either submitting a Pre-Clearance Request Form (Appendix XI) to a designated pre-clearance personnel or submitting such request through a designated system that is implemented at your location. Exempt Securities and Exempt Transactions, as defined in the Code, are not subject to pre-clearance requirements.

b) All pre-clearance approvals are effective until the close of business on the day that pre-clearance is given (4:00 P.M EST). If the individual submitting the request wishes to execute a trade in the same Security or an equivalent Security on subsequent days, a new pre-clearance request must be submitted. GTC (good till canceled) orders will not be cleared.

B. New York or Nicholas-Applegate Employees

a) All Non-Access, Access Persons, and Portfolio Employees who are affiliated with an ADAM Adviser that is located in New York as well as all Access Persons and Portfolio Employees who are employees of Nicholas-Applegate, must pre-clear all personal security transactions by submitting a Trade Request Form through CTI iTrade (Appendix XII). If you have any questions regarding the use of CTI, please call the ADAM-NY compliance hot-line or your local Nicholas-Applegate compliance officer. See Appendix V for instructions on how to use CTI iTrade.

b) Investment management personnel that are employees of Nicholas-Applegate must receive written authorization for all non-exempt personal securities transactions from the Chief Investment Officer ("CIO") or a senior portfolio manager.

VII. PROHIBITED TRANSACTIONS

A. Access Persons

a) Same day securities may not be purchased or sold by an Access Person if, at the time of pre-clearance, there is a pending buy or sell order on the relevant trading desk on behalf of an Advisory Client in the same Security or an equivalent Security5. Such orders by an Access Person can only be purchased or sold on the following day that the Advisor Client(s) order has been executed.

b) Securities may not be purchased or sold if, at the time of pre-clearance, you knew or should have known that an Advisory Client would be trading in the same security or an equivalent Security on the same day.

 5 An equivalent Security of a given Security is (i) a Security issuable upon exercise, conversion or exchange of the given Security, (ii) a Security exercisable to purchase, convertible into or exchangeable for the given Security, or (iii) a Security otherwise representing an interest in or based on the value of the given Security.

B. Portfolio Employees

a) Same day securities may not be purchased or sold by a Portfolio Employee if, at the time of pre-clearance, there is a pending buy or sell order on the relevant trading desk on behalf of an Advisory Client in the same Security or an equivalent Security5. Such orders by a Portfolio Employee can only be purchased or sold on the following day that the Advisor Client(s) order has been executed or withdrawn.

b) Securities may not be purchased or sold if, at the time of pre-clearance, you knew or should have known that an Advisory Client would be trading in the same security or an equivalent Security on the same day.

c) If you are a Portfolio Employee (or a person that has been identified as having access to the same information, i.e. portfolio managers, research analysts, traders), you may not purchase or sell Securities during the period beginning three days before and ending three days after the day on which an Advisory Client trades in the same Security or an equivalent Security.

NOTE; If you are a Portfolio Employee (or a person that has been identified as having access to the same information), and you pre-clear a Securities transaction prior to the commencement of an Advisory Client trading in the same Security or an equivalent Security, it may not be deemed a violation of this Code unless you knew or should have known that the Advisory Client would be trading in that Security or an equivalent Security within three days after your trade.

d) If you are a Portfolio Employee, you may not profit from the purchase and sale, or sale and purchase, within 30 calendar days, of the same Securities or equivalent Securities (other than Exempt Securities) of which you have Beneficial Ownership. Any such short-term trade must be unwound, or if that is not practical, the profits must be contributed to a charitable organization. NOTE: additional guidance on this restriction can be found in Appendix III.

You are considered to profit from a short-term trade if Covered Securities of which you have Beneficial Ownership are sold for more than the purchase price of the same Securities or equivalent Securities, even though the Securities purchased and the Securities sold are held of record or beneficially by different persons or entities.

e) If you are a Portfolio Employee of any ADAM Adviser, you are prohibited from transactions involving puts, calls, straddles, options and/or short sales except for Exempt Transactions, transactions in Exempt Securities, or transactions involving a program approved by the local CIO and compliance officer.

f) If you are a Portfolio Employee, you may not acquire Beneficial Ownership of any Securities in an initial public offering (as defined in Rule 17j-1).

C. Oppenheimer and Private Client Services Employees

a) If you are an employee of Oppenheimer Capital or Allianz Private Client Services, you are prohibited from transactions involving puts, calls, straddles, options, and/or short sales in any Security within the Oppenheimer Capital Recommended List.

b) If you are an employee of Oppenheimer Capital or Allianz Private Client Services, you may not purchase or sell Securities during the period ending three days after the day on which the Oppenheimer Large Cap Value Model (#50995) and the Value Fund (#63140) trades in the same Security or an equivalent Security.

VIII. PRIVATE PLACEMENTS

If you are a Portfolio Employee, you may not acquire Beneficial Ownership of any Securities in a private placement6, unless you have received prior written approval from your local CIO and your local compliance officer. Approval will be not be given unless a determination is made that the investment opportunity should not be reserved for one or more Advisory Clients, and that the opportunity to invest has not been offered to you solely by virtue of your position. The form for requesting private placement approval is attached to this Code (Appendix XIII).

If you are a Portfolio Employee and you have acquired Beneficial Ownership of Securities in a private placement, you must disclose your investment when you play a part in any consideration of an investment by an Advisory Client in the issuer of the Securities, and any decision to make such an investment must be independently reviewed by your local CIO or a Portfolio Manager who does not have Beneficial Ownership of any Securities of the issuer.

IX. USE OF BROKER-DEALERS AND BROKERAGE ACCOUNTS

To assist in the implementation of the Code and meet regulatory requirements, all New York and San Diego based employees must maintain their personal brokerage and trading accounts (which they are deemed to have Beneficial Ownership) with a "Designated Broker" (currently Charles Schwab-see appendix VI for further details). It is preferred that all other employees of an ADAM Adviser use a designated broker, although it is not required. If you are an employee with a Designated Broker, you are required to transfer your account(s) to the Designated Broker within a reasonable period of time from your initial commencement of employment. All employees are responsible for costs associated with transferring their personal brokerage/trading accounts. If you are maintaining a brokerage account other than with a designated broker, you are required to immediately disclose this to your local compliance department. Based upon the determination by the appropriate compliance officer, certain exemptions may be granted that would allow the employee" to continue maintaining his or her personal brokerage/trading accounts with a non-designated broker.

6 A private placement is an offering of ownership in a new or secondary issue to a single investor or group of investors. The sale or placement is usually made through an investment banker and the securities' public resale restricted if they are not registered under the Securities Exchange Act of 1933.

All employees that are maintaining a brokerage or trading account with a non-designated broker must ensure that duplicate copies of account statements and transactional confirms are sent directly to the attention of your local compliance department (if regularly prepared). The confirmations and statements must, in the aggregate, provide enough detail that would show the name of the broker, account number, date of transaction, whether it was a buy/sell, security name, amount of transaction, and the price.

Most brokers require that an ADAM Advisor provide a Rule "407" letter which acknowledges that your account is held by such broker and requests that the broker provide the relevant compliance department with duplicate client account statements and transactional confirms. Your local compliance officer will execute this letter for any of your beneficially owned accounts that have been approved by Compliance.

Employees are not required to comply with the provisions under this section if their brokerage or trading account 1) is fully managed by a third party, 2) exclusively holds Exempt Securities and is unable to hold any Covered Securities, and 3) is held at a mutual fund company.

Note: Mutual Fund accounts at broker- dealers are subject to the broker account requirements as described above.

X. REPORTING AND CERTIFICATION

A. Initial Reporting and Certification for New Employees

Within 10 days following the commencement of employment at an ADAM Adviser, all employees are required to complete and submit the Initial Acknowledgement Certification and the Initial Listing of Personal Securities Holdings and Brokerage Accounts forms to your local compliance department (See Appendix VII and VIII).

B. Quarterly Transactional Reporting for Non-Designated Broker Account(s)

All employees that maintain a brokerage or trading account with a non-designated broker AND do not have duplicate copies of account statements and transactional confirms being sent directly to the attention of your local compliance department, must complete and submit a "Quarterly Transaction Report" for all "Covered Securities" within 10 days following the end of each calendar quarter (Appendix IX). It is at the discretion of your local compliance officer to implement the quarterly reporting requirement for all other brokerage or trading accounts that the compliance department may be receiving duplicate account information.

C. Annual Reporting and Certification

Within 10 days following the end of the calendar year, all "active" employees are required to complete and submit the Annual Listing of Securities Holdings and Certification of Compliance form to your local compliance department (See Appendix X).

XI. FIDUCIARY DUTIES

A. Gifts

No employee of an ADAM Adviser shall receive any gift or other consideration in merchandise, service, or otherwise that is excessive in value or frequency from any person, firm, corporation, association or other entity that does business with or on behalf of the Funds or an Advisory Client.

a. Gifts and entertainment must be reasonable in terms of frequency and value. It may be reasonable to give or receive gifts at a more frequent basis under certain limited circumstance, i.e. holiday season.

b. Do not accept gifts, favors, entertainment or other things of value which could influence your decision-making or make you feel beholden to a person or a firm.

c. Do not offer gifts, favors, entertainment or other things of value that could be viewed as overly generous or aimed at influencing decision-making or making a client feel beholden to an ADAM Adviser.

d. Entertainment situations may only be used to foster and promote business relationships with firms.

e. Gifts should not be sent to an ADAM employee's home. If they are, the employee must discourage this practice in the future.

f. You may not GIVE a gift that exceeds $100. You may not RECEIVE a gift that exceeds $200.

g. You may not accept or offer air transportation nor may you accept hotel or other accommodations without obtaining prior written approval from your local compliance officer.

B. Service as Director

If you are a Portfolio Employee, you may not serve on the board of directors or other governing board of a publicly traded entity, unless you have received the prior written approval of the local Chief Legal Officer or your local compliance officer. Approval will not be given unless a determination is made that your service on the board would be consistent with the interests of the Advisory Clients. If you are permitted to serve on the board of a publicly traded entity, you will be isolated from those Portfolio Employees who make investment decisions with respect to the securities of that entity, through a "Chinese Wall" or other procedures.

C. Privacy Policy

You must abide by the ADAM's Privacy Policy (the "Privacy Policy") which is attached to this Code of Ethics as Appendix XI. The Privacy Policy is designed to protect personal and account information of clients from disclosure to any non-affiliated third parties, except as required or permitted by law or certain circumstances and when duly authorized by a compliance officer or director of ADAM. You will be responsible for attesting to your compliance with the Privacy Policy in your Annual Certification of Compliance.

XII. REMEDIAL ACTIONS

ADAM reserves the right to cancel any trade (without prior notice and at the employee's expense) or to instruct you to cancel a trade at your expense. ADAM may suspend or revoke your trading privileges at any time. Employee trading violations can result in penalties ranging from cancellation of an offending trade to termination of your employment. Any loss from an impermissible trade will be charged to the employee and any profits may be forfeited. Violations may also lead to civil or criminal proceedings and penalties. Failure to pre-clear trades or comply with any of the reporting requirements may result in sanctions including fines. All fines collected will be donated to an approved charity.

XIII. REPORTS TO MANAGEMENT AND TRUSTEES

A. Board Review of Significant Remedial Action and Annual Report

In connection with ADAM advised funds, local compliance officers will, at least annually, inform the Funds' Board of Directors or Trustees as well as ADAM senior management, of any significant remedial action taken in response to a violation of the Code. A significant remedial action means any action that has a significant financial effect on the violator, such as a material disgorgement of profits, imposition of a significant fine, demotion, suspension or termination.

The annual report will, at a minimum contain the following:

1. A summary of existing procedures concerning personal investing and any changes in the procedures made during the past year;

2. A description of any issues arising under the Code of Ethics or procedures since the last report to the Funds' Board, as the case may be, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations, and;

3. Certify that ADAM, and its affiliates, have adopted procedures reasonably necessary to prevent all employees from violating the Code.

XIV. RECORDKEEPING REQUIREMENTS

ADAM shall maintain and preserve in an easily accessible place:

A. A copy of this Code, or any other Code of Ethics, that was in effect within the previous 5 years.

B. A record of any violation of this Code and of any action taken as a result of such violation for a period of 5 years following the end of the reporting year in which the violation occurs.

C. A record of any decision, and the reasons supporting the decision, that were used to approve an employee's trade that was deemed an exception to the provisions of this Code.

D. A copy of each report submitted under this Code for a period of 5 years.

E. A list of all persons who are, or within the past 5 years were, subject to the reporting requirements of the Code.

Appendix I

ALLIANZ DRESDNER ASSET MANAGEMENT OF AMERICA

Insider Trading Policy and Procedures

Section I. Policy Statement on Insider Trading

A. Policy Statement on Insider Trading

Allianz Dresdner Asset Management of America L.P. ("ADAM") and its division or its subsidiaries, including, Allianz Hedge Fund Partners L.P., Allianz Private Client Services LLC, Allianz Private Equity Partners LLC, Cadence Capital Management LLC, Nicholas-Applegate Capital Management LLC, NFJ Investment Group L.P., OCC Distributors LLC, OpCap Advisors LLC, Oppenheimer Capital LLC, PIMCO Advisors Fund Management LLC, PIMCO Advisors Managed Accounts LLC, PIMCO Advisors Retail Holdings LLC, PIMCO Advisors CD Distributors LLC, and PIMCO Equity Advisors LLC,, collectively, the Company, ADAM or ADAM Advisers) forbid any of their officers, directors or employees from trading, either personally or on behalf of others (such as, mutual funds and private accounts managed by an ADAM Advisor), on the basis of material non-public information or communicating material non-public information to others in violation of the law. This conduct is frequently referred to as "insider trading". This is a group wide policy.

The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the situation when a person trades while aware of material non-public information or communicates material non-public information to others in breach of a duty of trust or confidence.

While the law concerning insider trading is not static, it is generally understood that the law prohibits:

(1) trading by an insider, while aware of material, non-public information; or

(2) trading by a non-insider, while aware of material, non-public information, where the information was disclosed to the non-insider in violation of an insider's duty to keep it confidential; or

(3) communicating material, non-public information to others in breach of a duty of trust or confidence.

This policy applies to every such officer, director and employee and extends to activities within and outside their duties at the Company. Every officer, director and employee must read and retain this policy statement. Any questions regarding this policy statement and the related procedures set forth herein should be referred to your local compliance officer.

The remainder of this memorandum discusses in detail the elements of insider trading, the penalties for such unlawful conduct and the procedures adopted by the Company to implement its policy against insider trading.

1. To Whom Does This Policy Apply?

This Policy applies to all employees, officers and directors (direct or indirect) of the Company ("Covered Persons"), as well as to any transactions in any securities participated in by family members, trusts or corporations controlled by such persons. In particular, this Policy applies to securities transactions by:

- the Covered Person's spouse;

- the Covered Person's minor children;

- any other relatives living in the Covered Person's household;

- a trust in which the Covered Person has a beneficial interest, unless such person has no direct or indirect control over the trust;

- a trust as to which the Covered Person is a trustee;

- a revocable trust as to which the Covered Person is a settlor;

- a corporation of which the Covered Person is an officer, director or 10% or greater stockholder; or

- a partnership of which the Covered Person is a partner (including most investment clubs) unless the Covered Person has no direct or indirect control over the partnership.

2. What is Material Information?

Trading on inside information is not a basis for liability unless the information is deemed to be material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities.

Although there is no precise, generally accepted definition of materiality, information is likely to be "material" if it relates to significant changes affecting such matters as:

- dividend or earnings expectations;

- write-downs or write-offs of assets;

- additions to reserves for bad debts or contingent liabilities;

- expansion or curtailment of company or major division operations;

- proposals or agreements involving a joint venture, merger, acquisition;

- divestiture, or leveraged buy-out;

- new products or services;

- exploratory, discovery or research developments;

- criminal indictments, civil litigation or government investigations;

- disputes with major suppliers or customers or significant changes in the relationships with such parties;

- labor disputes including strikes or lockouts;

- substantial changes in accounting methods;

- major litigation developments;

- major personnel changes;

- debt service or liquidity problems;

- bankruptcy or insolvency;

- extraordinary management developments;

- public offerings or private sales of debt or equity securities;

- calls, redemptions or purchases of a company's own stock;

- issuer tender offers; or

- recapitalizations.

Information provided by a company could be material because of its expected effect on a particular class of the company's securities, all of the company's securities, the securities of another company, or the securities of several companies. Moreover, the resulting prohibition against the misuses of "material" information reaches all types of securities (whether stock or other equity interests, corporate debt, government or municipal obligations, or commercial paper) as well as any option related to that security (such as a put, call or index security).

Material information does not have to relate to a company's business. For example, in Carpenter v. U.S., 108 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a reporter for The Wall Street Journal was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not.

3. What is Non-public Information?

In order for issues concerning insider trading to arise, information must not only be "material", it must be "non-public". "Non-public" information is information which has not been made available to investors generally. Information received in circumstances indicating that it is not yet in general circulation or where the recipient knows or should know that the information could only have been provided by an "insider" is also deemed "non-public" information.

At such time as material, non-public information has been effectively distributed to the investing public, it is no longer subject to insider trading restrictions. However, for "non-public" information to become public information, it must be disseminated through recognized channels of distribution designed to reach the securities marketplace.

To show that "material" information is public, you should be able to point to some fact verifying that the information has become generally available, for example, disclosure in a national business and financial wire service (Dow Jones or Reuters), a national news service (AP or UPI), a national newspaper (The Wall Street Journal, The New York Times or Financial Times), or a publicly disseminated disclosure document (a proxy statement or prospectus). The circulation of rumors or "talk on the street", even if accurate, widespread and reported in the media, does not constitute the requisite public disclosure. The information must not only be publicly disclosed, there must also be adequate time for the market as a whole to digest the information. Although timing may vary depending upon the circumstances, a good rule of thumb is that information is considered non-public until the third business day after public disclosure.

Material non-public information is not made public by selective dissemination. Material information improperly disclosed only to institutional investors or to a fund analyst or a favored group of analysts retains its status as "non-public" information which must not be disclosed or otherwise misused. Similarly, partial disclosure does not constitute public dissemination. So long as any material component of the "inside" information possessed by the Company has yet to be publicly disclosed, the information is deemed "non-public" and may not be misused.

Information Provided in Confidence. It is possible that one or more directors, officers, or employees of ADAM may become temporary "insiders" because of a duty of trust or confidence. A duty of trust or confidence can arise: (1) whenever a person agrees to maintain information in confidence; (2) when two people have a history, pattern, or practice of sharing confidences such that the recipient of the information knows or reasonably should know that the person communicating the material non-public information expects that the recipient will maintain its confidentiality; or (3) whenever a person receives or obtains material non-public information from certain close family members such as spouses, parents, children and siblings. For example, personnel at ADAM may become insiders when an external source, such as a company whose securities are held by one or more of the accounts managed by an ADAM Adviser, discloses material, non-public information to ADAM Adviser's portfolio managers or analysts with the expectation that the information will remain confidential.

As an "insider", ADAM has a duty not to breach the trust of the party that has communicated the "material, non-public" information by misusing that information. This duty may arise because an ADAM Adviser has entered or has been invited to enter into a commercial relationship with the company, client or prospective client and has been given access to confidential information solely for the corporate purposes of that company, client or prospective client. This duty remains whether or not an ADAM Adviser ultimately participates in the transaction.

Information Disclosed in Breach of a Duty. Analysts and portfolio managers at an ADAM Adviser must be especially wary of "material, non-public" information disclosed in breach of corporate insider's duty of trust or confidence that he or she owes the corporation and shareholders. Even where there is no expectation of confidentiality, a person may become an "insider" upon receiving material, non-public information in circumstances where a person knows, or should know, that a corporate insider is disclosing information in breach of a duty of trust and confidence that he or she owes the corporation and its shareholders. Whether the disclosure is an improper "tip" that renders the recipient a "tippee" depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure. In the context of an improper disclosure by a corporate insider, the requisite "personal benefit" may not be limited to a present or future monetary gain. Rather, a prohibited personal benefit could include a reputational benefit, an expectation of a "quid pro quo" from the recipient or the recipient's employer by a gift of the "inside" information.

A person may, depending on the circumstances, also become an "insider" or "tippee" when he or she obtains apparently material, non-public information by happenstance, including information derived from social situations, business gatherings, overheard conversations, misplaced documents, and "tips" from insiders or other third parties.

4. Identifying Material Information

Before trading for yourself or others, including investment companies or private accounts managed by the Company, in the securities of a company about which you may have potential material, non-public information, ask yourself the following questions:

i. Is this information that an investor could consider important in making his or her investment decisions? Is this information that could substantially affect the market price of the securities if generally disclosed?

ii. To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in The Financial Times, Reuters, The Wall Street Journal or other publications of general circulation?

Given the potentially severe regulatory, civil and criminal sanctions to which you the Company and its personnel could be subject, any director, officer and employee uncertain as to whether the information he or she possesses is "material non-public" information should immediately take the following steps:

i. Report the matter immediately to a Compliance Officer or the Chief Legal Officer of ADAM;

ii. Do not purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by an ADAM Adviser; and

iii. Do not communicate the information inside or outside the Company, other than to a Compliance Officer or the Chief Legal Officer of ADAM.

After the Compliance Officer or Chief Legal Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication or will be allowed to trade and communicate the information.

5. Penalties for Insider Trading

Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include: civil injunctions, treble damages, disgorgement of profits, jail sentences, fines for the person who committed the violation of up to three times, the profit gained or loss avoided, whether or not the person actually benefited, and fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

In addition, any violation of this policy statement can be expected to result in serious sanctions by the Company, including dismissal of the persons involved.

Section II. Procedures to Implement the Policy Against Insider Trading

A. Procedures to Implement the Policy Against Insider Trading

The following procedures have been established to aid the officers, directors and employees of an ADAM Adviser in avoiding insider trading, and to aid an ADAM Adviser in preventing, detecting and imposing sanctions against insider trading. Every officer, director and employee of an ADAM Adviser must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties.

Trading Restrictions and Reporting Requirements

1. No employee, officer or director of the Company who is aware of material non-public information relating to the Company or any of its affiliates or subsidiaries, including Allianz AG, may buy or sell any securities of the Company, including Allianz AG, or engage in any other action to take advantage of, or pass on to others, such material non-public information.

2. No employee, officer or director of the Company who is aware of material non-public information which relates to any other company or entity in circumstances in which such person is deemed to be an insider or is otherwise subject to restrictions under the federal securities laws may buy or sell securities of that company or otherwise take advantage of, or pass on to others, such material non-public information.

3. No employee, officer or director of ADAM shall engage in a securities transaction with respect to the securities of Allianz AG, except in accordance with the specific procedures published from time to time by ADAM.

4. No employee shall engage in a personal securities transaction with respect to any securities of any other company, except in accordance with the specific procedures set forth in ADAM's Code of Ethics.

5. Employees shall submit reports concerning each securities transaction in accordance with the terms of the Code of Ethics and verify their personal ownership of securities in accordance with the procedures set forth in the Code of Ethics.

6. Because even inadvertent disclosure of material non-public information to others can lead to significant legal difficulties, officers, directors and employees of ADAM should not discuss any potentially material non-public information concerning ADAM or other companies, including other officers, employees and directors, except as specifically required in the performance of their duties

B. Chinese Wall Procedures

The Insider Trading and Securities Fraud Enforcement Act in the US require the establishment and strict enforcement of procedures reasonably designed to prevent the misuse of "inside" information1. Accordingly, you should not discuss material non-public information about ADAM or other companies with anyone, including other employees, except as required in the performance of your regular duties. In addition, care should be taken so that such information is secure. For example, files containing material non-public information should be sealed; access to computer files containing material non-public information should be restricted.

C. Resolving Issues Concerning Insider Trading

The federal securities laws, including the US laws governing insider trading, are complex. If you have any doubts or questions as to the materiality or non-public nature of information in your possession or as to any of the applicability or interpretation of any of the foregoing procedures or as to the propriety of any action, you should contact your Compliance Officer. Until advised to the contrary by a Compliance Officer, you should presume that the information is material and non-public and you should not trade in the securities or disclose this information to anyone.

Appendix II

GUIDANCE ON BENEFICIAL OWNERSHIP

1. Securities Held By Family Members

    (a) Example 1-A:

X and Y are married.  Although Y has an independent source of income from a family inheritance and segregates her funds from those of her husbands, Y contributes to the maintenance of the family home.  X and Y have engaged in joint estate planning and have the same financial adviser.  Since X and Y's resources are clearly significantly directed towards their common property, they will be deemed to be beneficial owners of each other's securities.

    (b) Example 1-B:

X and Y are separated and have filed for divorce. Neither party contributes to the support of the other.  X has no control over the financial affairs of his wife.  Neither X nor Y is a beneficial owner of the other's securities.

    (c) Example 1-C:

X's adult son Z lives in X's home.  Z is self-supporting and contributes to household expenses.  X is a beneficial owner of Z's securities.

    (d) Example 1-D:

X's mother A lives alone and is financially independent.  X has power of attorney over his mother's estate, pays all her bills and manages her investment affairs.  X borrows freely from A without being required to pay back funds with interest, if at all.  X takes out personal loans from A's bank in A's name, the interest from such loans being paid from A's account.  X is a significant heir of A's estate.  X is a beneficial owner of A's securities.

 2. Securities Held by a Company

    (a) Example 2-A:

O is a holding company with 5 shareholders.  X owns 30% of the shares of the company.  Although O does no business on its own, it has several wholly-owned subsidiaries which manufacture oil- related products.  X has beneficial interest in the securities owned by O.

 3. Securities Held in Trust

    (a) Example 3-A:

X is trustee of a trust created for his two minor children.  When both of X's children reach 21, each will receive an equal share of the corpus of the trust.  X is a beneficial owner of the securities in the trust.

    (b) Example 3-B:

X is trustee of an irrevocable trust for his daughter.  X is a director of the issuer of the equity securities held by the trust.  The daughter is entitled to the income of the trust until she is 25 years old, and is then entitled to the corpus.  If the daughter dies before reaching 25, X is entitled to the corpus.  X should report the holdings and transactions of the trust as his own.

appendix iii

GUIDANCE ON SHORT TERM PROFIT RECOVERY

Portfolio Employees Only

Section VII.d. of the Code provides for the disgorgement of any profit realized by Portfolio Employee (e.g. portfolio managers, research analysts, traders) on transactions in the same or equivalent security within 30 days.  This applies to the purchase and sale (or sale and purchase) of a security within a 30-day period in any beneficially owned account.

The following are various questions and answers to help you understand this provision.  If you have any further questions regarding this provision, you should contact your local compliance officer.

Q. How is the 30-day period measured?

A. A purchase or sale is ordinarily deemed to occur on trade date.  If the purchase is considered to be made on day 0, day 31 is the first day a sale of those securities may be made without regard to the profit of recovery rule.

Q. How are profits measured when there is a series of purchases and sales within the 30 calendar day period?

A. A series of purchases and sales will be measured on a first-in, first-out basis until all purchases and sale transactions within a 30-day period are matched.  The sum of the profits realized on these paired purchases and sales will be subject to disgorgement.  No reduction will be made for losses.

Q. In calculating the amount of profit that can be recovered, does it matter in what order the transactions occur?

A. No, even if the sale precedes the purchase, these transactions will be matched if they occur with a 30-day period.

Q. Is the short sale of a security considered a sale?

A. Yes, a short sale is considered a sale for all purposes (reporting, pre-clearance, and the 30-day profit recovery rule).  It is important to keep in mind that when the profits are computed under the 30-day rule, the order of the transactions is not relevant in calculating profit; for example, a sale (or short sale) can be matched against a subsequent purchase.  Please note that naked short sales are prohibited under the Code of Ethics.

Derivative Transactions

For the purposes of reporting, pre-clearance and the 30-day profit recovery rule, a transaction in any put or call option (except an option on an exempt security or index) or any future on a security (except a future on an exempt security or index), will be treated as a derivative transaction.  For the purposes of this Code, derivative transactions will be divided into two categories: "call equivalent positions" and "put equivalent positions".  A "call equivalent position" is treated as a purchase of the underlying security.  Conversely, a "put equivalent position" is treated as a sale of the underlying security.  Please note that writing or acquiring naked options are prohibited under the Code of Ethics.

APPENDIX IV

ALLIANZ DRESDNER ASSET MANAGEMENT OF AMERICA #9; #9;

PRIVACY POLICY

We consider customer privacy to be a fundamental aspect of our relationship with clients. We are committed to maintaining the confidentiality, integrity and security of our current, prospective and former clients' personal information. We have developed policies designed to protect this confidentiality, while allowing client needs to be served.

In the course of providing you with products and services, we may obtain non-public personal information about you. This information may come from sources such as account applications and other forms, from other written, electronic or verbal correspondence, from your transactions, from your brokerage or financial advisory firm, financial adviser or consultant, and/or from information captured on our internet web sites.

We do not disclose any personal or account information provided by you or gathered by us to non-affiliated third parties, except as required or permitted by law. As is common in the industry, non-affiliated companies may from time to time be used to provide certain services, such as preparing and mailing prospectuses, reports, account statements and other information, conducting research on client satisfaction and gathering shareholder proxies. We may also retain non-affiliated companies to market our products and enter in joint marketing agreements with other companies. These companies may have access to your personal and account information, but are permitted to use the information solely to provide the specific service or as otherwise permitted by law. We may also provide your personal and account information to your brokerage or financial advisory firm and/or to your financial adviser or consultant.

We do reserve the right to disclose or report personal information to non-affiliated third parties, in limited circumstances, where we believe in good faith that disclosure is required under law to cooperate with regulators or law enforcement authorities, to protect our rights or property or upon reasonable request by any mutual fund in which you have chosen to invest. In addition, we may disclose information about you or your accounts to a non-affiliated third party at your request or if you consent in writing to the disclosure.

We may share client information with our affiliates in connection with servicing your account or to provide you with information about products and services that we believe may be of interest to you. The information we share may include, for example, your participation in our mutual funds or other investment programs, your ownership of certain types of accounts (such as IRAs), or other data about your accounts. Our affiliates, in turn, are not permitted to share your information with non-affiliated entities, except as required or permitted by law.

We take seriously the obligation to safeguard your non-public personal information. We have implemented procedures designed to restrict access to your non-public personal information to our personnel who need to know that information to provide products or services to you. To guard your non-public personal information, physical, electronic and procedural safeguards are in place.

*This privacy policy is applicable to the following entities: ADAM of America L.P, Allianz Hedge Fund Partners L.P., Allianz Private Client Services LLC, Allianz Private Equity Partners LLC, Cadence Capital Management LLC, Nicholas-Applegate Capital Management LLC, NFJ Investment Group L.P., OCC Distributors LLC, OpCap Advisors LLC, Oppenheimer Capital LLC, PIMCO Advisors Fund Management LLC, PIMCO Advisors Managed Accounts LLC, PIMCO Advisors Retail Holdings LLC, PIMCO Advisors CD Distributors LLC, PIMCO Equity Advisors LLC, PIMCO Funds: Multi-Manager Series; PIMCO Funds: Pacific Investment Management Series; PIMCO Specialty Markets; PIMCO Commercial Mortgage Securities Trust, Inc., the OCC Accumulation Trust; and the Municipal Advantage Fund, Inc.

APPENDIX V

INSTRUCTIONS FOR USING iTRADE

Welcome to iTrade, the automated software system that enables eligible employees the ability to receive quick and efficient notification that their personal transaction request is permitted for trading through the employee's personal brokerage account. Pre-clearance for all eligible employees is based upon requirements contained within the ADAM Code of Ethics (the "Code"). It is important that each employee read and understand the Code of Ethics so that you are fully aware of what the Code requires.

The Code is based upon the principle that officers and employees of ADAM and its affiliated divisions and subsidiaries owe a fiduciary duty to both the shareholders of the registered investment companies and all other clients where ADAM serves as an advisor or sub-advisor ("Advisory Clients"). Accordingly, all employees must avoid activities, interests and relationships that might interfere or appear to interfere with making decisions in the best interest of our Advisory Clients.

In order to assist the ADAM-NY and Nicholas-Applegate Compliance Departments with administering the Code, all employees that are located in a New York operating entity as well as within Nicholas-Applegate are required to pre-clear every personal transaction through the iTrade system. Transactions that are excluded from having to be entered into iTrade are those transactions that are for Exempt Securities, i.e. direct obligations of the U.S. Government, certificates of deposit, shares of registered open-ended investment companies, ETF's, exchange traded futures and options on broadly-based indices. For a complete listing of Exempt Securities, please refer to the Code.

Below are instructions on how to begin using the iTrade system, and instructions on how to enter electronically Personal Securities Transaction Requests.

A. Logging into iTrade (New York based employees only)

To begin using iTrade, you must first launch your Internet Explorer Web browser. Once the Internet Explorer Web browser has been launched, click on the Compliance section of the ADAM Intranet. In the compliance section click on the New York Employee Personal Trading link, shown below.

*New York Employee Personal Training

At the Login Screen, type your Employee Code (the name by which you are known to iTrade) and your Password. Your iTrade Employee Code is the first letter of your first name followed by the first 7 letters of your last name. PLEASE CALL THE HELPDESK AT EXT. 3444 FOR YOUR PASSWORD. Employees should change their password after initially logging in.  Password resets can also be handled by the helpdesk. For visual security, asterisks appear in place of your password characters.

B. To Change your iTrade Password

Click on the Change Password hyperlink on the left frame of the browser screen.

Step 1: Enter the following information in the fields provided:

Current Password;

New Password;

Verify New Password (to assure that you didn't enter it incorrectly).

Step 2: Click on the [Change] button. You will either be informed that your password has been changed or you will be given a reason why it could not be changed.

Once your correct Login Name and Password are entered, click on the [Login] button.

If you receive the message "iTrade is currently unavailable", this indicates that iTrade is not available at the current time. iTrade is only available from 8:00am to 8:00pm EST. Please try again during these hours.

C. Initial Brokerage Account Certification

When you login to iTrade for the first time, you will be shown a list of brokerage account number(s) that have been associated to your name within iTrade. The list of account(s) represents all accounts that each employee has previously reported to Compliance, based upon the employee's determination that he or she has Beneficial Ownership. Beneficial Ownership is determined if the employee has an opportunity to directly benefit or share in any profit derived from any security transactions within the account, i.e. Accounts held in the name of the employee, and immediate family sharing the same household including spouse, child, stepchild, grandchild, parent, etc. All accounts where the employee is deemed to have Beneficial Ownership are subject to the requirements of the Code.

You will be asked to review the list of accounts and submit a certification that all of your Brokerage Accounts have been properly identified within iTrade. You must submit the electronic certification within 10 days from the date of your first transaction is entered into iTrade.

To certify the list of accounts, choose one of the following options:

1. If the information is complete and accurate, click the [Certify Now] button.

2. If the information is incorrect and/or needs to be revised click the [Certify Later] button and report any errors or additional brokerage accounts to the Compliance Department.

CTI iTrade
Brokerage Accounts Certification
May 7, 2001	Account Number	Account Name	Broker Name
Tom Dong	55590909	Dong Tom	Paine Webber/Coleman
Help	646464664646	PXTRDS	Charles Schwab
Logout
I certify that this statement reflects all brokerage accounts in my household.
	Certify Now	Certify Later

D. Submitting a Trade Request

Once you have completed the Brokerage Account Certification, iTrade will bring you to the "Request Screen". In order to submit a request for pre-clearance, all required fields must be completed. The required fields are as follows:

1. Selecting the Security

To enter a trade request, you must first enter a ticker symbol in the appropriate field for the security you wish to buy or sell. In order to identify the ticker in the security list, select the ticker for the trade request from the Security Lookup screen:

This can be done several ways:

(a) If you know the ticker of the security:

Step 1: Type in the ticker and then Click on the [Lookup] button to the right hand side of the field. The system will give you the choices that are close to, or match what you typed in.

Step 2: Select the ticker of the security you wish to trade by clicking on the hyperlink.

Step 3: CTI iTrade will fill in the Security Name, Security CUSIP and Security Type automatically on the Trade Request.

(b) If you don't know the full ticker of the security you would like to trade:

Step 1: Type in the first few letters followed by an asterisk* and then Click the [Lookup] button

For Example: If you want to buy shares of Intel and all you remember are the first few
Letters, type in int* then hit [Lookup]

Step 2: If any tickers are found they are displayed on a new screen.
Select the hyperlink of the one you want.

Step 3: CTI iTrade will automatically fill in the Security Name, Security CUSIP and Security Type on the Trade Request.

(c) If you only know the name of the security you would like to trade:

Step 1: Go to the Security Name field, type in an asterisk *, a few letters of the name and another asterisk * (For Example: for American Brands type in *amer*)

Step 2: Any securities whose name have 'amer' in them will be displayed. Select the hyperlink of the one you want.

Step 3: CTI iTrade will automatically fill in the Ticker, Security Name, Security CUSIP and Security Type on the Trade Request.

 (d) If the security you would like to trade is not located in the [Lookup] Screen you will need to contact the Compliance Hot-Line at (212) 762-3186. The Compliance Department will add the security to iTrade, so that it can determine if the trade request is permissible.

CTI iTrade
The following securities match you criteria. Please click the ticker you wish to trade.
January 30, 2001
Carol Becket
Request Screen	Ticker	Security Type	Security Name	Security Cusip
Help	IGGA	Common Stock	IGUANA GAMING	29832202
View Ethics Code	INTC	Common Stock	INTEL	666433226
Add Brokerage Account	INTCC0998	Call Option	INTEL Call 60 9/98	6364322256
Change Password
Logout
Create New Security

2. Completing the Request on iTrade

In order to complete the Request Screen, the following fields must be completed:

(a) Brokerage Account - Click on the dropdown arrow to the right of the field and select the account to be used for the trade.

(b) Transaction Type - Click on the dropdown arrow to the right of the field and select the type of transaction you wish to make: Buy, Sell, Cover Short, or Sell Short. (NOTE: if you are a Portfolio Employee of any ADAM Advisor, you are not permitted to effect Short sales, puts, calls, straddles, or options. Please refer to Code for additional information on the restrictions that apply to this group of employees).

(c) #9; Price - Fill in the anticipated price at which you expect to execute the trade.

May 7, 2003	CTI iTrade Please Enter Your Trade Request:
Tom Dong
Request Screen	Ticker INTC	Lookup
Help	Security Name INTEL
Security Cusip 666433226
View Ethics Code
Security Type CS: Common Stock \/
Change Password	Brokerage Account 55590909 \/
Logout	Transaction Type Buy \/
Price 45
Quantity 100
Request Date 5/7/2001
	Submit Request	Clear Screen

3. Submitting the Request on iTrade

Once all the required fields on the iTrade Request Screen have been completed:

Step 1: Click the [Submit Request] button to send the request through iTrade.

Step 2: A grid displaying the transactional information will appear. Review the information and Click on the [Confirm] button if all appears correct.

You are about to make the following request:
Ticker:	INTC
Security Type:	Common Stock
Cusip:	666433226
Security Name:	INTEL
Transaction Type:	Buy
Brokerage Account:	MINE01
Price:	5.0000
Quantity	125.0000
Request Date:	1/30/2001

Confirm

Cancel

Step 3: A screen will appear confirming whether or not the trade request has been pre-cleared/approved for trading through the employee's personal brokerage account. If the transaction has been denied, a message box will appear that offers a general explanation. If you have any questions about a denial, please contact the Compliance Hot-Line at (212) 762-3186.

If the transaction has been approved, print out the confirmation as a record of the trade. You may now proceed and execute the Transactions in your personal brokerage account.

To continue with another transaction request, click on [Return To Request]. Otherwise, you can log-out of iTrade.

4. Exiting Without Submitting the Trade Request

If a decision is made to not submit the trade request before clicking the [Confirm] button, simply exit from the browser by clicking on the Logout hyperlink on the lower left side of the screen (or click the X button in the upper right corner of the screen).

 5. Starting Over

To clear everything on the screen and start over, Click the [Cancel] button on the confirmation screen. This will bring you back to the trade request screen. Click the [Clear Screen] button and enter a new trade request.

6. View Code of Ethics

To view the ADAM Code of Ethics in iTrade, Click on the View Ethics Code hyperlink on the left frame of your browser screen. If you have any questions please call the Compliance Hot-Line at (212)762-3186 or your local Nicholas-Applegate compliance officer.

APPENDIX VI

Allianz Dresdner Asset Management of America L.P.

Designated Brokerage Program--Offered by Charles Schwab

Schwab as a Designated Broker

Allianz Dresdner Asset Management of America L.P., and its affiliated divisions or subsidiaries ("ADAM")1 have chosen Schwab as a designated broker based on the level of services that Schwab offers at competitive prices and a high level of service to its clients.

- Charles Schwab started the business over 25 years ago with the goal of offering an alternative to traditional full-commission brokerage. His vision was to become one of the most useful and ethical financial service firms in the world.

- Unlike traditional firms, Schwab professionals are not commission based. So, whether a Schwab Investment Consultant is helping you develop a financial plan, choose investments, or invest for retirement, you can be assured that he or she is working in your best interest.

- This no pressure, no-conflict-of-interest approach sets Charles Schwab & Co., Inc. apart from the industry. And it has resulted in more than 7 million Schwab investors worldwide.

As a Schwab customer, you'll enjoy:

- Access to Schwab's extensive local branch network with over 370 branches nationwide

- A full range of self-directed retirement plans, including Traditional, Roth, SEP, SIMPLE, Rollover IRAs and Qualified Retirement Plan (QRP)

- Personalized assistance from Schwab Investment Consultants

- A broad array of investment choices, including stocks, options and mutual funds

- Schwab's Mutual Fund OneSource Service which includes over 1,000 no-load Mutual Funds, including certain PIMCO products and funds from other prominent fund families, all available without transaction fees**

- Convenient services such as online bill payment, electronic money transfers and automated trading

Fixed Income Investments:

- Schwab BondSource offers a large range of fixed income investments including U.S. Treasuries, zero-coupon STRIPs, corporate bonds, tax-free municipal bonds, hybrid preferred securities, CDs and bond mutual funds/unit investment trusts

- Schwab Bond Consultants can help you structure a bond portfolio to meet your objectives while also helping you reduce the risks associated with fluctuations in interest rates

- Call 1-800-626-4600 to speak to a Bond Consultant today

As an ADAM employee, your special benefits include:

- Toll-free access to an assigned Schwab service team at 1-888-621-3933 and a customized website to meet your financial needs: www.schwabdesignatedbrokerage.com/23262

- Preferred rates on financial planning and consultation services***

- Preferred pricing on trades placed at Charles Schwab & Co., Inc.

- Account Maintenance Fee waiver through December 2003

- Reduced account minimum requirement to $2,500**** for Schwab One accounts

- Customized seminars and workshops on investing, retirement, estate planning and online investing

- Customized seminars and workshops on investing, retirement, estate planning and online investing

*Allianz Dresdner Asset Management of America L.P. its affiliated divisions or subsidiaries includes employees from the following operating entities: Allianz Hedge Fund Partners L.P., Allianz Private Client Services LLC, Allianz Private Equity Partners, Inc., OCC Distributors LLC, Oppenheimer Capital LLC, PIMCO Advisors Fund Management LLC, PIMCO Advisors Managed Accounts LLC, PIMCO Advisors Retail Holdings LLC, PIMCO Advisers CD Distributors LLC, and PIMCO Equity Advisors LLC.

**Schwab's short-term transaction fee will be charged on redemptions of funds (except certain SchwabFunds) bought through Schwab's Mutual Fund OneSource® service (and certain other funds) with no transaction fee and held for 180 days or less. If you pay a transaction fee to purchase a fund, you will also pay a transaction fee when you sell it as well. Schwab reserves the right to change the funds we make available without transaction fees and to reinstate fees on any funds. Schwab receives remuneration from participating fund companies. Fund shares may be purchased from the fund company directly with no transaction fee.

-You must open a brokerage account to receive these services. Your account will be a brokerage account and not an investment advisory account. The Personal Financial Plan service, however, is a separate investment advisory service regulated under the Investment Advisers act of 1940.

****The standard minimum opening is $10,000 for Schwab One accounts. If you are opening a Schwab One account between $2,500-$4,999, please either call 1-888-621-3933 or mail your application to Charles Schwab & Co., Inc. P.O. Box 2976, Phoenix, AZ 85062-2976.

Preferred Pricing for Allianz Dresdner Asset Management of America L.P

Schwab and ADAM-U.S. have negotiated special pricing for transactions on U.S. equity trades on behalf of all employees of the designated affiliates of ADAM-U.S. This table provides the basic pricing schedule for such transactions.

	QUANTITY	RATE
Broker Assisted Equity Trades:	Up to 9,999 shares; 10,000 shares and over	$0.045 per share; $0.03 per share
Broker Assisted Equity Trades For Stocks under $1.00 Per Share:	All quantities	$39 + 4% of principal
Equity Trades Placed via Electronic** Channels	Up to 1,000 shares; Over 1,000 shares	$19.95; $0.0225 per share
Equity Trades Placed via Electronic** Channels For Stocks Under $1.00 Per Share:	Up to 1,000 shares Over 1,000 shares	$19.95 2% of principal with a $19.95 overriding minimum

Minimum Charge: Overriding minimum commission of $39 for broker assisted trades.

Preferred rates on financial planning and consultation services

Personal Financial Plan1
An in-depth analysis of your financial goals including goal planning, risk management, estate planning, and tax consideration. A professional Investment Consultant thoroughly evaluates your complete financial situation, assesses your goals, and uses the data to develop an actionable financial plan designed to meet your unique needs. Receive a preferred rate of 20% off of Schwab's standard rate*

Schwab Portfolio Consultation
A customized analysis of your entire investment portfolio. A professional Investment Consultant provides financial guidance based on your personal risk tolerance, investment objectives and time horizon. Receive a preferred rate of 20% off of Schwab's standard rate.

Choose Schwab-Call 1-888-621-3933 between 8:30 a.m. and 5:00 p.m. Eastern Time.

Schwab has established a client support line for ADAM-U.S. employees to help you get started. Simply call the toll-free number above to receive assistance with the following:

- Scheduling an initial appointment with a Schwab Investment Consultant

- Opening a Schwab account

- Locating and receiving directions to a local Schwab Investment Center near you

- Finding out about Schwab events in your local area such as workshops, seminars and presentations on a wide variety of investment planning topics

It's easy to open a Schwab account.

The easiest way to open a Schwab account is to call the client support line for ADAM-U.S. employees at the toll-free number above. You'll also find the applications and forms you need in your information package. If you need additional applications or forms, you can call your team or simply:

- Download and print forms-including transfer of account forms-online at www.schwabdesignatedbrokerage.com/23262 OR
- Stop by any local Schwab Investment Center near you

Special Note: If you are opening a Schwab One account between $2,500 - $4,999 please call 1-888-621-3933 or mail your application to Charles Schwab & Co., Inc. P.O. Box 2976, Phoenix, AZ 85062-2976.

**Trades placed via schwab.com, Schwab Wireless and Schwab Software.

Pricing Details for Allianz Dresdner Asset Management of America L.P

- Eligible customers will automatically receive special pricing.

- Accounts managed by an enrolled Investment Manager with Schwab Institutional do not qualify for this offer.

- Certain affiliates of Charles Schwab & Co. are not currently included in this pricing offer.

- Only equity trades placed through schwab.com, Schwab Wireless and Schwab Software will receive discounted pricing. No option trades, penny stock trades or equity trades resulting from option exercises or assignments will be discounted.

1 The Personal Financial Plan service is a separate investment advisory service regulated under the Investment Advisors Act of 1940.

2 You must open a brokerage account to receive these services. Your account will be a brokerage account and not an investment advisory account regulated under the Investment Advisers act of 1940

The closest branches to Allianz Dresdner, Asset Management of America L.P. office locations are listed below. Please be sure to identify yourself as part of the Allianz Dresdner Asset Management of America L.P. or one of its legal entities' Designated Brokerage program.

NEW YORK, NY 1211 Avenue of the Americas	NEW YORK, NY 60 E. 42nd Street Near 5th Avenue	NEW YORK, NY 2 Penn Plaza	NEW YORK, NY 300 Park Avenue at 50th Street
NEW YORK, NY 330 Madison Ave. (by appt. only)	NEW YORK, NY Lincoln Center 1886 Broadway	NEW YORK, NY 1360 Third Street at 77th Street	NEW YORK, NY 46 Wall Street
STAMFORD, CT 300 Atlantic St.	GREENWICH, CT 289 Greenwich Ave. Suite 400

Or, to find a Schwab Investment Center near you call 1-888-621-3933

APPENDIX VII

ALLIANZ DRESDNER ASSET MANAGEMENT OF AMERICA

INITIAL ACKNOWLEDGEMENT CERTIFICATION

CODE OF ETHICS

And
INSIDER TRADING POLICY AND PROCEDURES

I hereby certify that I have read and understand the attached Allianz Dresdner Asset Management of America's Code of Ethics and Insider Trading Policy and Procedures (the "Code"). Pursuant to such Code, I recognize that I must disclose or report all personal securities holdings and transactions required to be disclosed or reported thereunder and comply in all other respects with the requirements of the Code. I understand that any failure to comply in all aspects with the foregoing and these policies and procedures may lead to sanctions including dismissal. I hereby agree to abide by all of the Code's requirements as it relates to my employment with Alliance Dresdner Asset Management of America.

Date: __________________________	______________________________ Signature
______________________________ Print Name

Appendix VII

ALLIANZ DRESDNER ASSET MANAGEMENT OF AMERICA

INITIAL LISTING OF
PERSONAL SECURITIES HOLDINGS AND BROKERAGE ACCOUNTS

I hereby certify that the following is a complete and accurate listing as of the date hereof, of all beneficially owned brokerage accounts or mutual fund accounts with brokerage facilities and Covered Securities held therein. I understand that I must provide this information to my local compliance department no later than ten (10) calendar days after my start date. Failure to comply within this time period will be considered a violation of the ADAM Code of Ethics.

I. Brokerage Accounts Maintained: I maintain the following brokerage accounts or mutual fund accounts with brokerage facilities (list below or attach the most recent account statement containing ALL information required below):

Name of Account	Account Held At	Account Number	Relationship to Account Holder

Use additional sheets if necessary.

II. Securities Owned: List each Covered Security held in the account(s) listed above or attach the most recent brokerage account statement(s) containing ALL information required below:

Name of Security	Type of Security (common stock, bond private placement, etc.)	Number of Shares	Principal Amount	Date Acquired

Use additional sheets if necessary.

Except where exceptional circumstances exist, accounts are required to be held with a Designated Broker. Accordingly, unless I am granted approval to maintain these account outside of a Designated Broker, I agree to transfer them as soon as possible (generally thirty days or less) to a Designated Broker. Pending transfer of these accounts to a Designated Broker, I will not effect any brokerage transactions in these accounts and I will arrange for my local compliance department to receive a duplicate copy of monthly statements for each such account.

III. Request to Maintain Outside Brokerage Accounts: I hereby request approval to maintain one or more of the brokerage accounts listed in Section I above, based on the following: Please check the appropriate box(es).

O The account is independently managed and I am not involved in investment selections through recommendation, advice, prior review or otherwise, or I am a passive beneficiary of the account and am not involved in the investment decisions.

List account(s): _________________________________________________________________
Name of Investment Manager and/or family relationship: _______________________________________________________________________________

O A participant in the account is employed by another asset management firm or brokerage firm that requires the account to be maintained at such firm. I will arrange for duplicate confirmations and monthly statements to be sent to my local compliance department.

List account(s): _________________________________________________________________
O Other (explain) ____________________________________________________
List account(s): _____________________________________________________________

By signing this form, I acknowledge that I have received and understand the ADAM Code of Ethics and Insider Trading Policy and Procedures. I agree to abide by the provisions of the Code and to promptly notify my local compliance department of any changes to the above information.

_______________________________________ (Sign Name)	____/_____/_____ (Date)
________________________________________ (Print Name)
_________________________________________ (Employee Position/Title)
LOCAL COMPLIANCE GROUP:
O Approved	O Not Approved
___________________________________ Signature

Appendix IX

ALLIANZ DRESDNER ASSET MANAGEMENT OF AMERICA
QUARTERLY TRANSACTON REPORT

As an ADAM employee, you are required to report your personal security transactional information to your local compliance department no later than 10 calendar days after the end of each calendar quarter unless the personal security transaction(s), executed in your brokerage account(s), meets one of the following criteria:

1) Your account is maintained with a designated broker whereby your local compliance department is aware of and has access to your personal security transactions via confirms and personal account statements;

2)  Your account is maintained with a non-designated broker that has been approved by your local compliance department whereby the compliance department is receiving duplicate copies of your transactional confirms and personal account statements; or

3)  Your quarterly security transactions involved securities that are exempt1 from the reporting provisions pursuant to the ADAM Code even though such security transactions were executed in an account maintained with an approved non-designated broker that is unable to provide duplicate confirms or personal account statements.

Complete the section of this Form if you have effected a Covered Security transaction in your beneficially owned brokerage or trading account that does not meet any of the above criteria. You must provide this information on such security transactions to your local compliance department no later than the 10th calendar day following the end of the calendar quarter.

The following are my Covered Securities transactions that have not been reported to my local Compliance Department:

Date	Buy/Sell	Security Name (if applicable, interest & maturity date)	Number of Share/Principal Amount	Unit Price	Broker Name	Account Number

By signing this document, I am certifying that I have met the quarterly reporting requirements pursuant to the Allianz Dresdner Asset Management of America's Code in regards to disclosing my beneficially owned brokerage account(s) and any securities transactions that were effected in such account(s) for this quarterly reporting period.

___________ Date	_____________________________________ Signature

1 You do not have to report any transactions that were executed in the following securities: 1) U.S. Government Securities, 2) Bank Certificates of Deposit, 3) Banker's Acceptances, 4) Commercial Paper, 5) High Quality Short-Term Debt Instruments (including repurchase agreements), 6) U.S. Government Agency Securities, 7) Open-end investment companies (mutual funds and ETF's), 8) Closed-end investment companies unless managed by an ADAM Adviser, and 9) Exchange traded futures and options on broadly-based indices.

Appendix X

ALLIANZ DRESDNER ASSET MANAGEMENT OF AMERICA
ANNUAL LISTING OF SECURITIES HOLDINGS
AND CERTIFICATION OF COMPLIANCE

I hereby acknowledge that I have read and understand the Allianz Dresdner Asset Management of America's Code of Ethics and Insider Trading Policy and Procedures (the "Code") and recognize the responsibilities and obligations incurred by my being subject to the Code. Furthermore, I certify that I have complied with the requirements of the Code for the year ended December 31, ____, and that I have disclosed or reported all personal securities holdings and transactions required to be disclosed or reported thereunder, and complied in all other respects with the requirements of the Code

For personal securities account(s) held at Charles Schwab & Co. or a pre-approved non-designated broker(s), I hereby authorize delivery of transactional confirms and account statement(s) in such account(s) to my local compliance department as deemed necessary pursuant to Rule 204-2(a)(12) of the Investment Advisors Act of 1940. I acknowledge that all of my personal securities accounts are reflected completely and accurately as shown below and all securities beneficially owned by me are reflected accurately in such accounts (see below). I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the Code has occurred.

A. Brokerage Accounts Maintained: I maintain the following brokerage accounts or mutual fund accounts with brokerage facilities (list below or attach the most recent account statement containing ALL information required below):

Name of Account	Account Held At	Account Number	Relationship to Account Holder

Use additional sheets if necessary.

B. Securities Owned: Check the applicable box

O My local compliance department has access to my transactions in Covered Securities that are held and traded in my personal securities account(s) with Charles Schwab & Co. or with any other brokerage firm that is providing duplicate copies of transactional confirmations and account statements for my personal securities account(s) to my local compliance department as shown above.

O My local compliance department does not receive any securities holdings or transactional information on my beneficially owned account(s). Therefore, I have attached a list of all Covered Securities that are beneficially owned by me in such account(s) that are shown above.

Date: ___/____/____	___________________________________ Signature
____________________________________ Print Name

Appendix XI

EMPLOYEE TRADE PRECLEARANCE FORM

PLEASE USE A SEPARATE FORM FOR EACH SECURITY

Name of Employee (please print)
Department		Supervisor	Telephone		Date
Broker		Account Number	Telephone ( )		Sales Representative

O Buy O Sell			Ticker Symbol	Price: Limit _______ Market O

Quantity	Issue (Full Security Description)

Portfolio Employee	IPO	Private Placement	Traded Security in Prior 30 days	Short Sale	Special Instructions
O Yes O No	O Yes O No	O Yes O No	O Yes O No	O Yes O No
Approvals
This area reserved for Trading Department use only
Trade Has Been O Approved O Not Approved		Date Approved			Approved By

Legal / Compliance (if required)

Approvals are valid until the close of business on the day approval has been granted. Accordingly, GTC (good till canceled) orders are prohibited. If a trade is not executed by the close of business resubmitting a new preclearance form is required. It is each employee's responsibility to comply with all provisions of the Code. Obtaining preclearance satisfies the preclearance requirements of the Code and does not imply compliance with the Code's other provisions.

Preclearance procedures apply to all employees and their immediate family (as defined by the Code) including: a) all accounts in the name of the employee or the employee's spouse or minor children; b) all accounts in which any of such persons have a beneficial interest; and c) all other accounts over which any such person exercises any investment discretion. Please see the Code for the complete definition of immediate family.

By signing below the employee certifies the following: The employee agrees that the above order is in compliance with the Code of Ethics and is not based on knowledge of an actual client order within the previous three calendar days in the security that is being purchased or sold, or knowledge that the security is being considered for purchase or sale in one or more specific client accounts, or knowledge of a change or pendency of a change of an investment management recommendation. The employee also acknowledges that he/she is not in possession of material, inside information pertaining to the security or issuer of the security.

Employee Signature			Date

PLEASE SEND A COPY OF THIS COMPLETED FORM TO THE
COMPLIANCE DEPARTMENT FOR ALL EXECUTED TRADES

Appendix XII

PRE-CLEARANCE TRADE REQUEST FORM FOR CTI iTrade USERS
CTI iTrade - Microsoft Internet Explorer
File Edit View Favorites Tools Help
Address http://cti/itrade/iTrade.ASP?WCI=tmpLogin&WCU
CTI iTrade
April 9, 2003	Please Enter Your Trade Request:

Request Screen	Ticker ___________	Lookup
Help	Security Name ___________
Security Cusip ___________
View Ethics Code
Security Type ______________ \/
Change Password	Brokerage Account __ \/
Logout	Transaction Type Buy \/
Price ___________
Quantity ___________
Request Date 4/9/2003
	Submit Request	Clear Screen

Appendix XIII

ALLIANZ DRESDNER ASSET MANAGEMENT OF AMERICA
PRIVATE PLACEMENT APPROVAL REQUEST FORM

(Must attach a copy of th eprivate placement memorandum, offering memorandum or any other relevant documents)
Date Submitted: ___/___/___
Employee Name: ___________________________________
Department/Job Title: ___________Entity/EmployeeGroup:_______________________________________

1. Name of the Sponsor's corporation, partnership or other entity: _______________________________________________________________________
a) Name of private placement: _____________________________________________
2. The sponsor's corporation, partnership, or other entity is: O Public O Private
3. Describe the business to be conducted by the issuer of the private placement: ________________________________________________________________________
4. Nature of your participation: O Stockholder O Selling Agent O General Partner O Limited Partner O Other: _________________
5. Have you received, or will you receive "selling compensation" in connection with the transaction? O YES O NO If yes, describe the nature of your compensation: ____________________________
6. Size of offering (if a fund-provide size of fund): ________________________________________
7. Size of your participation as a percentage of total shares or units outstanding: _________________

8. Have you or do you intend to recommend, refer, or solicit others in any way in connection with this investment? O YES O NO

If Yes, please describe: _________________________________________________________________

9. Has this private placement been made available to any client account where either you, or the person you, report to exercise investment discretion? O YES O NO

If no, state why: ______________________________________________________________________

10. Describe how you became aware of this private placement: ___________________________________
11. To the best of your knowledge, will this private placement result in an IPO within the next 12-18 months? O YES O NO

Approved O	Disapproved O	____________________ Division Head Signature	Date: ___/___/___
Approved O	Disapproved O	____________________ Compliance Officer	Date: ___/___/___

EX-99.B(p)(10)

LSV ASSET MANAGEMENT

CODE OF ETHICS AND

PERSONAL TRADING POLICY

JULY 2003

I. GENERAL POLICY

LSV Asset Management ("LSV" or "Adviser") serves as investment adviser to certain assets of investment companies and other asset management accounts (jointly "Investment Vehicles") for a variety of institutional clients ("Advisory Clients").

LSV expects that all natural persons who are employees or consultants ("Staff Members") shall conduct any personal securities transactions consistent with this Code of Ethics and Personal Trading Policy (jointly "Policy") and in such a manner as to avoid any actual or potential conflict of interest or any abuse of a Staff Member's position of trust and responsibility. Staff Members shall not take advantage of their positions and shall place the interests of Advisory Clients first.

Staff Members may be subject to different pre-clearance standards, based on their responsibilities within LSV. As a result, it is important that all Staff Members pay special attention to the definition sections within this Policy as well as sections on restrictions, pre-clearance, and reporting.

Each Staff Member subject to this Policy must read and retain a copy and agree to abide by its terms.

Any questions regarding LSV's policy or procedures should be referred to Tremaine Atkinson, Compliance Officer, (referred to throughout this document as "Compliance").

II. DEFINITIONS

A. Access Person - Staff Members (or employees of any company in a control relationship to LSV) who meet any of the following criteria:

- in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of securities for an Investment Vehicle or whose functions relate to the making of any recommendations with respect to such purchases or sales;

- occupies the position of account or portfolio manager;

- provides or supplies information and/or advice to any such manager;

- executes or helps execute any such manager's decisions;

- in connection with his or her regular functions, obtains contemporaneous information regarding the purchase or sale of securities by or for an Investment Vehicle;

- any natural person in a control relationship to the Adviser who obtains information concerning recommendations made by the Adviser with respect to the purchase or sale of securities for an Investment Vehicle.

B. Associate - any Staff Member who does not fall within the definition of Access Person above.

C. Account - a securities trading account held by a Staff Member, held by a member of the Staff Member's immediate family living in the same household, and any other account over which the Staff Member exercises investment discretion or control.

D. Reportable Security - any security except the following: direct obligations of the Government of the United States; bankers acceptances, bank certificates of deposit, commercial paper and high quality debt instruments, including repurchase agreements; and shares issued by open-end funds.

E. Pre-Clearance Security - equities and any derivatives thereupon (options, futures, etc.); initial public offerings (IPOs); private placement securities.

F. A Security is "being purchased or sold" by any Investment Vehicle from the time a purchase or sale program has been communicated to the person who places the buy and sell orders for the Investment Vehicle until the time when such program has been fully completed or terminated.

III. RESTRICTIONS ON PERSONAL SECURITIES TRANSACTIONS

When buying or selling securities, Staff Members may not employ any device, scheme or artifice to defraud, mislead, or manipulate any Investment Vehicle or Advisory Client.

Access Persons may not purchase or sell, directly or indirectly, any Reportable Security within 3 business days before or after the time that the same (or a related) security is being purchased or sold by Adviser for any Investment Vehicle.

No Staff Member shall profit from the purchase and sale or sale and purchase of a Reportable Security within 60 days of acquiring or disposing of beneficial ownership of that Security. Any profits so realized will be donated to charity. This restriction does not apply to Reportable Securities which are not owned or traded by or on behalf of an Investment Vehicle during the period of time in which the Staff Member's beneficial ownership occurs.

Staff Members may not receive any gift of more than de minimus value (currently $200 per year) from any person or entity that does business with the Adviser on behalf of any Investment Vehicle. This limitation is not intended to apply to meals, local transportation and entertainment received in the normal course of relationship development with such persons or entities. If a Staff Member has any concern regarding whether or not a gift is considered reasonable, he or she should consult with Compliance prior to accepting such a gift.

Staff Members may not serve on the board of directors of any publicly traded company absent prior authorization from the Management Committee of the Adviser which is based on a determination that board service would be consistent with the interests of Investment Vehicles and Advisory Clients.

IV. PRECLEARANCE

Unless specifically provided otherwise, in writing by the review officer, any clearance granted will be valid for a period of 3 business days, which includes the business day on which clearance is granted.

A. Access Persons:

Access Persons must pre-clear the following transactions with the Compliance Officer or his designated delegate:

1. Any transaction in a Pre-Clearance Security;

2. Any sale, cover short or other type of termination of beneficial ownership of a Reportable Security that has been held for less than 60 days.

B. Associates:

Associates must pre-clear the following transactions with the Compliance Officer or his designee:

1. Any sale, cover short or other type of termination of beneficial ownership of a Reportable Security that has been held for less than 60 days.

C. All Staff Members

The following transactions do not have to be pre-cleared:

1. Purchases or sales of instruments that are not Pre-Clearance Securities as defined herein;

2. Purchases or sales over which the Staff Member has no direct or indirect influence or control;

3. Purchases or sales which are non-volitional on the part of either the Staff Member or any Investment Vehicle, including purchases or sales upon exercise of puts or calls written by the Staff Member and sales from a margin account pursuant to a bona fide margin call;

4. Purchases which are part of an automatic dividend reinvestment plan;

5. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer.

6. Transactions effected within any employee stock purchase program available to Staff Members.

Transactions which appear upon reasonable inquiry and investigation to present no reasonable likelihood of harm to any Investment Vehicle and which are otherwise in accordance with Rule l7j-l of the Investment Company Act of 1940 (the "40 Act") shall be entitled to clearance.

V. REPORTING REQUIREMENTS

The following reports are required to be filed with Compliance by all Staff Members for all Accounts that hold Reportable Securities:

1. Duplicate brokerage statements and trade confirmations. It is the responsibility of the Staff Member to ensure that the broker/dealer sends all necessary documents to Compliance. Failure of a broker-dealer to send duplicate reports will not excuse a Staff Member's violation of this Section, unless the Staff Member demonstrates that he or she took every reasonable step to monitor the broker-dealer's compliance. If no such duplicate statement can be supplied, the Staff Member may obtain a special report form from Compliance.

2. If trade confirmations are not received on a timely basis by Compliance, a quarterly report of all transactions in Reportable Securities is required. In addition, Access persons must report quarterly, new accounts in which the Access person holds any type of securities, including the name of the entity with whom the Access Person maintains the account and the date the account was opened.

3. An annual list of holdings of Reportable Securities and, for Access Persons, a list of accounts which hold any type of securities, are to be filed within 30 days after the end of each calendar year.

4. Annual acknowledgement of the Policy.

5. New employees must provide a list of all holdings of Reportable Securities within 10 business days of commencement of employment and, for Access Persons, a list of accounts which hold any type of securities.

VI. COMPLIANCE OFFICER REVIEW DUTIES

Compliance will (i) review the trading activity reports, duplicate statements and/or trade confirmations filed by Staff Members, to ensure that pre-clearance has been appropriately obtained; (ii) review the trading activity of Investment Vehicles; (iii) decide on appropriate disciplinary action in the event of violation of the Policy and reporting of violations to LSV senior management; and (iv) report annually to the board of directors of any investment company clients regarding any issues arising, including material violations of the Policy, sanctions imposed in response to any material violations, and to certify that appropriate procedures are in place.

VII. RECORDKEEPING

All the above mentioned documents are required to be maintained for at least five years after the fiscal year in which they were generated, the first two years in an easily accessible place.

VIII. GUIDELINES ON INSIDER TRADING

All Staff Members are required to refrain from trading on the basis of inside information which may be information about LSV or its clients. This Section outlines basic definitions with which Staff Members should be familiar.

What is "Material" Information?

Information is material when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, if disclosing certain information will have a substantial effect on the price of a company's securities, or on the perceived value of the company or of a controlling interest in the company, the information is material, but information may be material even if it does not have any immediate direct effect on price or value.

What is "Nonpublic" Information?

Information about a publicly-traded security or issuer is "public" when it has been disseminated broadly to investors in the marketplace. Tangible evidence of such dissemination is the best indication that the information is public. For example, information is public after it has become available to the general public through a public filing with the SEC or some other governmental agency, the Dow Jones "tape" or the Wall Street Journal or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

Information about securities that are not publicly traded, or about the issuers of such securities, is not ordinarily disseminated broadly to the public. However, for purposes of this Policy, such private information may be considered "public" private information to the extent that the information has been disclosed generally to the issuer's security holders and creditors. For example, information contained in a private placement memorandum to potential investors may be considered "public" private information with respect to the class of persons who received the memorandum, but may still be considered "nonpublic" information with respect to creditors who were not entitled to receive the memorandum. As another example, a controlling shareholder may have access to internal projections that are not disclosed to minority shareholders; such information would be considered "nonpublic" information.

Who Is an Insider?

Unlawful insider trading occurs when a person with a duty not to take advantage of material nonpublic information violates that duty. A person in possession of such information but not subject to such a duty is not prohibited from trading. Whether a duty exists is a complex legal question. This portion of the Policy is intended to provide an overview only, and should not be read as an exhaustive discussion of ways in which persons may become subject to insider trading prohibitions.

Insiders of a company include its officers, directors (or partners), and employees, and may also include a controlling shareholder or other controlling person. A person who has access to information about the company because of some special trust or other confidential relationship with a company is considered a temporary insider of that company. Investment advisers, lawyers, auditors, financial institutions, and certain consultants and all of their officers, directors or partners, and employees are all likely to be temporary insiders of their clients.

Officers, directors or partners, and employees of a controlling shareholder may be temporary insiders of the controlled company, or may otherwise be subject to a duty not to take advantage of inside information.

What is Misappropriation?

Misappropriation usually occurs when a person acquires inside information about Company A in violation of a duty owed to Company B. For example, an employee of Company B may know that Company B is negotiating a merger with Company A; the employee has material nonpublic information about Company A and must not trade in Company A's shares.

As another example, Staff Members who, because of their association with LSV, receive inside information as to the identity of the companies being considered for investment by Investment Vehicles or by other clients, have a duty not to take advantage of that information.

What is Tipping?

Tipping is passing along inside information; the recipient of a tip (the "tippee") becomes subject to a duty not to trade while in possession of that information. A tip occurs when an insider or misappropriator (the "tipper") discloses inside information to another person, who knows or should know that the tipper was breaching a duty by disclosing the information and that the tipper was providing the information for an improper purpose.

How to Identify Inside Information

Before executing any securities transaction for your personal account or for others, you must consider and determine whether you have access to material, nonpublic information. If you think that you might have access to material, nonpublic information, you should take the following steps:

i. Report the information and proposed trade immediately to Compliance.

ii. Do not purchase or sell the securities on behalf of yourself or others.

iii. Do not communicate the information inside or outside LSV, other than to Compliance.

VIII. CODE OF CONDUCT

1. LSV expects that all Staff Members maintain the highest standard of personal conduct.

2. LSV expects that all Staff Members maintain the confidentiality of all information entrusted by the client, to the fullest extent permitted by law.

3. LSV expects that all Staff Members serve the financial interest of clients and that all recommendations to clients and decisions on behalf of clients shall be made solely in the interest of clients.

4. LSV expects that all Staff Members provide to clients all requested information as well as other information they may need to make informed decisions. All client inquiries shall be answered promptly, completely and truthfully.

5. LSV expects that Staff Members involved in sales situations discuss fully with the prospective client the nature of services provided for compensation received. All financial relationships, direct or indirect between consultants, broker/dealers, plan officials and sponsors or others shall be fully disclosed.

6. LSV expects that all Staff Members comply fully with all statutory and regulatory requirements.

Acknowledgement

I have read and I understand the Policy. I certify that I have, to date, complied and will continue to comply with the Policy. I understand that any violation may lead to sanctions, including my dismissal.

Signature:__________________________________	Date:________________
Name (please print):______________________________